                                               Filed pursuant to Rule 424(b)(5)
                                           File Nos. 333-85119 and 333-85119-01
PROSPECTUS SUPPLEMENT
(To prospectus dated November 17, 1999)
                                                                 [CONSECO LOGO]
                          $855,999,997 (Approximate)
                     Conseco Finance Securitizations Corp.
                                    Seller
                             Conseco Finance Corp.
                                   Servicer
                      Certificates for Home Equity Loans
                                 Series 1999-H

                                --------------

   The trust will issue 19 classes of certificates, 15 of which are offered under this prospectus supplement.

                             Approximate    Pass-Through                   Underwriting     Proceeds to
  Fixed Rate               Principal Amount     Rate      Price to Public    Discount         Seller
  ----------               ---------------- ------------  ---------------  -------------  ---------------
  AF-1....................   $178,634,491       6.45%           99.994210%         0.175%       99.819210%
  AF-2....................   $129,334,162       6.84%           99.993239%         0.225%       99.768239%
  AF-3....................   $ 39,333,268       7.03%           99.980374%         0.300%       99.680374%
  AF-4....................   $ 51,500,000       7.32%           99.979831%         0.350%       99.629831%
  AF-5....................   $ 38,196,744       7.60%(1)        99.993658%         0.475%       99.518658%
  AF-6....................   $ 51,268,000       7.21%           99.966181%         0.350%       99.616181%
  A-IO....................   $      (2)         7.00%           10.680177%         0.100%       10.580177%
  MF-1....................   $ 32,700,000       8.10%           99.989516%         0.500%       99.489516%
  MF-2....................   $ 30,300,000       9.29%(3)        99.999585%         0.600%       99.399585%
  BF-1....................   $ 19,400,000      10.00%(3)        98.749449%         0.700%       98.049449%
  Adjustable Rate
  ---------------
  AV-1....................   $205,778,858        (4)           100.000000%         0.225%       99.775000%
  AV-2....................   $ 28,854,474        (4)           100.000000%         0.250%       99.750000%
  MV-1....................   $ 20,750,000        (4)           100.000000%         0.500%       99.500000%
  MV-2....................   $ 17,200,000        (4)           100.000000%         0.600%       99.400000%
  BV-1....................   $ 12,750,000        (4)           100.000000%         0.700%       99.300000%
                             ------------                 ---------------  -------------  ---------------
  Total...................   $855,999,997                 $865,309,040.83  $2,665,173.18  $862,643,867.65
                             ============                 ===============  =============  ===============

 -------
 (1) If the purchase option or auction sale is not exercised, the Class AF-5 pass-through rate increases by 0.50%.
 (2) The Class A-IO certificates pay interest only. Interest will be based on a notional principal amount. That notional principal amount will equal $90,000,000 or the Class A principal balance, if less, for the first 20 payment dates and will equal zero after that.
 (3) Or the weighted average of the rates on the loans reduced by the amount distributable to the Class A-IO certificates, if less.
 (4) The lesser of one-month LIBOR plus the applicable margin or the available funds pass-through rate, but in no case more than 14%.

  The approximate principal amount of each class listed above may vary plus or minus 5%. Any increase or decrease will be allocated proportionately among all classes. The price to public will be the percentage total in the table above plus any accrued interest beginning on November 30, 1999. The proceeds to seller, before deducting expenses, are estimated to be $425,000.

  Consider carefully the risk factors beginning on page S-15 in this prospectus supplement.

                                --------------
  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

  The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

  The certificates will be delivered on or about November 30, 1999.

  The underwriters named below will offer these securities to the public at the offering price listed on this cover page and they will receive the discount listed above. See "Underwriting" on page S-100 in this prospectus supplement and on page 64 in the prospectus.

                                --------------
   Joint Bookrunners and underwriters of all the certificates, including the
                           Class A-IO certificates:

Banc of America Securities LLC                       Credit Suisse First Boston

                                --------------
           Co-managers, for other than the Class A-IO certificates:

Lehman Brothers
                              Merrill Lynch & Co.
                                                          Prudential Securities

                                --------------

         The date of this prospectus supplement is November 17, 1999.

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                         Page
                                                                         -----
Summary of the Terms of the Certificates................................   S-4
Risk Factors............................................................  S-15
Structure of the Transaction............................................  S-19
Use of Proceeds.........................................................  S-20
The Loans...............................................................  S-20
Yield and Prepayment Considerations.....................................  S-40
Conseco Finance Corp. ..................................................  S-53
Description of the Certificates.........................................  S-54
Description of the Class B-2 Limited Guaranty...........................  S-92
Federal Income Tax Consequences.........................................  S-93
ERISA Considerations....................................................  S-94
Where You Can Find More Information.....................................  S-99
Underwriting............................................................ S-100
Legal Matters........................................................... S-102
Annex I.................................................................   A-1
                                   Prospectus

Important Notice about Information Presented in this Prospectus and the
 Accompanying Prospectus Supplement.....................................     2
The Trust...............................................................     3
Use of Proceeds.........................................................     8
Conseco Finance Corp. ..................................................     9
Conseco Finance Securitizations Corp....................................    10
Yield Considerations....................................................    11
Maturity and Prepayment Considerations..................................    11
Description of the Certificates.........................................    12
Servicing...............................................................    21
Legal Aspects of the Loans; Repurchase Obligations......................    24
ERISA Considerations....................................................    36
Federal Income Tax Consequences.........................................    40
Legal Investment Considerations.........................................    63
Ratings.................................................................    63
Underwriting............................................................    64
Legal Matters...........................................................    65
Experts.................................................................    65
Glossary................................................................    66

  You should rely only on the information contained in this prospectus supplement and prospectus. We and the underwriters have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

  This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Conseco Finance Corp., about our home equity lending business, and about any series of certificates for home equity loans that we may wish to sell. This prospectus supplement contains more detailed information about the specific terms of this series of certificates. If the description of the terms of a certificate varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

  If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Conseco Finance, Conseco Securitizations or an underwriter by asking for it.

  No prospectus regarding these certificates has been or will be published in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulations 1995. These certificates may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments, as principal or agent, for the purpose of their businesses, or
(2) in circumstances that will not constitute or result in an offer of securities to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase certificates or offering certificates for purchase, to any person in the United Kingdom who (1) does not fall within article 8 of the Financial Services Act 1986 (Investment Advisements) (Exemptions) (No. 2) Order 1996 or (2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

  This summary highlights selected information regarding the certificates, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the certificates, read this entire prospectus supplement and the accompanying prospectus. In particular, we will refer throughout this summary to sections of this prospectus supplement or the prospectus, which will contain more complete descriptions of the matters summarized. All of these references will be to sections of this prospectus supplement only unless we note otherwise. We have provided a glossary at the end of the prospectus defining the capitalized terms that we use in this prospectus supplement and in the prospectus.

  Conseco Finance Home Equity Loan Trust 1999-H will issue the classes of certificates listed in the table below. There is currently no underwriting arrangement for those classes of certificates in italics, and we are not offering the Class C certificates. Conseco Securitizations or one of its affiliates initially will retain those classes of certificates, but may sell any or all of them at a later date.

                      Pass-Through    Approximate     S&P   Fitch     Duff &
Class                     Rate      Principal Amount Rating Rating Phelps Rating
-----                 ------------  ---------------- ------ ------ -------------
AF-1.................     6.45%       $178,634,491    AAA    AAA        AAA
AF-2.................     6.84%        129,334,162    AAA    AAA        AAA
AF-3.................     7.03%         39,333,268    AAA    AAA        AAA
AF-4.................     7.32%         51,500,000    AAA    AAA        AAA
AF-5.................     7.60%(1)      38,196,744    AAA    AAA        AAA
AF-6.................     7.21%         51,268,000    AAA    AAA        AAA
A-IO.................     7.00%                (2)    AAAr   AAA        AAA
MF-1.................     8.10%         32,700,000     AA     AA        AA
MF-2.................     9.29%(3)      30,300,000     A      A          A
BF-1.................    10.00%(3)      19,400,000    BBB    BBB        BBB
AV-1.................      (4)         205,778,858    AAA    AAA        AAA
AV-2.................      (5)          28,854,474    AAA    AAA        AAA
MV-1.................      (6)          20,750,000     AA     AA        AA
MV-2.................      (7)          17,200,000     A      A          A
BV-1.................      (8)          12,750,000    BBB    BBB        BBB
B-2..................    10.00%(3)      30,500,003    BBB-   BBB+       BBB
P....................      (9)                 100
C Master.............      (9)
C Subsidiary.........      (9)

--------
(1) If the purchase option or auction sale is not exercised, the Class AF-5 pass-though rate increases by 0.50%.
(2) The Class A-IO certificates pay interest only. Interest will be based on a notional principal amount. That notional principal amount will equal $90,000,000 or the Class A principal balance, if less, for the first 20 payment dates and will equal zero after that.
(3) Or the weighted average of the rates on the loans reduced by the amount distributable to the Class A-IO certificates, if less.
(4) The lesser of one-month LIBOR plus 0.32% or the available funds pass-through rate, but in no case more than 14%.
(5) The lesser of one-month LIBOR plus 0.39% or the available funds pass-through rate, but in no case more than 14%.

(6) The lesser of one-month LIBOR plus 0.69% or the available funds pass-through rate, but in no case more than 14%.
(7) The lesser of one-month LIBOR plus 1.40% or the available funds pass-through rate, but in no case more than 14%.
(8) The lesser of one-month LIBOR plus 3.00% or the available funds pass-through rate, but in no case more than 14%.
(9) The Class P, Class C Master and Class C Subsidiary certificates are not entitled to any distributions of interest.

  We will not issue or sell the certificates unless S&P, Fitch and Duff & Phelps assign to each class at least the rating listed above. The ratings on each class of certificates by S&P, Fitch and Duff & Phelps address the likelihood of timely receipt of interest and ultimate receipt of principal. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. In addition, the ratings do not address the liklihood of payment of the available funds cap carryover amount. The ratings of the Class B-2 certificates are based in part on an assessment of Conseco Finance's ability to make payments under the Class B-2 limited guaranty. Any reduction in the rating of Conseco Finance's debt securities may result in a similar reduction in the ratings of the Class B-2 certificates.

Issuer (Trust)..............  Conseco Finance Home Equity Loan Trust 1999-H.

Seller......................  Conseco Finance Securitizations Corp., 300
                              Landmark Towers, 345 St. Peter Street, Saint
                              Paul, Minnesota 55102, telephone: (651) 293-3400.

Servicer....................  Conseco Finance Corp., 1100 Landmark Towers, 345
                              St. Peter Street, Saint Paul, Minnesota 55102, telephone: (651) 293-3400. Conseco Finance Corp. was previously named Green Tree Financial Corporation. Conseco Finance is a wholly owned subsidiary of Conseco Inc., but Conseco Inc. has not guaranteed any of the obligations of Conseco Finance or Conseco Securitizations with respect to the loans, the certificates or the trust.

Trustee.....................  U.S. Bank Trust National Association, Saint Paul,
                              Minnesota.

Payment Date................  The fifteenth day of each month, or if that day is not a business day, the following business day. The first payment date will be on December 15, 1999.

Record Date.................  The business day just before the payment date.

Distributions on the
Certificates................
                              Distributions on the certificates on any payment date will be made primarily from amounts collected during the prior calendar month on two groups of loans, the fixed rate home equity loans and the adjustable rate home equity loans. On each payment date, distributions of principal and interest on the certificates will be made in the following order of priority:

                                1. Class A interest;

                                2. Class M-1 interest;

                                3. Class M-2 interest;

                                4. Class B-1 interest;

                                5. Class A principal;

                                6. Class M-1 principal;

                                7. Class M-2 principal;

                                8. Class B-1 principal;

                                9. Class B-2 interest; and

                               10. Class B-2 principal.


                              This prospectus supplement summarizes in the next three pages the amounts of interest and principal to be paid on the certificates. In each case, the payments will be made only to the extent the amount available, after making any payments with a higher priority, is sufficient. See "Description of the Certificates--Payments on Loans."

A. Interest on the Class A,
   Class M-1, Class M-2 and
   Class B-1 Certificates...
                              Interest will be payable

                                . first to each class of Class A certificates concurrently,

                                .   then to the Class MF-1 certificates and
                                    Class MV-1 certificates concurrently,

                                .   then to the Class MF-2 certificates and
                                    Class MV-2 certificates concurrently, and

                                .   then to the Class BF-1 certificates and
                                    Class BV-1 certificates concurrently.

                              See "Description of the Certificates--
                              Distributions on Certificates" and "--Losses on Liquidated Loans."

B. Principal on the Class
   A, Class M-1, Class M-2
   and Class B-1
   Certificates ............
                              The trustee will then apply the remaining amount available to pay principal on the Class A, Class M-1, Class M-2 and Class B-1 certificates. For purposes of determining the amount of principal due to the Class AV-1 and Class AV-2 certificates, the adjustable rate home equity loans will be divided into two groups.

                              Payments of principal to the Class A certificates will be made in the amounts described below:

                                .   The trustee will distribute a formula
                                    amount based on the amount of scheduled and unscheduled principal payments and other recoveries on the group I adjustable rate home equity loans for that payment date to the Class AV-1 certificates and a formula amount based on the amount of scheduled and unscheduled principal payments and other recoveries on the group II adjustable rate home equity loans for that payment date to the Class AV-2 certificates.

                                .   The trustee will distribute a formula
                                    amount based on the amount of scheduled and unscheduled principal payments and other recoveries on the fixed rate home equity loans for that payment date. These distributions will be made:

                                     1. to the Class AF-6 certificates up to
                                        the Class AF-6 lockout principal
                                        distribution amount, then

                                     2. to the Class AF-1 certificates until
                                        retired, then

                                     3. to the Class AF-2 certificates until
                                        retired, then

                                     4. to the Class AF-3 certificates until
                                        retired, then

                                     5. to the Class AF-4 certificates until
                                        retired, then

                                     6. to the Class AF-5 certificates until
                                        retired, and then

                                     7. to the Class AF-6 certificates until
                                        retired.

                              Payments of principal to the Class M and Class B-1 certificates will be made in the amounts described below:

                                .   After a stepdown date and as long as no
                                    trigger event is in effect, the trustee
                                    will allocate a formula amount of scheduled and unscheduled principal payments and other recoveries on the adjustable rate loans for that payment date among the Class MV-1 certificates, the Class MV-2 certificates and the Class BV-1 certificates, concurrently.

                                    For the adjustable rate certificates, the stepdown date will generally be the later of (a) the payment date in December 2002 or
                                    (b) the payment date on which the Class AV principal balance is less than or equal to 56.42% of the aggregate scheduled principal balance of the adjustable rate loans.

                                .   After a stepdown date and as long as no
                                    trigger event is in effect, the trustee
                                    will allocate a formula amount of scheduled and unscheduled principal payments and other recoveries on the fixed rate loans for that payment date among the Class MF-1 certificates, the Class MF-2 certificates and the Class BF-1 certificates, concurrently.

                                    For the fixed rate certificates, the
                                    stepdown date will generally be the later of (a) the payment date in December 2002 or
                                    (b) the payment date on which the Class AF principal balance is less than or equal to 62.76% of the aggregate scheduled principal balance of the fixed rate loans.

                                    Prior to the stepdown date, or on any
                                    payment date thereafter if a trigger event is in effect, the Class M certificates will receive a payment of principal only if the related Class A certificates have been reduced to zero, and the Class B-1 certificates will receive a payment of principal only if the related Class M certificates have been reduced to zero.

                              See "Description of the Certificates--
                              Distributions on Certificates."

C. Class B-2 Interest.......  The trustee will then apply the remaining amount available to pay interest on the Class B-2 certificates.

D. Class B-2 Principal......  The trustee will then apply the remaining amount available to pay principal due on the Class B-2 certificates.

Class B-2 Limited             Conseco Finance will guarantee payment of
   Guaranty.................  interest and principal on the Class B-2 certificates. See "Description of the Class B-2
                              Limited Guaranty" for a complete description of Conseco Finance's obligation under the Class B-2
                              Limited Guaranty.

Initial Over-                 The sum of the aggregate cut-off date principal
   collateralization........  balance of the loans included in the trust as of the closing date plus the amount on deposit in the pre-funding account on the closing date will exceed the aggregate principal balance of the certificates on the closing date by approximately
                              $13,500,000, which represents approximately 1.5% of the aggregate cut-off date principal balance of the loans included in the trust as of the closing date plus the amount on deposit in the pre-funding account on the closing date. The over-collateralization amount will be maintained at its initial level to the extent that funds are available.

Class P Certificates........  The Class P certificates are not being offered by this prospectus supplement. The Class P
                              certificates will have an initial principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P certificates will only be entitled to all prepayment charges received in respect of the home equity loans. The Class P certificates will be delivered to Conseco Securitizations or an affiliate as partial consideration for the home equity loans.

Loans.......................  The pool will include two types of home equity loans: fixed rate loans and adjustable rate loans.

A. Fixed Rate Loans.........  This prospectus supplement provides information regarding only a portion of the fixed rate loans to be included in the pool on the closing date. These initial loans represent about 49.86% of all the fixed rate loans. Conseco Securitizations will transfer additional fixed rate loans to the trust on the closing date, and will transfer the remaining fixed rate loans to the trust within 90 days after the closing date.

                              With respect to the fixed rate loans, as of the cut-off date:

                                . all are secured by a lien on the related real property;

                                . the related properties are located in 48 states and the District of Columbia;

                                .  there are 5,026 loans;

                                . the loan rates range from 7.13% to 20.85%, with a weighted average of 12.09%;

                                .  the weighted average term to scheduled
                                   maturity, as of their dates of origination, was 244 months;

                                .  the weighted average term to scheduled
                                   maturity, as of the cut-off date, was 243 months;

                                . 961 are balloon loans and the rest provide for level monthly payments for the duration of the loan;

                                .  the weighted average loan rate on the
                                   balloon loans was 11.90%;

                                . the balloon loans had a weighted average term to scheduled maturity, as of their dates of origination, of 203 months; and a weighted average term to maturity as of the cut-off date of 203 months; and

                                . the latest scheduled maturity date was in November 2029.

B. Adjustable Rate Loans....  This prospectus supplement provides information regarding a portion of the adjustable rate loans, representing about 50.47% of all the adjustable rate loans. Conseco Securitizations will transfer another portion of the adjustable rate loans to the trust on the closing date, and will transfer the remaining adjustable rate loans to the trust within 90 days after the closing date.

                              This prospectus supplement provides information regarding the initial group I adjustable rate loans and the initial group II adjustable rate loans. The criteria for placing a loan into group I (conforming loans) or group II are described in "The Loans--Adjustable Rate Loans."

1. Group I..................  With respect to the initial group I adjustable rate loans, as of the cut-off date:

                                .  all are secured by a first lien on the
                                   related real property;

                                . the related properties are located in 43 states and the District of Columbia;

                                .  there are 1,249 loans;

                                . each loan accrues interest at a fixed rate for no more than 56 months, and after that the interest rate adjusts annually or semiannually to equal the sum of the six-month LIBOR and the gross margin specified in the loan;

                                .  the weighted average term to scheduled
                                   maturity, as of their dates of origination, was 360 months;

                                .  the weighted average term to scheduled
                                   maturity, as of the cut-off date, was 359 months; and

                                .  all are conforming balance loans.

2. Group II ................  With respect to the initial group II adjustable rate loans, as of the cut-off date:

                                .  all are secured by a first lien on the
                                   related real property;

                                . the related properties are located in 21 states;

                                .  there are 66 loans;

                                . each loan accrues interest at a fixed rate for no more than 24 months, and after that the interest rate adjusts annually or semiannually to equal the sum of the six-month LIBOR and the gross margin specified in the loan;

                                .  the weighted average term to scheduled
                                   maturity, as of their dates of origination, was 360 months;

                                .  the weighted average term to scheduled
                                   maturity, as of the cut-off date, was 359 months; and

                                .  all are non-conforming balance loans.

Pre-Funding Account.........  If the aggregate principal balance of the loans transferred by Conseco Securitizations to the trust on the closing date is less than $900,000,000, that difference will be deposited by the trustee in a pre-funding account, and those funds will be used to purchase loans from time to time until February 14, 2000. If those funds are not completely used by that date, the remaining funds will be distributed as principal on the Class AF-1, Class AV-1 and Class AV-2 certificates on the February 2000 payment date.

Capitalized Interest          On the closing date, Conseco Securitizations will
Account.....................  establish a capitalized interest account to cover interest payments on the certificates on the payment dates in December 1999 and January and February 2000 in the event interest payments on the loans are insufficient. To establish the account, Conseco Securitizations will deposit an amount that is approved by the rating agencies.
                              If there is not enough collected on the loans to make a full interest distribution on the certificates on the payment dates in December
                              1999 or January or February 2000, the trustee will withdraw the amount of the shortfall from the capitalized interest account and deposit it in the certificate account. The trustee will release any funds remaining in the capitalized interest account after the distribution to certificateholders in February 2000 to one of Conseco Finance's subsidiaries.

Advances....................  The servicer will make advances each month of any scheduled payments on the loans that were due but not received during the prior due period, but it will be entitled to reimbursement for any advance. See "Description of the Certificates-- Advances" in this prospectus supplement and in the prospectus.

Repurchase or Substitution
Obligations.................
                              Conseco Finance, as originator, will make representations and warranties about the loans when Conseco Securitizations transfers them to the trust. If a representation or warranty is breached in a way that materially and adversely affects the interests of the certificateholders, then Conseco Finance must, within 90 days, either
                              (1) cure the breach or (2) repurchase the defective loans. During the first two years after the closing date, Conseco Finance may substitute other loans instead of repurchasing defective loans. See

                              "Description of the Certificates--Conveyance of Loans" in this prospectus supplement and in the prospectus.

Purchase Option; Auction
Sale; Additional Principal
Distributions...............
                              Beginning on the payment date when the scheduled principal balance of the loans is less than 20% of the cut-off date principal balance of the loans, the holder of the Class C certificates will have the right to repurchase all of the outstanding loans, at a price sufficient to pay the aggregate unpaid principal balance of the certificates and all accrued and unpaid interest thereon.

                              If the holder of the Class C certificates does not exercise this purchase option, then on the next payment date the trustee will begin an auction process to sell the loans and the other trust assets, but the trustee cannot sell the trust assets and liquidate the trust unless the proceeds of that sale are sufficient to pay the aggregate unpaid principal balance of the certificates and all accrued and unpaid interest thereon. If the first auction of the trust property is not successful because the highest bid received was too low, then the trustee will conduct an auction of the loans every third month thereafter, unless and until an acceptable bid is received for the trust property.

                              If the holder of the Class C certificates does not exercise the purchase option, then an additional principal distribution amount equal to the remaining amount available after paying all interest and principal then due on the certificates and payment of the monthly servicing fee will be paid:

                                 1. to the Class AF-6 certificates until
                                    retired, then

                                 2. to the remaining Class AF and to the Class
                                    AV certificates pro rata, based on the
                                    outstanding principal balance of each
                                    class, until retired, and then

                                 3. to the Class M-1, Class M-2, Class B-1 and
                                    Class B-2 certificates pro rata, based on the outstanding principal balance of each class, until retired.

                              See "Description of the Certificates--Purchase Option; Auction Sale; Additional Principal Distributions" in this prospectus supplement.

Tax Status.................   In the opinion of our counsel, for federal income
                              tax purposes the trust will consist of two segregated asset pools--a master REMIC and a subsidiary REMIC--and each will be treated as a separate REMIC. Each class of certificates will constitute regular interests in the master REMIC and generally will be treated as debt instruments of the trust for federal income tax purposes. A holder of a certificate will be required to include as income all interest paid on the certificates, including any original issue discount, under the accrual method of accounting, even if the holder usually uses the cash method of accounting. The Class A-IO certificates will be considered to have been issued with original issue discount. See "Federal Income Tax
                              Consequences" in this prospectus supplement and in the prospectus for a more detailed description of the tax status of the certificates.

ERISA Considerations........  Subject to the conditions described under "ERISA
                              Considerations," employee benefit plans that are subject to ERISA may purchase Class A certificates. An employee benefit plan may not purchase any other class of certificates, unless it satisfies the conditions described under "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment
Considerations..............
                              The certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because a number of the loans are not secured by first liens on the related real estate. This means that many institutions that have the legal authority to invest in mortgage related securities may not be legally authorized to invest in the certificates. You should consult with your own legal advisor to decide whether and how much you may legally invest in the certificates.

Reports to Holders of the
Certificates................
                              The trustee will provide to the holders of the certificates monthly and annual reports about the certificates and the trust. See "Description of the Certificates--Reports to Certificateholders" in the prospectus.

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase certificates.

A number of the liens on improved real estate securing the loans will be junior to other liens on that real estate, which increases the risk of loss upon default.

  Because the liens are junior, the rights of the trust to cause the property securing the loan to be sold upon default of the mortgagor or trustor are subordinate to those of the senior mortgagee or beneficiary. This extinguishes the junior mortgagee's or junior beneficiary's lien unless the servicer on behalf of the trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. Approximately 13.44% by principal balance of the loans are secured by subordinate liens on the applicable real estate. As a result, the real estate securing those loans is not likely to provide adequate security if it becomes necessary to foreclose upon and sell the collateral. For a more complete description of the risks associated with junior mortgage liens, see "Legal Aspects of the Loans; Repurchase Obligations" in the prospectus.

The loans may be prepaid before their scheduled maturity, which will affect your yield.

  Full or partial prepayments on the loans will reduce the weighted average life of the certificates. Obligors may prepay their loans at any time without penalty. Prepayments may result from payments by obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by Conseco Finance as a result of certain uncured breaches of its representations and warranties, purchases by the servicer as a result of certain uncured breaches of the covenants with respect to the loans made by it in the sale and servicing agreement or the holder of the Class C certificates exercising the option to purchase all of the remaining loans. You will bear all reinvestment risk resulting from the timing of payments of principal on the certificates.

There may be no secondary market for the certificates, which means you may have trouble selling them when you want to.

  We cannot assure you that a secondary market will develop for the certificates, or, if a secondary market does develop, that it will provide the holders of any of the certificates with liquidity of investment. We also cannot assure you that if a secondary market does develop, that it will continue to exist for the term of the certificates.

The assignment to the trust will not be recorded, which in some states could make the trust's security interest ineffective; this could affect the trust's ability to pay on the certificates.

  We will not record the assignment from Conseco Finance to Conseco Securitizations and then to the trustee of the mortgage or deed of trust securing any loan, because of the expense and administrative inconvenience involved. In some states, in the absence of a recordation, the assignment to the related trustee of the mortgage or deed of trust securing a loan may not be effective against creditors of or purchasers from Conseco Finance or Conseco Securitizations or a trustee in Conseco Finance's or Conseco Securitizations' bankruptcy. This could leave the trust unable to foreclose on the real estate following a loan default, which could result in increased losses on the loans. These losses could result in delays or reductions in payments on your certificates.

Bankruptcy proceedings could delay distributions on the certificates.

  We intend that any transfer of loans by Conseco Finance to Conseco Securitizations will constitute a sale, rather than a pledge of the loans to secure Conseco Finance's indebtedness. However, if Conseco Finance were to become a debtor under the federal bankruptcy code or similar applicable state laws, Conseco Finance's trustee in bankruptcy might argue that such sale of loans by Conseco Finance was a pledge of the loans rather than a sale. Conseco Finance's trustee in bankruptcy might also argue that the assets and the liabilities of Conseco Securitizations should be consolidated with those of Conseco Finance. If either of these arguments were accepted by a court, it would cause the trust to experience a delay in or reduction of collections on the loans. This delay or reduction could result in a delay or reduction in payments on your certificates.

Conseco Finance's historical delinquency experience with home equity loans may not be an accurate prediction of the performance of the loans in the pool.

  If you purchase a certificate, the return on your investment will depend largely on the performance of the loans constituting the underlying pool. Conseco Finance has disclosed its historical delinquency experience with home equity loans under "The Loans" in this prospectus supplement, but the historical experience may not be an accurate prediction of the performance of the home equity loans constituting the pool for several reasons.

     . Conseco Finance began purchasing and servicing home equity loans in January 1996. If Conseco Finance's historical experience were longer, or involved a larger number of home equity loans, the data might well be substantially different, and some investors might consider the data a better indicator of the performance of the pool.

     . Historical experience with the performance of one portfolio or group of loans is never a completely reliable indicator of the future performance of another portfolio or group of loans.

     . The information incorporates experience with some home equity loans that are not of the type to be included in the pool, and therefore the information presented is not necessarily indicative of Conseco Finance's delinquency experience with home equity loans similar to the home equity loans comprising the pool.

You must not assume that the loans in the pool will experience delinquencies and losses identical to the historical data presented here.

Many of the loans are balloon loans, which have an increased risk of default.

  Based on the principal balance, approximately 18.80% of the loans described in this prospectus supplement are balloon loans. These loans require equal monthly payments, consisting of principal and interest, based on a stated amortization schedule, and a single payment of the remaining principal balance of the loan at maturity. The remainder of the loans require substantially equal monthly payments that are, if timely paid, sufficient to amortize fully the principal balance of the loan on or before its maturity date. The balloon loans may present a higher risk of default than the fully-amortizing loans, because the balloon loan borrowers are required to make a larger payment at maturity. If you purchase a certificate, the return on your investment will depend largely on the performance of the loans in the pool. If a substantial number of the balloon loans in the trust default, causing higher than expected defaults and losses, you may suffer a loss on your investment.

Some loans in the pool will be subject to the Home Ownership and Equity Protection Act of 1994 which, if not complied with, can affect enforceability of a loan.

  The Home Protection Act adds certain additional provisions to Regulation Z, the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or up-front fees and charges. A violation of these provisions of the Home Protection Act can affect the enforceability of the related loan, and it subjects any assignee of the loan, such as the trust, to all the claims and defenses that the consumer could assert against the creditor, including the right to rescind the loan. The return on your investment will depend largely on the performance of the loans in the loan pool. If Conseco Finance is found to have violated provisions of the Home Protection Act regarding any loan that is subject to the Home Protection Act, the trust may be unable to collect on that loan. Conseco Finance would, however, be obligated to repurchase that loan because of the breach of its representation and warranty.

This prospectus supplement describes only a portion of the loans, and additional loans added to the loan pool could have different characteristics.

  The additional loans and the subsequent loans that we deliver on and after the closing date will have characteristics that differ somewhat from the initial loans described in this prospectus supplement. However, each of the additional loans and subsequent loans must satisfy various criteria specified in the sale and servicing agreement. You must not assume that the characteristics of the loan pool will be identical to the characteristics of the loans described in this prospectus supplement. We will file a Form 8-K following the transfer of additional loans to the trust on the closing date and following the transfer of all the loans to the trust. These reports will include the same type of information regarding the entire pool of loans as this prospectus supplement contains about the initial loans.

The return on your certificates may be particularly sensitive to changes in economic conditions and changes in real estate markets in specific regions.

  One risk of investing in certificates backed by home equity loans is created by any concentration of the related properties, and the obligors on the loans, in one or more geographic regions. If the economy or the housing market weakens in that region, the loans in that region may experience higher rates of delinquency and default, and greater losses upon default, which could result in a loss on your investment in the certificates. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots.

Other rating agencies could provide unsolicited ratings on the certificates that could be lower than the requested ratings.

  Although we have not requested a rating of the certificates from any rating agencies other than S&P, Fitch and Duff & Phelps, other rating agencies may rate the certificates. These ratings could be higher or lower than the ratings S&P, Fitch and Duff & Phelps initially give to the certificates. There is a risk that a lower rating of your certificate from another rating agency could reduce the market value or liquidity of your certificate.

                          STRUCTURE OF THE TRANSACTION

  On or about the closing date, November 30, 1999, Conseco Finance will transfer the initial pool of loans to Conseco Securitizations, pursuant to a Transfer Agreement, to be dated as of November 1, 1999, between Conseco Finance and Conseco Securitizations. Conseco Securitizations will then establish the Conseco Finance Home Equity Loan Trust 1999-H pursuant to a pooling and servicing agreement to be dated as of November 1, 1999 among Conseco Securitizations, as seller, Conseco Finance, as originator, servicer and limited guarantor, and the trustee.

  The certificates will be issued by the trust. The property of the trust will consist primarily of the loans, including all rights to receive payments due on the loans after the Cut-off Date, liens on the related real estate and amounts held for the trust in the certificate account. The Cut-off Date is September 30, 1999 for each loan other than the subsequent loans, and for each subsequent loan, the last day of the calendar month in which the subsequent loans are purchased by the trust.

  Payments and recoveries in respect of principal and interest on the loans will be paid into a certificate account maintained at an eligible institution, initially U.S. Bank Trust National Association, Saint Paul, Minnesota, in the name of the trust, no later than one business day after receipt. Payments on deposit in the certificate account and constituting the Amount Available will be applied on the fifteenth day of each month or, if that day is not a business day, the next succeeding business day, to make the distributions to the certificateholders as of the immediately preceding record date, to pay certain monthly fees to the servicer as compensation for its servicing of the loans and to pay a guaranty fee to Conseco Finance for providing the Class B-2 limited guaranty.

  The servicer will be obligated to advance for each payment date any scheduled payments on the loans that were due but not received during the prior Due Period. The servicer will be entitled to reimbursement of an advance from funds available in the certificate account. The servicer will not be required to make any advance to the extent that it does not expect to recoup the advance from subsequent funds available therefor in the certificate account. If the servicer fails to make any advance required under the pooling and servicing agreement, the trustee is obligated, subject to certain conditions, to make the advance.

  Following the transfer of the loans from Conseco Finance to Conseco Securitizations, the obligations of Conseco Finance are limited to:

  (1)  its obligations as servicer to service the loans;

  (2) certain representations and warranties in the pooling and servicing agreement as described under "Description of the Certificates-- Conveyance of Loans;"

  (3)  certain indemnities; and

  (4) the Class B-2 limited guaranty.

Conseco Finance is obligated under the pooling and servicing agreement to repurchase any loan that is materially and adversely affected by a breach of a representation and warranty with respect to the loan made in the pooling and servicing agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the servicer or the trustee or, at its option during the first two years after the closing date, to substitute another loan for that loan. Conseco Finance also has certain obligations to repurchase loans and to indemnify the trustee and certificateholders with respect to other matters.

                                USE OF PROCEEDS

  Conseco Securitizations will pay the net proceeds received from the sale of the certificates, after paying its expenses, to Conseco Finance. Conseco Finance will use those proceeds for working capital and general corporate purposes, including building a portfolio of home equity loans, providing warehouse financing for the purchase of loans and other costs of maintaining loans until they are pooled and sold to other investors.

                                   THE LOANS

Fixed Rate Loans

  This prospectus supplement contains information regarding the initial fixed rate loans, which will represent approximately 49.86% of all fixed rate loans, and which consist of closed-end home equity loans originated through October 1999. The information for each initial fixed rate loan is as of the Cut-off Date for the loan. The initial fixed rate loans have an aggregate principal balance of approximately $299,187,244.72 as of the Cut-off Date. Under the pooling and servicing agreement, the trust may purchase additional fixed rate loans on the closing date and may purchase subsequent fixed rate loans through February 14, 2000. See "Description of the Certificates--Conveyance of Subsequent Loans and Pre-Funding Account" below.

  Each fixed rate loan is a closed-end home equity loan originated by Conseco Finance or by a company-approved correspondent lender and purchased by Conseco Finance. Each fixed rate loan is secured by a lien on the related real estate.

  Conseco Finance will make certain representations and warranties in the pooling and servicing agreement, including that

  (1) each fixed rate loan is fully amortizing and provides for level monthly payments over the term of the loan, computed on the simple interest method, except for the balloon loans;

  (2) each initial fixed rate loan has its last scheduled payment due no later than November 5, 2029; and

  (3)  each fixed rate loan is secured by a lien on the related real estate.

The fixed rate loans will be originated or acquired by Conseco Finance in the ordinary course of Conseco Finance's business. A detailed listing of the initial fixed rate loans will be attached to the pooling and servicing agreement. See "Description of the Certificates" in this prospectus supplement and in the prospectus.

Fixed Rate Loans

  Each of the initial fixed rate loans has a loan rate of at least 7.13% per annum and not more than 20.85% and the weighted average of the loan rates of the initial fixed rate loans as of the Cut-off Date is 12.09%. As of the Cut-off Date, the initial fixed rate loans had remaining maturities of at least 20 months but not more than 360 months and original maturities of at least 48 months but not more than 360 months. The initial fixed rate loans had a weighted average term to scheduled maturity, as of origination, of 244 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 243 months. The average principal balance of the initial fixed rate loans as of the Cut-off Date was approximately $59,527.90 and the principal balances on the initial fixed rate loans as of the Cut-off Date ranged from $4,640.81 to $420,000.00. The balloon loans included in the initial fixed rate loans consisted of 961 closed-end home equity loans and have a principal balance as of the Cut-off Date of approximately $84,728,748.82. The weighted average of the loan rates of such balloon loans as of the Cut-off Date was 11.90%, and such balloon loans had a weighted average term to scheduled maturity, as of origination, of 203 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 203 months. The initial fixed rate loans arise from loans relating to real property located in 48 states and the District of Columbia. By principal balance as of the Cut-off Date, approximately 8.76% of the initial fixed rate loans were secured by real property located in California, 6.22% in Ohio, 5.90% in Michigan and 5.41% in Florida. No other state represented 5% or more of the Cut-off Date pool principal balance of the initial fixed rate loans. None of the initial fixed rate loans has a combined loan-to-value ratio, based on the current principal balances as of the Cut-off Date, greater than 100%.

  The tables below show additional characteristics of the initial fixed rate loans.

  Geographical Distribution of Mortgaged Properties-- Initial Fixed Rate Loans

                                                                          % of Initial
                                       % of Initial                        Fixed Rate
                                        Fixed Rate-                         Loans by
                                          Loans       Aggregate Principal  Outstanding
                          Number of    by Number of         Balance         Principal
                         Loans as of     Loans as      Outstanding as of  Balance as of
                         Cut-off Date of Cut-off Date    Cut-off Date     Cut-off Date
                         ------------ --------------- ------------------- -------------
Alabama.................      137           2.73%       $  7,765,289.14        2.60%
Arizona.................       98           1.95           4,118,972.76        1.38
Arkansas................       62           1.23           3,734,712.80        1.25
California..............      364           7.24          26,205,634.20        8.76
Colorado................      157           3.12           8,737,138.82        2.92
Connecticut.............       65           1.29           4,609,716.20        1.54
Delaware................       32           0.64           2,444,410.47        0.82
District of Columbia....       11           0.22             840,250.00        0.28
Florida.................      268           5.33          16,184,316.34        5.41
Georgia.................      149           2.96          10,445,913.59        3.49
Idaho...................       10           0.20             272,853.25        0.09
Illinois................      216           4.30          12,344,051.62        4.13
Indiana.................      135           2.69           6,852,170.38        2.29
Iowa....................       82           1.63           3,941,388.46        1.32
Kansas..................       78           1.55           3,369,561.91        1.13
Kentucky................       74           1.47           4,614,978.17        1.54
Louisiana...............      102           2.03           5,224,278.49        1.75
Maine...................       12           0.24             793,254.26        0.27
Maryland................       99           1.97           6,380,112.77        2.13
Massachusetts...........       65           1.29           4,873,277.81        1.63
Michigan................      286           5.69          17,659,004.09        5.90
Minnesota...............       71           1.41           4,427,104.90        1.48
Mississippi.............       50           0.99           2,418,789.03        0.81
Missouri................      167           3.32           8,401,008.71        2.81
Montana.................       13           0.26             842,005.12        0.28
Nebraska................       68           1.35           4,168,681.63        1.39
Nevada..................       50           0.99           2,653,423.14        0.89
New Hampshire...........       15           0.30           1,295,423.11        0.43
New Jersey..............       70           1.39           6,726,522.68        2.25
New Mexico..............       22           0.44           2,003,879.65        0.67
New York................      197           3.92          13,005,055.28        4.35
North Carolina..........      198           3.94          11,540,474.69        3.86
North Dakota............        9           0.18             387,073.48        0.13
Ohio....................      337           6.71          18,615,731.61        6.22
Oklahoma................       41           0.82           2,366,997.02        0.79
Oregon..................       16           0.32             838,659.68        0.28
Pennsylvania............      191           3.80           9,889,850.74        3.31
Rhode Island............       18           0.36           1,132,034.60        0.38
South Carolina..........      138           2.75           9,061,676.06        3.03
South Dakota............       14           0.28             796,122.84        0.27
Tennessee...............      141           2.81           9,489,086.61        3.17
Texas...................      295           5.87          13,719,181.57        4.59
Utah....................       35           0.70           1,767,135.79        0.59
Vermont.................        3           0.06             196,400.00        0.07
Virginia................      164           3.26           9,433,219.18        3.15
Washington..............       95           1.89           7,009,480.46        2.34
West Virginia...........       29           0.58           1,388,016.97        0.46
Wisconsin...............       63           1.25           3,190,424.64        1.07
Wyoming.................       14           0.28           1,012,500.00        0.34
                            -----         ------        ---------------      ------
Total...................    5,026         100.00%       $299,187,244.72      100.00%
                            =====         ======        ===============      ======

                 Years of Origination--Initial Fixed Rate Loans

                                                              % of Initial
                           Number of                       Fixed Rate Loans by
                             Loans    Aggregate Principal Outstanding Principal
                           as of Cut- Balance Outstanding     Balance as of
Year of Origination         off Date  as of Cut-off Date      Cut-off Date
-------------------        ---------- ------------------- ---------------------
1994......................       2      $     61,615.89            0.02%
1995......................      13           616,815.54            0.21
1996......................      38         1,696,641.51            0.57
1997......................      89         4,433,992.15            1.48
1998......................      29         1,752,075.38            0.59
1999......................   4,855       290,626,104.25           97.14
                             -----      ---------------          ------
    Total.................   5,026      $299,187,244.72          100.00%
                             =====      ===============          ======

        Distribution of Original Loan Amounts--Initial Fixed Rate Loans

                                                             % of Initial
                          Number of                       Fixed Rate Loans by
                            Loans    Aggregate Principal Outstanding Principal
Original Loan Amount (in  as of Cut- Balance Outstanding     Balance as of
Dollars)                   off Date  as of Cut-off Date      Cut-off Date
------------------------  ---------- ------------------- ---------------------
Less than$ 10,000........      12      $     96,482.17            0.03%
$ 10,000 to $ 19,999.....     787        11,365,668.57            3.80
$ 20,000 to $ 29,999.....     747        18,117,446.15            6.06
$ 30,000 to $ 39,999.....     575        19,825,883.15            6.63
$ 40,000 to $ 49,999.....     538        23,981,128.01            8.02
$ 50,000 to $ 59,999.....     427        23,241,873.28            7.77
$ 60,000 to $ 69,999.....     385        24,876,421.41            8.31
$ 70,000 to $ 79,999.....     339        25,237,420.38            8.44
$ 80,000 to $ 89,999.....     243        20,399,019.19            6.82
$ 90,000 to $ 99,999.....     200        18,817,034.32            6.29
$100,000 to $109,999.....     174        18,218,992.58            6.09
$110,000 to $119,999.....     115        13,172,357.84            4.40
$120,000 to $129,999.....      91        11,274,505.72            3.77
$130,000 to $139,999.....      77        10,361,543.35            3.46
$140,000 to $149,999.....      69         9,980,975.44            3.34
$150,000 to $159,999.....      46         7,074,743.10            2.36
$160,000 to $169,999.....      36         5,919,590.52            1.98
$170,000 to $179,999.....      18         3,137,291.19            1.05
$180,000 to $189,999.....      26         4,773,941.43            1.60
$190,000 to $199,999.....      23         4,458,876.49            1.49
$200,000 to $249,999.....      56        12,297,221.38            4.11
$250,000 to $299,999.....      22         5,835,082.86            1.95
Over   $299,999..........      20         6,723,746.19            2.25
                            -----      ---------------          ------
    Total................   5,026      $299,187,244.72          100.00%
                            =====      ===============          ======

                      Loan Rates--Initial Fixed Rate Loans

                             Number of                         % of Initial
                               Loans                        Fixed Rate Loans by
                               as of   Aggregate Principal Outstanding Principal
                               Cut-    Balance Outstanding     Balance as of
    Range of Loan Rates      off Date  as of Cut-off Date      Cut-off Date
    -------------------      --------- ------------------- ---------------------
7.01% to  8.00%.............      13     $  1,246,373.34            0.42%
8.01% to  9.00%.............      50        4,310,522.66            1.44
9.01% to 10.00%.............     263       27,428,765.97            9.17
10.01% to 11.00%............     608       55,795,561.72           18.65
11.01% to 12.00%............     969       76,808,234.60           25.67
12.01% to 13.00%............     961       58,403,072.32           19.52
13.01% to 14.00%............   1,006       38,702,973.32           12.94
14.01% to 15.00%............     682       22,996,329.52            7.69
15.01% to 16.00%............     246        7,799,992.43            2.61
16.01% to 17.00%............     130        3,538,634.51            1.18
17.01% to 18.00%............      60        1,376,528.73            0.46
18.01% to 19.00%............      32          690,779.70            0.23
19.01% to 20.00%............       5           63,975.90            0.02
Greater than 20.00%.........       1           25,500.00            0.01
                               -----     ---------------          ------
    Total...................   5,026     $299,187,244.72          100.00%
                               =====     ===============          ======

             Remaining Months to Maturity--Initial Fixed Rate Loans

                                                              % of Initial
                           Number of                       Fixed Rate Loans by
   Months Remaining to       Loans    Aggregate Principal Outstanding Principal
    Scheduled Maturity     as of Cut- Balance Outstanding     Balance as of
    as of Cut-off Date      off Date  as of Cut-off Date      Cut-off Date
   -------------------     ---------- ------------------- ---------------------
1 to 30...................       5      $    113,547.46            0.04%
31 to 60..................      75         1,609,813.58            0.54
61 to 90..................      68         2,046,509.92            0.68
91 to 120.................     345         9,824,707.99            3.28
121 to 150................      52         2,822,617.07            0.94
151 to 180................   1,575        87,934,784.77           29.39
181 to 210................      14           879,268.10            0.29
211 to 240................   1,736       101,784,510.85           34.02
271 to 300................     628        41,981,152.91           14.03
301 to 330................       1            49,999.39            0.02
331 to 360................     527        50,140,332.68           16.76
                             -----      ---------------          ------
    Total.................   5,026      $299,187,244.72          100.00%
                             =====      ===============          ======

                    Lien Position--Initial Fixed Rate Loans

                                                              % of Initial
                           Number of                       Fixed Rate Loans by
                             Loans    Aggregate Principal Outstanding Principal
                           as of Cut- Balance Outstanding     Balance as of
         Position           off Date  as of Cut-off Date      Cut-off Date
         --------          ---------- ------------------- ---------------------
First.....................   2,950      $238,619,816.00           79.76%
Second....................   2,039        59,735,080.86           19.97
Third.....................      37           832,347.86            0.28
                             -----      ---------------          ------
    Total.................   5,026      $299,187,244.72          100.00%
                             =====      ===============          ======

             Combined Loan-to-Value Ratio--Initial Fixed Rate Loans

                                                                   % of Initial
                                                                 Fixed Rate Loans
                                Number of   Aggregate Principal   by Outstanding
                               Loans as of  Balance Outstanding Principal Balance
Combined Loan-to-Value Ratio   Cut-off Date as of Cut-off Date  as of Cut-off Date
----------------------------   ------------ ------------------- ------------------
Less than    10.01%...........        1       $     30,000.00           0.01%
 10.01% to  20.00%............       14            254,493.07           0.09
 20.01% to  30.00%............       21            645,095.93           0.22
 30.01% to  40.00%............       45          1,366,670.40           0.46
 40.01% to  50.00%............       48          1,670,137.78           0.56
 50.01% to  60.00%............       78          3,579,736.75           1.20
 60.01% to  70.00%............      190          8,608,811.79           2.88
 70.01% to  80.00%............      605         32,913,382.64          11.00
 80.01% to  90.00%............    1,340         80,335,406.70          26.86
 90.01% to 100.00%............    2,684        169,763,509.66          56.74
                                  -----       ---------------         ------
    Total.....................    5,026       $299,187,244.72         100.00%
                                  =====       ===============         ======

Adjustable Rate Loans

  This prospectus supplement contains information regarding the initial adjustable rate loans, which will represent approximately 50.47% of all adjustable rate loans, and which consist of closed-end loans originated through October 1999. The information for each initial adjustable rate loan is as of the Cut-off Date for the loan. The initial adjustable rate loans have an aggregate principal balance of approximately $151,416,008.51 as of the Cut-off Date. Under the pooling and servicing agreement, the trust may purchase additional adjustable rate loans on the closing date and may purchase subsequent adjustable rate loans through February 14, 2000. See "Description of the Certificates--Conveyance of Subsequent Loans and Pre-Funding Account" below.

  Each adjustable rate loan is a closed-end home equity loan originated by Conseco Finance or by a company-approved correspondent lender and purchased by Conseco Finance. Each adjustable rate loan is secured by a lien on the related real estate.

  The initial adjustable rate loans have loan rates subject to semiannual adjustment after an initial period of up to 56 months on the day of the month specified in the adjustable rate loan, to equal the sum of:

  (1)  the six-month LIBOR index; and

  (2) a fixed percentage amount specified in the related adjustable rate loan.

The loan rates will not increase on any adjustment date by more than 7% per year. Substantially all of the initial adjustable rate loans further provide that the loan rate will in no event be more than the fixed percentage set forth in the adjustable rate loan. Each initial adjustable rate loan provides that in no event will the loan rate be less than a specified lifetime interest rate floor.

  At the time of the first payment due on an initial adjustable rate loan after each related adjustment date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of that adjustable rate loan over its remaining term, and pay interest at the loan rate as so adjusted. All of the initial adjustable rate loans were originated with a loan rate less than the sum of:

  (1) the six-month LIBOR index at the time the initial loan rate was established, and

  (2) the gross margin.

  The six-month LIBOR index is an annual rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks, as published in The Wall Street Journal and as most recently available as of the date specified in the related adjustable rate loan.

  Conseco Finance will make certain representations and warranties in the pooling and servicing agreement, including that:

  (1) each adjustable rate loan is fully amortizing and provides for monthly payments over the term of the loan, computed on the simple interest method;

  (2) each adjustable rate loan has its last scheduled payment due no later than November 1, 2029; and

  (3) each adjustable rate loan is secured by a lien on the related real estate.

The adjustable rate loans will be originated or acquired by Conseco Finance in the ordinary course of Conseco Finance's business. A detailed listing of the initial adjustable rate loans will be attached to the pooling and servicing agreement. See "Description of the Certificates" in this prospectus supplement and in the prospectus.

  For purposes of calculating the amount of principal payable on each payment date on the AV-1 and AV-2 certificates, the adjustable rate loans have been divided into group I and group II.

  Group I adjustable rate loans will not include:

  . any loans secured by a second priority or more subordinate lien on the mortgaged property,

  . any loans secured by anything other than a single, two or three family mortgaged property,

  . any loans secured by a first priority lien on a single family mortgaged property with an original principal balance in excess of $240,000,

  . any loans secured by a first priority lien on a two family mortgaged property with an original principal balance in excess of $307,100, or

  . any loans secured by a first priority lien on a three family mortgaged property with an original principal balance in excess of $371,200.

  Group II adjustable rate loans will include home equity loans that meet or exceed these criteria.

  This prospectus supplement provides information regarding the initial group I adjustable rate loans and the initial group II adjustable rate loans.

Group I Adjustable Rate Loans

  As of the Cut-off Date, the initial group I adjustable rate loans had loan rates ranging from 6.99% to 13.75% and a weighted average loan rate of 9.90%. As of the Cut-off Date, the weighted average maximum loan rate of the initial group I adjustable rate loans was 16.08%, with maximum loan rates that range from 10.75% to 27.80%. As of the Cut-Off Date, the initial group I adjustable rate loans had a weighted average gross margin of 6.49% and gross margins ranging from 3.85% to 10.75%. As of the Cut-off Date, the initial group I adjustable rate loans had remaining maturities of at least 339 months but not more than 360 months and original maturities of 360 months. The initial group I adjustable rate loans had a weighted average term to scheduled maturity, as of origination, of 360 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 359 months. The average principal balance of the initial group I adjustable rate loans as of the Cut-off Date was approximately $106,281.61 and the principal balances on the initial group I adjustable rate loans as of the Cut-off Date ranged from $12,694.56 to $239,000.00. The initial group I adjustable rate loans arise from loans relating to real property located in 43 states and the District of Columbia. By principal balance as of the Cut-off Date, approximately 8.81% of the initial group I adjustable rate loans were secured by real property located in Ohio, 7.05% in Michigan, 6.95% in California, 6.79% in Washington, 5.42% in Colorado and 5.06% in Illinois. No other state represented 5% or more of the aggregate Cut-off Date principal balance of the initial group I adjustable rate loans. All of the initial group I adjustable rate loans are secured by a first lien on the related real estate and have a combined loan-to-value ratio, based on the current principal balances as of the Cut-off Date, less than or equal to 100%.

  The tables below show additional characteristics of the initial group I adjustable rate loans.

              Geographical Distribution of Mortgaged Properties--
                     Initial Group I Adjustable Rate Loans

                                             % of Initial                             % of Initial
                                                Group I                                 Group I
                                            Adjustable Rate Aggregate Principal  Adjustable Rate Loans
                                            Loans by Number       Balance       by Outstanding Principal
                          Number of Loans     of Loans as    Outstanding as of       Balance as of
                         as of Cut-off Date of Cut-off Date    Cut-off Date           Cut-off Date
                         ------------------ --------------- ------------------- ------------------------
Alabama.................          30              2.40%       $  2,794,485.25              2.11%
Arizona.................          32              2.56           3,953,555.56              2.98
Arkansas................           2              0.16              88,517.70              0.07
California..............          61              4.88           9,219,712.88              6.95
Colorado................          58              4.64           7,199,322.03              5.42
Connecticut.............           8              0.64             797,994.97              0.60
District Of Columbia....           4              0.32             528,550.00              0.40
Florida.................          56              4.48           5,864,465.50              4.42
Georgia.................          58              4.64           5,534,468.06              4.17
Idaho...................           5              0.40             333,544.28              0.25
Illinois................          59              4.72           6,715,979.53              5.06
Indiana.................          65              5.20           5,018,311.57              3.78
Iowa....................           4              0.32             372,493.96              0.28
Kansas..................          12              0.96           1,286,096.56              0.97
Kentucky................          17              1.36           1,384,812.88              1.04
Louisiana...............          25              2.00           2,128,075.13              1.60
Maine...................           2              0.16             242,043.66              0.18
Maryland................          24              1.92           3,173,639.43              2.39
Massachusetts...........          21              1.68           2,668,291.15              2.01
Michigan................          93              7.45           9,355,030.62              7.05
Minnesota...............          15              1.20           1,529,491.00              1.15
Mississippi.............           8              0.64             546,190.99              0.41
Missouri................          29              2.32           2,590,132.18              1.95
Montana.................           1              0.08             106,305.00              0.08
Nebraska................           6              0.48             503,838.57              0.38
Nevada..................          13              1.04           1,358,821.15              1.02
New Hampshire...........           5              0.40             475,392.14              0.36
New Jersey..............          14              1.12           1,682,754.64              1.27
New Mexico..............           2              0.16             136,272.09              0.10
New York................          10              0.80           1,109,624.34              0.84
North Carolina..........          53              4.24           6,002,164.48              4.52
Ohio....................         124              9.93          11,691,447.56              8.81
Oklahoma................           3              0.24             319,277.00              0.24
Oregon..................          35              2.80           4,432,629.30              3.34
Pennsylvania............          38              3.04           3,529,250.27              2.66
Rhode Island............          11              0.88           1,352,542.44              1.02
South Carolina..........          21              1.68           1,630,429.62              1.23
Tennessee...............          26              2.08           2,849,833.16              2.15
Texas...................          64              5.12           5,931,918.19              4.47
Utah....................          27              2.16           3,390,575.37              2.55
Virginia................          23              1.84           2,486,939.35              1.87
Washington..............          68              5.44           9,010,416.79              6.79
West Virginia...........           4              0.32             327,394.07              0.25
Wisconsin...............          13              1.04           1,092,698.45              0.82
                               -----            ------        ---------------            ------
    Total...............       1,249            100.00%       $132,745,728.87            100.00%
                               =====            ======        ===============            ======

          Years of Origination--Initial Group I Adjustable Rate Loans

                                                                % of Initial Group I
                                                                   Adjustable Rate
                                                                      Loans by
                                            Aggregate Principal Outstanding Principal
                          Number of Loans   Balance Outstanding     Balance as of
Year of Origination      as of Cut-off Date as of Cut-off Date      Cut-off Date
-------------------      ------------------ ------------------- ---------------------
1997....................           1          $     70,125.95            0.05%
1998....................          45             4,144,550.70            3.12
1999....................       1,203           128,531,052.22           96.83
                               -----          ---------------          ------
    Total...............       1,249          $132,745,728.87          100.00%
                               =====          ===============          ======

  Distribution of Original Loan Amounts--Initial Group I Adjustable Rate Loans

                                                                % of Initial Group I
                                                                   Adjustable Rate
                                                                      Loans by
                                            Aggregate Principal Outstanding Principal
  Original Loan Amount    Number of Loans   Balance Outstanding     Balance as of
      (in Dollars)       as of Cut-off Date as of Cut-off Date      Cut-off Date
  --------------------   ------------------ ------------------- --------------------- ---
$ 10,000 to $ 19,999....           2          $     27,694.56            0.02%
$ 20,000 to $ 29,999....           7               173,496.95            0.13
$ 30,000 to $ 39,999....          18               634,523.81            0.48
$ 40,000 to $ 49,999....          63             2,798,683.31            2.11
$ 50,000 to $ 59,999....          97             5,401,386.57            4.07
$ 60,000 to $ 69,999....         123             7,986,937.99            6.02
$ 70,000 to $ 79,999....         122             9,105,164.53            6.86
$ 80,000 to $ 89,999....         117             9,858,142.77            7.43
$ 90,000 to $ 99,999....          98             9,319,023.15            7.02
$100,000 to $109,999....          87             9,109,514.28            6.86
$110,000 to $119,999....          87            10,026,158.65            7.55
$120,000 to $129,999....          77             9,556,682.76            7.20
$130,000 to $139,999....          55             7,421,801.71            5.59
$140,000 to $149,999....          65             9,381,500.49            7.07
$150,000 to $159,999....          60             9,279,525.23            6.99
$160,000 to $169,999....          43             7,086,982.07            5.34
$170,000 to $179,999....          26             4,510,433.73            3.40
$180,000 to $189,999....          20             3,677,705.65            2.77
$190,000 to $199,999....          26             5,083,914.75            3.83
$200,000 to $249,999....          56            12,306,455.91            9.27
                               -----          ---------------          ------
    Total...............       1,249          $132,745,728.87          100.00%
                               =====          ===============          ======

           Current Loan Rates--Initial Group I Adjustable Rate Loans

                                                                        % of Initial Group I
                                                 Aggregate Principal  Adjustable Rate Loans by
                               Number of Loans   Balance Outstanding   Outstanding Principal
Range of Loan Rates           as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-------------------           ------------------ ------------------- --------------------------
 6.01% to  7.00%............            1          $     83,700.00               0.06%
 7.01% to  8.00%............           15             1,794,267.10               1.35
 8.01% to  9.00%............          182            21,177,595.07              15.95
 9.01% to 10.00%............          541            58,997,539.57              44.44
10.01% to 11.00%............          379            39,344,699.25              29.64
11.01% to 12.00%............          112            10,044,196.12               7.57
12.01% to 13.00%............           16             1,146,198.67               0.86
13.01% to 14.00%............            3               157,533.09               0.12
                                    -----          ---------------             ------
    Total...................        1,249          $132,745,728.87             100.00%
                                    =====          ===============             ======

      Remaining Months to Maturity--Initial Group I Adjustable Rate Loans

                                                                        % of Initial Group I
Months Remaining to                              Aggregate Principal  Adjustable Rate Loans by
Scheduled Maturity             Number of Loans   Balance Outstanding   Outstanding Principal
as of Cut-off Date            as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-------------------           ------------------ ------------------- --------------------------
331 to 360..................        1,249          $132,745,728.80             100.00%
                                    -----          ---------------             ------
    Total...................        1,249          $132,745,728.87             100.00%
                                    =====          ===============             ======

      Combined Loan-to-Value Ratio--Initial Group I Adjustable Rate Loans

                                                                        % of Initial Group I
                                                 Aggregate Principal  Adjustable Rate Loans by
                               Number of Loans   Balance Outstanding   Outstanding Principal
Combined Loan-to-Value Ratio  as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
----------------------------  ------------------ ------------------- --------------------------
30.01% to  40.00%...........            2          $     89,459.22               0.07%
40.01% to  50.00%...........           11               726,899.56               0.55
50.01% to  60.00%...........           11             1,037,266.97               0.78
60.01% to  70.00%...........           31             2,371,644.81               1.79
70.01% to  80.00%...........          232            22,553,667.48              16.99
80.01% to  90.00%...........          662            70,283,340.85              52.95
90.01% to 100.00%...........          300            35,683,449.98              26.88
                                    -----          ---------------             ------
    Total...................        1,249          $132,745,728.87             100.00%
                                    =====          ===============             ======

      Month of Next Rate Adjustment--Initial Group I Adjustable Rate Loans

                                                                         % of Initial Group I
                                                  Aggregate Principal  Adjustable Rate Loans by
                                Number of Loans   Balance Outstanding   Outstanding Principal
Month of Next Rate Adjustment  as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-----------------------------  ------------------ ------------------- --------------------------
September 1999..............             1          $     50,000.00               0.04%
October 1999................             1               237,643.20               0.18
November 1999...............             1                70,125.95               0.05
February 2000...............             3               275,967.05               0.21
April 2000..................             1               154,901.30               0.12
May 2000....................             2               208,697.04               0.16
June 2000...................             6               578,915.91               0.44
July 2000...................             5               316,104.42               0.24
August 2000.................             5               311,876.72               0.23
September 2000..............             4               249,048.52               0.19
October 2000................             4               389,438.90               0.29
November 2000...............             9             1,087,819.92               0.82
December 2000...............             3               215,671.48               0.16
January 2001................             4               366,722.53               0.28
February 2001...............             5               563,636.95               0.42
March 2001..................            10             1,104,785.60               0.83
April 2001..................            10               764,150.48               0.58
May 2001....................            67             6,783,780.39               5.11
June 2001...................           157            17,474,444.94              13.16
July 2001...................           209            22,440,697.03              16.91
August 2001.................           427            46,233,005.88              34.83
September 2001..............           250            26,006,980.73              19.59
October 2001................            19             1,809,473.29               1.36
November 2001...............             1               173,750.84               0.13
December 2001...............             1                87,355.08               0.07
January 2002................             1               143,517.59               0.11
April 2002..................             1                98,822.60               0.07
May 2002....................             1               173,946.74               0.13
June 2002...................             1                36,521.66               0.03
July 2002...................             4               477,433.16               0.36
August 2002.................            17             1,977,982.00               1.49
September 2002..............            17             1,773,490.00               1.34
February 2004...............             1                51,779.41               0.04
June 2004...................             1                57,241.56               0.04
                                     -----          ---------------             ------
    Total...................         1,249          $132,745,728.87             100.00%
                                     =====          ===============             ======

      Distribution of Gross Margin--Initial Group I Adjustable Rate Loans

                                                                   % of Initial Group I
                                            Aggregate Principal   Adjustable Rate Loans
                          Number of Loans   Balance Outstanding  by Outstanding Principal
Gross Margin             as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
------------             ------------------ ------------------- --------------------------
3.750% to 3.999%........           2          $    257,646.74               0.19%
4.000% to 4.249%........           4               455,088.62               0.34
4.500% to 4.749%........           7               741,964.88               0.56
4.750% to 4.999%........          10             1,086,108.22               0.82
5.000% to 5.249%........          19             1,563,429.76               1.18
5.250% to 5.499%........          27             2,856,919.03               2.15
5.500% to 5.749%........         109            11,638,468.55               8.77
5.750% to 5.999%........         183            18,365,416.82              13.84
6.000% to 6.249%........         169            19,746,658.46              14.88
6.250% to 6.499%........         125            13,614,915.30              10.26
6.500% to 6.749%........         112            11,947,795.30               9.00
6.750% to 6.999%........         154            17,809,740.88              13.42
7.000% to 7.249%........          90             9,572,130.52               7.21
7.250% to 7.499%........          79             7,638,102.78               5.75
7.500% to 7.749%........          58             6,199,348.37               4.67
7.750% to 7.999%........          35             3,514,679.03               2.65
8.000% to 8.249%........          25             2,269,033.49               1.71
8.250% to 8.499%........          14             1,217,053.74               0.92
8.500% to 8.749%........          11               952,583.26               0.72
8.750% to 8.999%........           4               414,933.43               0.31
9.000% to 9.249%........           5               299,367.89               0.23
9.250% to 9.499%........           3               198,919.22               0.15
9.500% to 9.749%........           1                70,179.87               0.05
9.750% to 9.999%........           1               100,744.71               0.08
10.500% to 10.749%......           1               164,000.00               0.12
10.750% to 10.999%......           1                50,500.00               0.04
                               -----          ---------------             ------
    Total...............       1,249          $132,745,728.87             100.00%
                               =====          ===============             ======

           Maximum Loan Rates--Initial Group I Adjustable Rate Loans

                                                                % of Initial Group I
                         Number of Loans Aggregate Principal  Adjustable Rate Loans by
                          as of Cut-off  Balance Outstanding   Outstanding Principal
Maximum Loan Rates            Date       as of Cut-off Date  Balance as of Cut-off Date
------------------       --------------- ------------------- --------------------------
10.750% to 10.999%......          1        $     55,250.00               0.04%
13.250% to 13.499%......          2             302,146.66               0.23
13.500% to 13.749%......          1              84,150.00               0.06
13.750% to 13.999%......         10           1,246,017.10               0.94
14.000% to 14.249%......          3             388,379.66               0.29
14.250% to 14.499%......          6             569,871.01               0.43
14.500% to 14.749%......         29           3,111,549.80               2.34
14.750% to 14.999%......         95          11,094,950.70               8.36
15.000% to 15.249%......         51           5,222,591.92               3.93
15.250% to 15.499%......         99          11,480,412.86               8.65
15.500% to 15.749%......        122          12,623,070.88               9.51
15.750% to 15.999%......        228          24,880,155.86              18.74
16.000% to 16.249%......         76           8,958,084.52               6.75
16.250% to 16.499%......        121          12,780,525.97               9.63
16.500% to 16.749%......         97          10,200,239.31               7.68
16.750% to 16.999%......        118          11,958,213.07               9.01
17.000% to 17.249%......         44           4,706,562.04               3.55
17.250% to 17.499%......         49           4,449,555.15               3.35
17.500% to 17.749%......         29           2,911,697.37               2.19
17.750% to 17.999%......         24           2,302,075.28               1.73
18.000% to 18.249%......         14           1,257,791.36               0.95
18.250% to 18.499%......         11             696,224.31               0.52
18.500% to 18.749%......          8             595,694.52               0.45
18.750% to 18.999%......          3             298,396.30               0.22
19.250% to 19.499%......          2             107,033.09               0.08
19.750% to 19.999%......          2             159,197.42               0.12
Greater than 19.999%....          4             305,892.71               0.23
                              -----        ---------------             ------
    Total...............      1,249        $132,745,728.87             100.00%
                              =====        ===============             ======

           Minimum Loan Rates--Initial Group I Adjustable Rate Loans

                         Number of                         % of Initial Group I
                           Loans    Aggregate Principal  Adjustable Rate Loans by
                         as of Cut- Balance Outstanding   Outstanding Principal
Minimum Loan Rates        off Date  as of Cut-off Date  Balance as of Cut-off Date
------------------       ---------- ------------------- -------------------------- ---
 5.500% to  5.749%......       1      $     62,099.85               0.05%
 6.000% to  6.249%......       1            49,679.66               0.04
 6.250% to  6.499%......       2           185,205.08               0.14
 6.500% to  6.749%......       1            51,779.41               0.04
 6.750% to  6.999%......       1            83,700.00               0.06
 7.000% to  7.249%......       3           432,568.74               0.33
 7.250% to  7.499%......       4           479,442.11               0.36
 7.500% to  7.749%......       2           183,270.78               0.14
 7.750% to  7.999%......      11         1,347,617.10               1.02
 8.000% to  8.249%......       2           338,700.00               0.26
 8.250% to  8.499%......       7           846,905.74               0.64
 8.500% to  8.749%......      35         3,914,549.45               2.95
 8.750% to  8.999%......     125        14,699,097.82              11.07
 9.000% to  9.249%......      56         6,007,570.36               4.53
 9.250% to  9.499%......     114        13,413,852.37              10.10
 9.500% to  9.749%......     134        13,889,879.46              10.46
 9.750% to  9.999%......     233        25,170,895.50              18.96
10.000% to 10.249%......      75         8,381,793.10               6.31
10.250% to 10.499%......     123        12,311,050.69               9.27
10.500% to 10.749%......      87         9,340,418.77               7.04
10.750% to 10.999%......      94         9,285,468.16               6.99
11.000% to 11.249%......      44         4,795,080.76               3.61
11.250% to 11.499%......      36         2,790,363.41               2.10
11.500% to 11.749%......      26         2,219,523.31               1.67
11.750% to 11.999%......      14         1,223,585.33               0.92
12.000% to 12.249%......       7           531,429.47               0.40
12.250% to 12.499%......       6           336,362.30               0.25
12.500% to 12.749%......       3           278,406.90               0.21
13.250% to 13.499%......       1            44,933.24               0.03
13.750% to 13.999%......       1            50,500.00               0.04
                           -----      ---------------             ------
  Total.................   1,249      $132,745,728.87             100.00%
                           =====      ===============             ======

Group II Adjustable Rate Loans

  As of the Cut-off Date, the initial group II adjustable rate loans had loan rates ranging from 7.88% to 11.50% and a weighted average loan rate of 9.52%. As of the Cut-off Date, the weighted average maximum loan rate of the initial group II adjustable rate loans was 15.83%, with maximum loan rates that range from 14.30% to 17.70%. As of the Cut-Off Date, the initial group II adjustable rate loans had a weighted average gross margin of 6.32% and gross margins ranging from 5.00% to 8.40%. As of the Cut-off Date, the initial group II adjustable rate loans had remaining maturities of at least 344 months but not more than 360 months and original maturities of 360 months. The initial group II adjustable rate loans had a weighted average term to scheduled maturity, as of origination, of 360 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 359 months. The average principal balance of the initial group II adjustable rate loans as of the Cut-off Date was approximately $282,883.02 and the principal balances on the initial group II adjustable rate loans as of the Cut-off Date ranged from $242,757.09 to $387,600.00. The initial group II adjustable rate loans arise from loans relating to real property located in 21 states. By principal balance as of the Cut-off Date, approximately 32.28% of the initial group II adjustable rate loans were secured by real property located in California, 8.72% in Maryland, 8.28% in Virginia and 7.32% in Colorado. No other state represented 5% or more of the aggregate Cut-off Date principal balance of the initial group II adjustable rate loans. All of the initial group II adjustable rate loans are secured by a first lien on the related real estate and have a combined loan-to-value ratio, based on the current principal balances as of the Cut-off Date, less than or equal to 100%.

  The tables below show additional characteristics of the initial group II adjustable rate loans.

              Geographical Distribution of Mortgaged Properties--
                     Initial Group II Adjustable Rate Loans

                                             % of Initial
                                               Group II
                                            Adjustable Rate Aggregate Principal   % of Initial Group II
                                            Loans by Number       Balance        Adjustable Rate Loans by
                          Number of Loans     of Loans as    Outstanding as of    Outstanding Principal
                         as of Cut-off Date of Cut-off Date    Cut-off Date     Balance as of Cut-off Date
                         ------------------ --------------- ------------------- -------------------------- ---
Alabama.................          1               1.52%       $   255,100.00                1.37%
Arizona.................          1               1.52            338,213.22                1.81
California..............         21              31.82          6,027,065.36               32.28
Colorado................          5               7.58          1,367,132.09                7.32
Connecticut.............          1               1.52            263,357.00                1.41
Florida.................          1               1.52            242,903.23                1.30
Georgia.................          3               4.55            814,551.98                4.36
Idaho...................          1               1.52            323,850.44                1.73
Maryland................          6               9.09          1,627,688.42                8.72
Massachusetts...........          2               3.03            549,364.85                2.94
Minnesota...............          1               1.52            255,935.00                1.37
Nevada..................          1               1.52            355,260.00                1.90
New York................          1               1.52            349,688.39                1.87
North Carolina..........          1               1.52            275,825.79                1.48
Ohio....................          2               3.03            577,646.89                3.09
Oregon..................          2               3.03            609,011.52                3.26
Pennsylvania............          2               3.03            555,468.28                2.98
Texas...................          3               4.55            829,158.61                4.44
Utah....................          3               4.55            757,904.15                4.06
Virginia................          5               7.58          1,545,491.99                8.28
Washington..............          3               4.55            749,662.43                4.02
                                ---             ------        --------------              ------
    Total...............         66             100.00%       $18,670,279.64              100.00%
                                ===             ======        ==============              ======

          Years of Origination--Initial Group II Adjustable Rate Loans

                                                                  % of Initial Group II
                                            Aggregate Principal  Adjustable Rate Loans by
                          Number of Loans   Balance Outstanding   Outstanding Principal
Year of Origination      as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-------------------      ------------------ ------------------- -------------------------- ---
1998....................          2           $   513,091.79                2.75%
1999....................         64            18,157,187.85               97.25
                                ---           --------------              ------
    Total...............         66           $18,670,279.64              100.00%
                                ===           ==============              ======

 Distribution of Original Loan Amounts--Initial Group II Adjustable Rate Loans

                                                                  % of Initial Group II
                                            Aggregate Principal  Adjustable Rate Loans by
  Original Loan Amount    Number of Loans   Balance Outstanding   Outstanding Principal
      (in Dollars)       as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
  --------------------   ------------------ ------------------- -------------------------- ---
$200,000 to $249,999....         10           $ 2,452,140.31               13.13%
$250,000 to $299,999....         41            11,229,250.50               60.15
Greater than $299,999...         15             4,988,888.83               26.72
                                ---           --------------              ------
    Total...............         66           $18,670,279.64              100.00%
                                ===           ==============              ======

           Current Loan Rates--Initial Group II Adjustable Rate Loans

                                                                  % of Initial Group II
                                            Aggregate Principal  Adjustable Rate Loans by
                          Number of Loans   Balance Outstanding   Outstanding Principal
Range of Loan Rates      as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-------------------      ------------------ ------------------- --------------------------
 7.01% to  8.00%........          4           $ 1,171,115.85                6.27%
 8.01% to  9.00%........         14             3,991,644.06               21.38
 9.01% to 10.00%........         36            10,248,188.07               54.89
10.01% to 11.00%........         11             2,992,966.81               16.03
11.01% to 12.00%........          1               266,364.85                1.43
                                ---           --------------              ------
    Total...............         66           $18,670,279.64              100.00%
                                ===           ==============              ======

      Remaining Months to Maturity--Initial Group II Adjustable Rate Loans

                                                                  % of Initial Group II
  Months Remaining to                       Aggregate Principal  Adjustable Rate Loans by
   Scheduled Maturity     Number of Loans   Balance Outstanding   Outstanding Principal
   as of Cut-off Date    as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
  -------------------    ------------------ ------------------- --------------------------
331 to 360..............         66           $18,670,279.64              100.00%
                                ---           --------------              ------
    Total...............         66           $18,670,279.64              100.00%
                                ===           ==============              ======

      Combined Loan-to-Value Ratio--Initial Group II Adjustable Rate Loans

                                                                       % of Initial Group II
                                                 Aggregate Principal  Adjustable Rate Loans by
                               Number of Loans   Balance Outstanding   Outstanding Principal
Combined Loan-to-Value Ratio  as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
----------------------------  ------------------ ------------------- --------------------------
50.01% to  60.00%...........           1           $   280,000.00                1.50%
60.01% to  70.00%...........           1               263,357.00                1.41
70.01% to  80.00%...........          10             2,843,311.37               15.23
80.01% to  90.00%...........          35             9,963,260.11               53.36
90.01% to 100.00%...........          19             5,320,351.16               28.50
                                     ---           --------------              ------
    Total...................          66           $18,670,279.64              100.00%
                                     ===           ==============              ======

     Month of Next Rate Adjustment--Initial Group II Adjustable Rate Loans

                                                                        % of Initial Group II
                                                  Aggregate Principal   Adjustable Rate Loans
                                Number of Loans   Balance Outstanding  by Outstanding Principal
Month of Next Rate Adjustment  as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-----------------------------  ------------------ ------------------- --------------------------
April 2000..................            1           $   270,334.70                1.45%
November 2000...............            1               242,757.09                1.30
March 2001..................            1               338,815.53                1.81
April 2001..................            1               250,738.42                1.34
May 2001....................            1               269,334.93                1.44
June 2001...................            8             2,274,495.24               12.18
July 2001...................           16             4,601,079.72               24.64
August 2001.................           32             9,083,467.01               48.65
September 2001..............            5             1,339,257.00                7.17
                                      ---           --------------              ------
    Total...................           66           $18,670,279.64              100.00%
                                      ===           ==============              ======

      Distribution of Gross Margin--Initial Group II Adjustable Rate Loans

                                                                  % of Initial Group II
                                            Aggregate Principal   Adjustable Rate Loans
                          Number of Loans   Balance Outstanding  by Outstanding Principal
Gross Margin             as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
------------             ------------------ ------------------- --------------------------
5.000% to 5.249%........          1           $   387,600.00                2.08%
5.250% to 5.499%........          1               243,000.00                1.30
5.500% to 5.749%........         11             3,184,190.21               17.05
5.750% to 5.999%........          7             2,094,418.11               11.22
6.000% to 6.249%........         10             2,703,862.66               14.48
6.250% to 6.499%........         10             2,866,582.31               15.35
6.500% to 6.749%........          5             1,323,216.99                7.09
6.750% to 6.999%........         14             4,026,519.79               21.57
7.000% to 7.249%........          2               495,938.42                2.66
7.250% to 7.499%........          2               579,000.00                3.10
7.750% to 7.999%........          2               495,616.45                2.65
8.250% to 8.499%........          1               270,334.70                1.45
                                ---           --------------              ------
    Total...............         66           $18,670,279.64              100.00%
                                ===           ==============              ======

           Maximum Loan Rates--Initial Group II Adjustable Rate Loans

                                                               % of Initial Group II
                         Number of Loans Aggregate Principal  Adjustable Rate Loans by
                          as of Cut-off  Balance Outstanding   Outstanding Principal
Maximum Loan Rates            Date       as of Cut-off Date  Balance as of Cut-off Date
------------------       --------------- ------------------- --------------------------
14.250% to 14.499%......         1         $   275,825.79                1.48%
14.500% to 14.749%......         2             681,600.00                3.65
14.750% to 14.999%......        11           3,170,171.23               16.98
15.000% to 15.249%......         2             503,228.44                2.70
15.250% to 15.499%......         7           1,955,792.62               10.48
15.500% to 15.749%......         4           1,092,605.40                5.85
15.750% to 15.999%......        14           4,056,930.40               21.73
16.000% to 16.249%......         3             903,213.59                4.84
16.250% to 16.499%......         9           2,472,691.64               13.24
16.500% to 16.749%......         3             889,298.84                4.76
16.750% to 16.999%......         8           2,138,556.84               11.45
17.500% to 17.749%......         2             530,364.85                2.84
                               ---         --------------              ------
    Total...............        66         $18,670,279.64              100.00%
                               ===         ==============              ======

           Minimum Loan Rates--Initial Group II Adjustable Rate Loans

                         Number of                        % of Initial Group II
                           Loans    Aggregate Principal  Adjustable Rate Loans by
                         as of Cut- Balance Outstanding   Outstanding Principal
Minimum Loan Rates        off Date  as of Cut-off Date  Balance as of Cut-off Date
------------------       ---------- ------------------- -------------------------- ---
 7.750% to  7.999%......      4       $ 1,171,115.85                6.27%
 8.250% to  8.499%......      1           275,825.79                1.48
 8.500% to  8.749%......      2           681,600.00                3.65
 8.750% to  8.999%......     10         2,777,858.38               14.88
 9.000% to  9.249%......      5         1,406,442.03                7.53
 9.250% to  9.499%......     11         3,100,049.71               16.60
 9.500% to  9.749%......      5         1,398,605.40                7.49
 9.750% to  9.999%......     16         4,599,450.82               24.64
10.250% to 10.499%......      5         1,328,434.55                7.12
10.500% to 10.749%......      3           847,298.84                4.54
10.750% to 10.999%......      3           817,233.42                4.38
11.500% to 11.749%......      1           266,364.85                1.43
                            ---       --------------              ------
  Total.................     66       $18,670,279.64              100.00%
                            ===       ==============              ======

Delinquency, Loan Default and Loss Information

  The following table sets forth information relating to Conseco Finance's delinquency experience with respect to all home equity loans serviced by Conseco Finance. Not all of such home equity loans are of the type to be included in the loan pool, and thus the information presented is not necessarily indicative of Conseco Finance's delinquency experience with respect to home equity loans similar to the loans in the loan pool. In addition, Conseco Finance began originating, purchasing and servicing home equity loans in January 1996, and as a result Conseco Finance's experience with respect to the performance of such loans is limited. Moreover, because all of Conseco Finance's loans have been recently originated, it is likely that this experience is not indicative of the delinquency experience to be expected from a more seasoned portfolio.

                             Delinquency Experience

                                             At          At December 31,
                                        September 30, -----------------------
                                            1999       1998     1997    1996
                                        ------------- -------  ------  ------
Number of Loans Outstanding............    159,465    114,399  65,355  17,731
Number of Loans Delinquent
  30-59 Days...........................      2,607      2,390   1,141     504
  60-89 Days...........................        791        670     283      94
  90 Days or More......................      1,199        801     411      52
                                           -------    -------  ------  ------
Total Loans Delinquent.................      4,597      3,861   1,835     650
Delinquencies as a Percent of Loans
 Outstanding...........................       2.88%      3.38%   2.81%   3.67%

  The number of loans in the table excludes defaulted loans that have not yet been liquidated. Conseco Finance considers a loan to be delinquent if any payment of $25 or more is past-due by 30 days or more. Conseco Finance does not treat as delinquent the home equity loans of obligors that have entered bankruptcy, so long as those obligors are current under their bankruptcy payment plan.

  Because of Conseco Finance's limited historical experience with respect to the performance of home equity loans, no information has been included here with respect to Conseco Finance's loan loss or liquidation experience with respect to home equity loans.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The yield to maturity of any certificate will depend on the price paid by the certificateholder and will be sensitive to the rate and timing of principal payments on the loans, which may fluctuate significantly from time to time. The loans generally may be prepaid in full or in part at any time.

  Higher than expected principal prepayments will increase the yield on certificates purchased at a price less than the undivided ownership interest in the aggregate principal balance of the loans represented by those certificates and will decrease the yield on certificates purchased at a price greater than the undivided ownership interest in the aggregate principal balance of the loans represented by those certificates. Conseco Finance has no significant experience with respect to the rate of principal prepayments on home equity loans. Because the loans have scheduled due dates throughout the calendar month, prepayments on the loans would affect the amount of funds available to make distributions on the certificates on any payment date only if a substantial portion of the loans prepaid prior to their due dates in the preceding month, while very few loans prepaid after their due dates in the preceding month. In addition, liquidations of defaulted loans or the servicer's exercise of its option to repurchase the entire remaining pool of loans will affect the timing of principal distributions on the certificates. Conseco Finance has the option of substituting new loans for those loans in the loan pool which are prepaid in full prior to February 28, 2000. See "Description of the Certificates--Conveyance of Loans." There is no assurance that Conseco Finance will exercise its option to make substitutions or that any loans meeting the eligibility criteria for substitution will be available. To the extent any substitutions are made, the impact on the loan pool and the certificates of what would otherwise have constituted a principal prepayment will be averted.

  The Class AF-1, Class AV-1 and Class AV-2 certificates will be prepaid in part on the first payment date after the funding period in the event that any pre-funded amount remains in the pre-funding account on such payment date after the purchase by the trust of the subsequent loans. Any amounts remaining which had been allocated to the purchase of subsequent group I adjustable rate loans will be paid to the Class AV-1 certificateholders, any amounts remaining which had been allocated to the purchase of subsequent group II adjustable rate loans will be paid to the Class AV-2 certificateholders and any amounts remaining which had been allocated to the purchase of subsequent fixed rate loans will be paid to the Class AF-1 certificateholders. Conseco Securitizations believes that the principal amount of subsequent loans to be purchased by the trust will require the application of substantially all of the pre-funded amount. It is unlikely, however, that the aggregate principal amount of subsequent loans purchased by the trust will be identical to the pre-funded amount, and that consequently, Class AF-1, Class AV-1 and Class AV-2 certificateholders will receive some prepayment of principal.

  The amount of interest to which the certificateholders of any class are entitled on any payment date will be the product of the related pass-through rate and, in the absence of any liquidation loss principal amount adjustment, the principal balance of such class, or in the case of the Class A-IO certificates, the notional principal amount, immediately following the preceding payment date. Interest on the fixed rate certificates will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the adjustable rate certificates will be computed on the basis of actual days elapsed in a 360-day year. Certificateholders will receive payments in respect of principal on each payment date to the extent that funds available in the certificate account are sufficient, in the priority described under "Description of the Certificates--Distributions on Certificates." As required by state laws, interest paid by obligors on the loans is computed according to the simple interest method.

  The final scheduled payment date on the initial loan with the latest maturity is in November 2029.

  The expected final maturity of each class of certificates, based on the assumptions that there are no defaults, prepayments or delinquencies with respect to payments due under the loans and that the repurchase option has not been exercised, are as follows:

                                                         Expected Final Maturity
                                                         -----------------------
   AF-1.................................................     January 2014
   AF-2.................................................     January 2018
   AF-3.................................................     October 2019
   AF-4.................................................     November 2023
   AF-5.................................................     September 2027
   AF-6.................................................     March 2025
   A-IO.................................................     July 2001
   MF-1.................................................     December 2028
   MF-2.................................................     November 2028
   BF-1.................................................     March 2024
   AV-1.................................................     September 2027
   AV-2.................................................     September 2027
   MV-1.................................................     December 2028
   MV-2.................................................     December 2028
   BV-1.................................................     December 2028
   B-2..................................................     December 2028

Weighted Average Life of the Certificates

  The following information is given solely to illustrate the effect of prepayments of the related loans on the weighted average life of each class of certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the loans.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the certificates will be influenced by the rate at which principal on the related loans is paid. Principal payments on loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes repayments and liquidations due to default or other dispositions of the loans).

  The rate of principal payments on pools of home equity loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their loans. Other factors affecting prepayment of loans include:

  .  changes in obligors' housing needs,

  .  job transfers,

  .  unemployment, and

  .  obligors' net equity in their homes.

In the case of home equity loans secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on these loans, the loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such loans. Conversely, if prevailing interest rates rise above the interest rates on such home equity loans, the rate of prepayment would be expected to decrease.

  The percentages and weighted average lives in the following tables were determined assuming that:

  (1) scheduled interest and principal payments on the loans are received in a timely manner and prepayments are made at the indicated prepayment scenarios;

  (2) the holder of the Class C certificates exercises its right to repurchase the loans, as described under "Description of the Certificates--Purchase Option; Auction Sale; Additional Principal Distributions;"

  (3) the aggregate principal balance of the initial loans as of the Cut-off Date is $450,603,253.23 and these loans have the characteristics described under "The Loans--Fixed Rate Loans" and "The Loans-- Adjustable Rate Loans;"

  (4) the initial fixed rate loans will, as of the Cut-off Date, be grouped into 14 pools having the additional characteristics described below under "Assumed Initial Fixed Rate Loan Characteristics," and the additional and subsequent fixed rate loans will, as of the Cut-off Date, be grouped into 14 pools having the additional characteristics described below under "Assumed Additional and Subsequent Fixed Rate Loan Characteristics;"

  (5) the initial group I adjustable rate loans will, as of the Cut-off Date, be grouped into 34 pools having the additional characteristics described below under "Assumed Initial Group I Adjustable Rate Loan Characteristics," and the additional and subsequent group I adjustable rate loans will, as of the Cut-off Date, be grouped into 34 pools having the additional characteristics described below under "Assumed Additional and Subsequent Group I Adjustable Rate Loan Characteristics;"

  (6) the initial group II adjustable rate loans will, as of the Cut-off Date, be grouped into 9 pools having the additional characteristics described below under "Assumed Initial Group II Adjustable Rate Loan Characteristics," and the additional and subsequent group II adjustable rate loans will, as of the Cut-off Date, be grouped into 9 pools having the additional characteristics described below under "Assumed Additional and Subsequent Group II Adjustable Rate Loan Characteristics;"

  (7) each class of the certificates, other than the Class A-IO certificates, has an original principal balance as shown on the cover page of this prospectus supplement;

  (8) the rate for one-month LIBOR is 5.58875%;

  (9) the rate for six-month LIBOR is 6.03375%;

  (10) the subsequent loans will have their first scheduled payment date in November 1999;

  (11) no interest shortfalls will arise in connection with prepayments in full of the loans;

  (12) no delinquencies or losses are experienced on the loans;

  (13) distributions are made on the certificates on the 15th day of each month, commencing in December 1999; and

  (14) the certificates are issued on November 30, 1999.

  No representation is made that the loans will not experience delinquencies or losses.

  We cannot assure you that the holder of the Class C certificates will exercise its purchase option. If the purchase option is not exercised, we cannot assure you that any auction of the trust property will be successful.

  Prepayments on home equity loans are commonly measured relative to a prepayment standard or model. Two different models are used in this prospectus supplement, one for the adjustable rate loans and the other for the fixed rate loans. Reference in this prospectus supplement to a prepayment assumption refers to the appropriate model, depending upon whether the reference is to the adjustable rate loans or the fixed rate loans.

  The percentages and weighted average life information for the adjustable rate certificates in the following tables are based on a Conditional Prepayment Rate model that assumes that the outstanding principal balance of the group I adjustable rate loans and the group II adjustable rate loans will prepay at the percentages of CPR outlined in the prepayment scenarios table below.

  The prepayment assumption used for the fixed rate loans represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. The 100% prepayment assumption assumes a constant prepayment of 4% per annum of the then outstanding principal balance of such loans in the first month of the life of such loans and an additional 1.45% (precisely, 16/11%) per year in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such loans, the 100% prepayment assumption assumes a constant prepayment rate of 20% per annum each month. The fixed rate certificates were priced using the 125% prepayment assumption.

  The adjustable rate certificates were priced using a prepayment assumption of 30% of CPR. It is not likely that the loans will prepay at any constant percentage of the prepayment assumption or of the CPR to maturity or that all of the loans will prepay at the same rate.

  You should make your investment decisions on a basis that includes your own determination as to anticipated prepayment rates under a variety of the assumptions discussed here.

                              Prepayment Scenarios

Loan                      Scenario I Scenario II Scenario III Scenario IV Scenario V
----                      ---------- ----------- ------------ ----------- ----------
Fixed rate loans (1)....     75%        100%         125%        150%        175%
Group I adjustable rate
 loans (2)..............     18%         24%          30%         36%         42%
Group II adjustable rate
 loans (2)..............     18%         24%          30%         36%         42%

--------
(1) As a percentage of the prepayment assumption.
(2) As a CPR percentage.

                Assumed Initial Fixed Rate Loan Characteristics

                                         Weighted      Weighted    Balloon Loan
                             Weighted    Average        Average      Weighted
                             Average  Remaining Term Original Term   Average
           Cut-off Date Pool   Loan    to Maturity    to Maturity  Amortization
Pool       Principal Balance   Rate      (months)      (months)        Term
----       ----------------- -------- -------------- ------------- ------------
 1. ......  $ 1,259,286.35    13.035%       56             60          N/A
 2. ......   11,694,874.99    12.902       111            114          N/A
 3. ......   39,623,883.58    12.517       175            179          N/A
 4. ......   70,609,293.13    12.513       239            239          N/A
 5. ......   41,080,825.78    12.256       300            300          N/A
 6. ......   50,190,332.07    11.133       358            359          N/A
 7. ......      192,675.00    11.205        60             60          360
 8. ......      251,496.00    12.152        84             84          360
 9. ......       99,272.31    12.450       120            120          360
10. ......       50,500.00    12.800       180            180          240
11. ......   51,128,242.33    11.917       180            180          360
12. ......      109,250.00     8.840       240            240          300
13. ......   31,996,986.05    11.856       240            240          360
14. ......      900,327.13    12.384       300            300          360

       Assumed Additional and Subsequent Fixed Rate Loan Characteristics

                                         Weighted      Weighted    Balloon Loan
                             Weighted    Average        Average      Weighted
               Cut-off Date  Average  Remaining Term Original Term   Average
              Pool Principal   Loan    to Maturity    to Maturity  Amortization
Pool             Balance       Rate      (months)      (months)        Term
----          -------------- -------- -------------- ------------- ------------
 1. ......... $ 1,266,128.16  13.035%       60             60          N/A
 2. .........  11,758,414.27  12.902       114            114          N/A
 3. .........  39,839,163.62  12.517       179            179          N/A
 4. .........  70,992,919.62  12.513       239            239          N/A
 5. .........  41,304,021.51  12.256       300            300          N/A
 6. .........  50,463,020.55  11.133       359            359          N/A
 7. .........     193,721.82  11.205        60             60          360
 8. .........     252,862.40  12.152        84             84          360
 9. .........      99,811.67  12.450       120            120          360
10. .........      50,774.37  12.800       180            180          240
11. .........  51,406,026.56  11.917       180            180          360
12. .........     109,843.56   8.840       240            240          300
13. .........  32,170,828.48  11.856       240            240          360
14. .........     905,218.69  12.384       300            300          360

          Assumed Initial Group I Adjustable Rate Loan Characteristics

                                                Weighted  Weighted
                                                 Average  Average
                                      Weighted  Remaining Original Weighted
                        Cut-off Date  Average    Term to  Term to  Average                     First            Month(s)
                       Pool Principal   Loan    Maturity  Maturity  Gross    Life     Life     Period  Periodic to Rate
Pool                      Balance       Rate    (months)  (months)  Margin    Cap     Floor   Rate Cap   Cap     Change
----                   -------------- --------  --------- -------- -------- -------  -------  -------- -------- --------
1. ................... $   237,643.20  8.3000%     356      360     6.0000% 15.3000%  8.3000%  1.0000%  1.0000%     1
2. ...................      70,125.95 10.9900      339      360     7.6000  17.9900  10.9900   3.0000   1.0000      2
3. ...................     275,967.05  9.7484      356      360     6.8679  16.7484   9.7484   2.7736   1.2560      5
4. ...................      50,000.00  8.5000      360      360     6.6500  14.5000   8.5000   3.0000   1.0000      6
5. ...................     154,901.30  9.9900      344      360     6.8000  15.9900   9.9900   3.0000   1.0000      7
6. ...................     208,697.04 10.4264      349      360     6.8780  17.1120  10.4264   2.3144   1.0000      8
7. ...................     578,915.91 10.0522      346      360     6.8568  16.8001  10.0522   2.4251   1.3006      9
8. ...................     316,104.42 10.1757      346      360     6.5653  16.2634  10.1757   2.8546   1.0000     10
9. ...................     311,876.72 10.6361      348      360     7.1715  17.3981  10.6361   2.4632   1.0000     11
10. ..................     249,048,52 10.2833      349      360     6.1030  16.5816  10.2833   2.4298   1.0000     12
11. ..................     492,221.85  8.9648      350      360     5.9550  15.0815   8.7240   2.8870   1.0000     13
12. ..................     985,036.97 10.2125      351      360     6.4360  16.4616  10.0688   2.8098   1.0831     14
13. ..................     285,464.80 10.3505      353      360     6.3791  17.2015   9.8615   3.2445   1.2576     15
14. ..................     296,929.21 10.6619      353      360     4.8023  16.6619   7.4593   5.2026   1.0000     16
15. ..................     761,068.74  9.6786      354      360     6.4063  15.8259   9.6786   3.0000   1.0737     17
16. ..................     907,353.81  9.4658      355      360     6.6814  15.9146   9.4658   3.1906   1.1064     18
17. ..................     764,150.48 10.6553      356      360     6.1178  16.7627  10.6553   3.4294   1.1881     19
18. ..................   6,894,238.02 10.3602      357      360     6.1350  16.3863  10.3602   2.9414   1.0633     20
19. ..................  17,357,676.75 10.2290      358      360     6.1884  16.3295  10.2290   2.9824   1.0581     21
20. ..................  27,012,921.42  9.9527      359      360     6.3859  16.1031   9.9159   2.9795   1.0490     22
21. ..................  67,418,653.64  9.7553      360      360     6.6709  15.9330   9.7408   2.9839   1.0394     23
22. ..................   1,824,822.48  9.7245      360      360     6.7889  16.1740   9.7012   2.8622   1.2346     24
23. ..................     161,496.66 10.2500      355      360     6.0000  13.2500  10.2500   3.0000   1.0000     20
24. ..................      78,573.29  9.5000      350      360     6.2500  15.5000   9.5000   3.0000   2.0000     25
25. ..................     173,750.84  9.8250      351      360     5.5000  15.8250   9.8250   3.0000   1.0000     26
26. ..................      87,355.08  8.4000      352      360     4.5000  14.4000   6.4000   4.0000   1.0000     27
27. ..................     143,517.59 10.4000      352      360     6.4500  17.4000  10.4000   3.0000   1.0000     28
28. ..................      98,822.60  9.9900      356      360     7.7500  16.9900   9.9900   2.0000   1.0000     31
29. ..................     173,946.74  8.7250      357      360     3.8500  15.7250   8.7250   3.0000   1.0000     32
30. ..................      36,521.66 10.0700      358      360     7.3200  16.0700  10.0700   3.0000   1.5000     33
31. ..................     594,433.16  9.8635      359      360     6.5728  16.7603   9.8635   3.0000   1.0000     34
32. ..................   3,634,472.00  9.8382      360      360     6.3023  16.2590   9.8382   2.8071   1.0529     35
33. ..................      51,779.41  8.6000      353      360     4.2250  15.6000   6.6000   4.0000   1.0000     52
34. ..................      57,241.56  9.0000      357      360     5.1250  16.0000   9.0000   3.0000   1.0000     56

         Assumed Initial Group II Adjustable Rate Loan Characteristics

                                                Weighted  Weighted
                                                 Average  Average
                                      Weighted  Remaining Original Weighted
                        Cut-off Date  Average    Term to  Term to  Average                     First            Month(s)
                       Pool Principal   Loan    Maturity  Maturity  Gross    Life     Life     Period  Periodic to Rate
Pool                      Balance       Rate    (months)  (months)  Margin    Cap     Floor   Rate Cap   Cap     Change
----                   -------------- --------  --------- -------- -------- -------  -------  -------- -------- --------
1. ................... $   270,334.70 10.9900%     344      360     8.4000% 16.9900% 10.9900%  3.0000%  1.0000%     7
2. ...................     242,757.09  9.3750      351      360     6.2500  16.3750   9.3750   3.0000   1.0000     14
3. ...................     338,815.53  7.8750      355      360     5.7500  14.8750   7.8750   7.0000   1.0000     18
4. ...................     250,738.42  9.8750      356      360     7.0000  16.8750   9.8750   7.0000   1.0000     19
5. ...................     269,334.93  9.6500      357      360     5.6000  15.6500   9.6500   3.0000   1.0000     20
6. ...................   2,274,495.24  9.9196      358      360     6.2084  16.0356   9.9196   3.0000   1.2181     21
7. ...................   5,175,655.18  9.4214      359      360     5.8965  15.5280   9.4214   2.9423   1.0000     22
8. ...................   9,593,048.55  9.4943      360      360     6.5432  15.9098   9.4943   2.8832   1.0473     23
9. ...................     255,100.00  8.9900      360      360     6.0000  15.9900   8.9900   3.0000   1.5000     24

 Assumed Additional and Subsequent Group I Adjustable Rate Loan Characteristics

                                                Weighted  Weighted
                                                 Average  Average
                                      Weighted  Remaining Original Weighted
                        Cut-off Date  Average    Term to  Term to  Average                     First            Month(s)
                       Pool Principal   Loan    Maturity  Maturity  Gross    Life     Life     Period  Periodic to Rate
Pool                      Balance       Rate    (months)  (months)  Margin    Cap     Floor   Rate Cap   Cap     Change
----                   -------------- --------  --------- -------- -------- -------  -------  -------- -------- --------
1. ................... $   233,198.43  8.3000%     360      360     6.0000% 15.3000%  8.3000%  1.0000%  1.0000%     5
2. ...................      68,814.35 10.9900      360      360     7.6000  17.9900  10.9900   3.0000   1.0000     23
3. ...................     270,805.49  9.7484      360      360     6.8679  16.7484   9.7484   2.7736   1.2560      9
4. ...................      49,064.82  8.5000      360      360     6.6500  14.5000   8.5000   3.0000   1.0000      6
5. ...................     152,004.10  9.9900      360      360     6.8000  15.9900   9.9900   3.0000   1.0000     23
6. ...................     204,793.66 10.4264      360      360     6.8780  17.1120  10.4264   2.3144   1.0000     19
7. ...................     568,088.13 10.0522      360      360     6.8568  16.8001  10.0522   2.4251   1.3006     23
8. ...................     310,192.14 10.1757      360      360     6.5653  16.2634  10.1757   2.8546   1.0000     24
9. ...................     306,043.52 10.6361      360      360     7.1715  17.3981  10.6361   2.4632   1.0000     23
10. ..................     244,390.43 10.2833      360      360     6.1030  16.5816  10.2833   2.4298   1.0000     23
11. ..................     483,015.55  8.9648      360      360     5.9550  15.0815   8.7240   2.8870   1.0000     23
12. ..................     966,613.28 10.2125      360      360     6.4360  16.4616  10.0688   2.8098   1.0831     23
13. ..................     280,125.59 10.3505      360      360     6.3791  17.2015   9.8615   3.2445   1.2576     22
14. ..................     291,375.58 10.6619      360      360     4.8023  16.6619   7.4593   5.2026   1.0000     23
15. ..................     746,834.05  9.6786      360      360     6.4063  15.8259   9.6786   3.0000   1.0737     23
16. ..................     890,383.07  9.4658      360      360     6.6814  15.9146   9.4658   3.1906   1.1064     23
17. ..................     749,858.15 10.6553      360      360     6.1178  16.7627  10.6553   3.4294   1.1881     23
18. ..................   6,765,291.29 10.3602      360      360     6.1350  16.3863  10.3602   2.9414   1.0633     23
19. ..................  17,033,026.56 10.2290      360      360     6.1884  16.3295  10.2290   2.9824   1.0581     23
20. ..................  26,507,683.87  9.9527      360      360     6.3859  16.1031   9.9159   2.9795   1.0490     23
21. ..................  66,157,685.42  9.7553      360      360     6.6709  15.9330   9.7408   2.9839   1.0394     23
22. ..................   1,790,691.82  9.7245      360      360     6.7889  16.1740   9.7012   2.8622   1.2346     24
23. ..................     158,476.10 10.2500      360      360     6.0000  13.2500  10.2500   3.0000   1.0000     25
24. ..................      77,103.69  9.5000      360      360     6.2500  15.5000   9.5000   3.0000   2.0000     35
25. ..................     170,501.08  9.8250      360      360     5.5000  15.8250   9.8250   3.0000   1.0000     35
26. ..................      85,721.23  8.4000      360      360     4.5000  14.4000   6.4000   4.0000   1.0000     35
27. ..................     140,833.30 10.4000      360      360     6.4500  17.4000  10.4000   3.0000   1.0000     36
28. ..................      96,974.27  9.9900      360      360     7.7500  16.9900   9.9900   2.0000   1.0000     35
29. ..................     170,693.32  8.7250      360      360     3.8500  15.7250   8.7250   3.0000   1.0000     35
30. ..................      35,838.58 10.0700      360      360     7.3200  16.0700  10.0700   3.0000   1.5000     35
31. ..................     583,315.15  9.8635      360      360     6.5728  16.7603   9.8635   3.0000   1.0000     35
32. ..................   3,566,494.47  9.8382      360      360     6.3023  16.2590   9.8382   2.8071   1.0529     35
33. ..................      50,810.95  8.6000      360      360     4.2250  15.6000   6.6000   4.0000   1.0000     59
34. ..................      56,170.94  9.0000      360      360     5.1250  16.0000   9.0000   3.0000   1.0000     59

Assumed Additional and Subsequent Group II Adjustable Rate Loan Characteristics

                                                Weighted  Weighted
                                                 Average  Average
                                      Weighted  Remaining Original Weighted
                        Cut-off Date  Average    Term to  Term to  Average                     First            Month(s)
                       Pool Principal   Loan    Maturity  Maturity  Gross    Life     Life     Period  Periodic to Rate
Pool                      Balance       Rate    (months)  (months)  Margin    Cap     Floor   Rate Cap   Cap     Change
----                   -------------- --------  --------- -------- -------- -------  -------  -------- -------- --------
1. ................... $   265,278.48 10.9900%     360      360     8.4000% 16.9900% 10.9900%  3.0000%  1.0000%    23
2. ...................     238,216.67  9.3750      360      360     6.2500  16.3750   9.3750   3.0000   1.0000     23
3. ...................     332,478.48  7.8750      360      360     5.7500  14.8750   7.8750   7.0000   1.0000     23
4. ...................     246,048.72  9.8750      360      360     7.0000  16.8750   9.8750   7.0000   1.0000     23
5. ...................     264,297.41  9.6500      360      360     5.6000  15.6500   9.6500   3.0000   1.0000     23
6. ...................   2,231,954.10  9.9196      360      360     6.2084  16.0356   9.9196   3.0000   1.2181     23
7. ...................   5,078,852.05  9.4214      360      360     5.8965  15.5280   9.4214   2.9423   1.0000     23
8. ...................   9,413,624.48  9.4943      360      360     6.5432  15.9098   9.4943   2.8832   1.0473     23
9. ...................     250,328.72  8.9900      360      360     6.0000  15.9900   8.9900   3.0000   1.5000     24

  Based on these assumptions, the following tables indicate the projected weighted average lives of each class of certificates, and outline the percentages of the original principal balance of each class that would be outstanding after each of the dates shown, under the indicated prepayment scenarios.

  The weighted average life of a class of certificates is determined by (a) multiplying the amount of cash distributions in reduction of the principal balance of such certificate by the number of years from the date of issuance of such certificate to the stated payment date, (b) adding the results, and (c) dividing the sum by the initial principal balance of such certificate.

         Percentage of the Original Principal Balance of the Class AF-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
November 15, 2000.......     63          51          40           29         17
November 15, 2001.......     14           0           0            0          0
November 15, 2002.......      0           0           0            0          0
Weighted Average Life
 (years)................    1.2         1.0         0.9          0.7        0.7

         Percentage of the Original Principal Balance of the Class AF-2
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
November 15, 2000.......    100         100         100          100        100
November 15, 2001.......    100          87          56           27          0
November 15, 2002.......     65          23           0            0          0
November 15, 2003.......     19           0           0            0          0
November 15, 2004.......      0           0           0            0          0
Weighted Average Life
 (years)................    3.4         2.6         2.1          1.8        1.5

         Percentage of the Original Principal Balance of the Class AF-3
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
November 15, 2000.......    100         100         100          100        100
November 15, 2001.......    100         100         100          100         95
November 15, 2002.......    100         100          54            0          0
November 15, 2003.......    100          56           0            0          0
November 15, 2004.......     87           0           0            0          0
November 15, 2005.......     33           0           0            0          0
November 15, 2006.......     10           0           0            0          0
November 15, 2007.......      0           0           0            0          0
Weighted Average Life
 (years)................    5.8         4.1         3.2          2.5        2.2

 Percentage of the Original Principal Balance of the Class AF-4 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
November 15, 2000.......    100         100         100          100        100
November 15, 2001.......    100         100         100          100        100
November 15, 2002.......    100         100         100           58          0
November 15, 2003.......    100         100          81           29          0
November 15, 2004.......    100          93          36            0          0
November 15, 2005.......    100          56           0            0          0
November 15, 2006.......    100           0           0            0          0
November 15, 2007.......     85           0           0            0          0
November 15, 2008.......      0           0           0            0          0
Weighted Average Life
 (years)................    8.4         6.0         4.6          3.5        2.6

 Percentage of the Original Principal Balance of the Class AF-5 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
November 15, 2000.......    100         100         100          100        100
November 15, 2001.......    100         100         100          100        100
November 15, 2002.......    100         100         100          100         80
November 15, 2003.......    100         100         100          100          0
November 15, 2004.......    100         100         100            0          0
November 15, 2005.......    100         100           0            0          0
November 15, 2006.......    100           0           0            0          0
November 15, 2007.......    100           0           0            0          0
November 15, 2008.......      0           0           0            0          0
Weighted Average Life
 (years)................    8.6         6.5         5.2          4.3        3.5

 Percentage of the Original Principal Balance of the Class AF-6 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
November 15, 2000.......    100         100         100          100        100
November 15, 2001.......    100         100         100          100        100
November 15, 2002.......     95          93          91           88         84
November 15, 2003.......     90          88          87           86          0
November 15, 2004.......     77          73          68            0          0
November 15, 2005.......     64          57           0            0          0
November 15, 2006.......     36           0           0            0          0
November 15, 2007.......     20           0           0            0          0
November 15, 2008.......      0           0           0            0          0
Weighted Average Life
 (years)................    6.3         5.6         4.8          4.1        3.5

         Percentage of the Original Principal Balance of the Class MF-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
November 15, 2000.......    100         100         100          100        100
November 15, 2001.......    100         100         100          100        100
November 15, 2002.......    100         100         100          100        100
November 15, 2003.......    100          84          66           52          0
November 15, 2004.......     87          65          49            0          0
November 15, 2005.......     72          51           0            0          0
November 15, 2006.......     60           0           0            0          0
November 15, 2007.......     49           0           0            0          0
November 15, 2008.......      0           0           0            0          0
Weighted Average Life
 (years)................    7.2         5.5         4.5          3.9        3.6

 Percentage of the Original Principal Balance of the Class MF-2 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
November 15, 2000.......    100         100         100          100        100
November 15, 2001.......    100         100         100          100        100
November 15, 2002.......    100         100         100          100        100
November 15, 2003.......    100          84          66           52          0
November 15, 2004.......     87          65          49            0          0
November 15, 2005.......     72          51           0            0          0
November 15, 2006.......     60           0           0            0          0
November 15, 2007.......     49           0           0            0          0
November 15, 2008.......      0           0           0            0          0
Weighted Average Life
 (years)................    7.2         5.5         4.5          3.8        3.5

         Percentage of the Original Principal Balance of the Class BF-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
November 15, 2000.......    100         100         100          100        100
November 15, 2001.......    100         100         100          100        100
November 15, 2002.......    100         100         100          100        100
November 15, 2003.......    100          84          66           52          0
November 15, 2004.......     87          65          49            0          0
November 15, 2005.......     72          51           0            0          0
November 15, 2006.......     60           0           0            0          0
November 15, 2007.......     49           0           0            0          0
November 15, 2008.......      0           0           0            0          0
Weighted Average Life
 (years)................    7.2         5.5         4.4          3.8        3.4

         Percentage of the Original Principal Balance of the Class AV-1
               Certificates at the Respective Percentages of the
                              CPR Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
November 15, 2000.......     76          68          60           52         44
November 15, 2001.......     56          44          33           23         14
November 15, 2002.......     41          27          15            5          0
November 15, 2003.......     31          23          15            5          0
November 15, 2004.......     24          16          11            0          0
November 15, 2005.......     19          11           0            0          0
November 15, 2006.......     14           0           0            0          0
November 15, 2007.......     11           0           0            0          0
November 15, 2008.......      0           0           0            0          0
Weighted Average Life
 (years)................    3.2         2.4         1.8          1.3        1.0

         Percentage of the Original Principal Balance of the Class AV-2
               Certificates at the Respective Percentages of the
                              CPR Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
November 15, 2000.......     75          67          60           52         44
November 15, 2001.......     56          44          33           23         13
November 15, 2002.......     41          26          14            4          0
November 15, 2003.......     36          26          14            4          0
November 15, 2004.......     36          26          14            0          0
November 15, 2005.......     36          26           0            0          0
November 15, 2006.......     36           0           0            0          0
November 15, 2007.......     36           0           0            0          0
November 15, 2008.......      0           0           0            0          0
Average Life (years)....    4.0         2.7         1.8          1.3        1.0

 Percentage of the Original Principal Balance of the Class MV-1 Certificates at
             the Respective Percentages of the CPR Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
November 15, 2000.......    100         100         100          100        100
November 15, 2001.......    100         100         100          100        100
November 15, 2002.......    100         100         100          100         56
November 15, 2003.......     88          65          70          100          0
November 15, 2004.......     72          49          32            0          0
November 15, 2005.......     58          37           0            0          0
November 15, 2006.......     47           0           0            0          0
November 15, 2007.......     39           0           0            0          0
November 15, 2008.......      0           0           0            0          0
Weighted Average Life
 (years)................    6.6         5.0         4.4          4.3        3.3

         Percentage of the Original Principal Balance of the Class MV-2
               Certificates at the Respective Percentages of the
                              CPR Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
November 15, 2000.......    100         100         100          100        100
November 15, 2001.......    100         100         100          100        100
November 15, 2002.......    100         100         100          100        100
November 15, 2003.......     88          65          46           48          0
November 15, 2004.......     72          49          32            0          0
November 15, 2005.......     58          37           0            0          0
November 15, 2006.......     47           0           0            0          0
November 15, 2007.......     39           0           0            0          0
November 15, 2008.......      0           0           0            0          0
Weighted Average Life
 (years)................    6.6         5.0         4.2          4.0        3.6

         Percentage of the Original Principal Balance of the Class BV-1
               Certificates at the Respective Percentages of the
                              CPR Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
November 15, 2000.......    100         100         100          100        100
November 15, 2001.......    100         100         100          100        100
November 15, 2002.......    100         100         100          100        100
November 15, 2003.......     88          65          46           32          0
November 15, 2004.......     72          49          32            0          0
November 15, 2005.......     58          37           0            0          0
November 15, 2006.......     47           0           0            0          0
November 15, 2007.......     39           0           0            0          0
November 15, 2008.......      0           0           0            0          0
Weighted Average Life
 (years)................    6.6         4.9         4.1          3.7        3.6

 Percentage of the Original Principal Balance of the Class B-2 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
November 15, 2000.......    100         100         100          100        100
November 15, 2001.......    100         100         100          100        100
November 15, 2002.......    100         100         100          100        100
November 15, 2003.......     94          67          42           21          0
November 15, 2004.......     73          42          18            0          0
November 15, 2005.......     53          23           0            0          0
November 15, 2006.......     36           0           0            0          0
November 15, 2007.......     21           0           0            0          0
November 15, 2008.......      0           0           0            0          0
Weighted Average Life
 (years)................    6.3         4.8         3.9          3.4        3.2

                             CONSECO FINANCE CORP.

General

  The following information supplements, and if inconsistent supersedes, the information in the prospectus under the heading "Conseco Finance Corp." Conseco Finance Corp. was previously named Green Tree Financial Corporation.

  Conseco Finance is a Delaware corporation which, on December 31, 1998, had stockholders' equity of approximately $2.2 billion. Conseco Finance purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. Conseco Finance is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Conseco Finance Servicing Corporation, a wholly owned subsidiary of Conseco Finance. Through its principal offices in Saint Paul, Minnesota, and service centers throughout the United States, Conseco Finance serves all 50 states. Conseco Finance began financing home equity loans in January 1996. Conseco Finance also purchases, pools and services installment sales contracts for various consumer products. Conseco Finance's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639 (telephone
(651) 293-3400). Conseco Finance's quarterly and annual reports, which are incorporated by reference in this prospectus supplement and in the prospectus, are available from Conseco Finance upon written request.

Ratio of Earnings to Fixed Charges for Conseco Finance

  The table below shows Conseco Finance's ratios of earnings to fixed charges for the past five years and the nine months ended September 30, 1999. For the purposes of compiling these ratios, earnings consist of earnings before both income taxes and fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                                  Nine Months
                                                                     Ended
                                        Year Ended December 31,  September 30,
                                        ------------------------ -------------
                                        1994 1995 1996 1997 1998     1999
                                        ---- ---- ---- ---- ---- -------------
Ratio of Earnings (Losses) to Fixed
 Charges............................... 7.98 7.90 5.44 3.94 .62*     3.55

--------
* For 1998, adjusted earnings were $83.4 million less than fixed charges. Adjusted earnings for 1998 included an impairment charge of $549.4 million and nonrecurring charges of $108.0 million related to Green Tree Financial Corporation's merger with Conseco, Inc.

Recent Developments


  Conseco Finance has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by a few of Conseco Finance's stockholders as purported class actions on behalf of persons or entities who purchased common stock or traded in options of Conseco Finance during the alleged class periods. These alleged class periods run from February 1995 to January 1998. One of these lawsuits did not include class action claims. In addition to Conseco Finance, some of Conseco

Finance's current and former officers and directors are named as defendants in one or more of the lawsuits. The lawsuits have been consolidated into two complaints, one relating to an alleged class of purchasers of Conseco Finance's common stock and the other relating to an alleged class of traders in options for Conseco Finance's common stock. In addition to these two complaints, a separate non-class action lawsuit containing similar allegations was also filed. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that Conseco Finance and the other defendants violated federal securities laws by, among other things, making false and misleading statements about Conseco Finance's current state and Conseco Finance's future prospects, particularly about prepayment assumptions and performance of some of Conseco Finance's loan portfolios, which allegedly rendered Conseco Finance's financial statements false and misleading. Conseco Finance believes that the lawsuits are without merit and intends to defend the lawsuits vigorously. However, the ultimate outcome of these lawsuits cannot be predicted with certainty. Conseco Finance filed motions to dismiss these lawsuits. On August 24, 1999 Conseco Finance's motions to dismiss were granted with prejudice. On September 21, 22 and 23, the plaintiffs filed notices of appeal of these dismissals.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements, and to the extent inconsistent, supersedes the information in the prospectus under "Description of the Certificates."

  The certificates will be issued pursuant to the pooling and servicing agreement among Conseco Finance, as originator, servicer and limited guarantor, Conseco Securitizations, as seller, and the trustee. A copy of the execution form of the pooling and servicing agreement will be filed in a current report on Form 8-K with the SEC after the initial issuance of the certificates. The following summary describes the material provisions of the pooling and servicing agreement, reference to which is made for a complete recital of its terms.

General

  The certificates will be issued in fully registered, certificated form only in denominations of $1,000 or any integral multiple of $1.00 in excess thereof. The certificates initially will be represented by certificates registered in the name of Cede & Co. as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members. See "-- Registration of the Certificates" below. The trust consists primarily of the loans and the rights, benefits, obligations and proceeds, including liens on the related real estate, amounts held in the certificate account and the Class B-2 limited guaranty of Conseco Finance for the benefit of the Class B-2 certificateholders.

  Distributions on the certificates will be made by the paying agent on each payment date to persons in whose names the certificates are registered as of the business day immediately preceding such payment date. See "--Registration of the Certificates" below. The first payment date for the certificates will be in December 1999. Payments will be made by check mailed to the certificateholder at the address appearing on the certificate register, except that a certificateholder who holds an aggregate percentage interest of at least 5% of a class of certificates may request payment by wire transfer. Final payments will be made only upon tender of the certificates to the trustee for cancellation.

Conveyance of Loans

  On the closing date, Conseco Finance will transfer to Conseco Securitizations all right, title and interest of Conseco Finance in the initial and additional loans, including all principal and interest received after the Cut-off Date with respect to such loans, other than receipts of principal and interest due on such loans on or before the Cut-off Date. Conseco Securitizations will then establish the trust and transfer to the trust all of its right, title and interest in the initial and additional loans. The pooling and servicing agreement permits the trust to purchase up to approximately $449,396,746.77 aggregate principal balance of subsequent loans through February 14, 2000. If Conseco Finance transfers subsequent loans to Conseco Securitizations, Conseco Securitizations will transfer them to the trust. See "--Conveyance of Subsequent Loans and Pre-Funding Account" below.

  On behalf of the trust, as the issuer of the certificates, the trustee, concurrently with each conveyance, will execute and deliver the certificates to or upon the order of Conseco Securitizations. The loans will be described on a list delivered to the trustee and certified by a duly authorized officer of Conseco Finance. This list will include the amount of monthly payments due on each loan as of the date of issuance of the certificates, the loan rate on each loan and the maturity date of each loan. The list will be attached as an exhibit to the pooling and servicing agreement and will be available for inspection by any certificateholder at the principal office of Conseco Finance. Before the conveyance of the loans to Conseco Securitizations, Conseco Finance will have completed a review of all the loan files, confirming the accuracy of each item on the list of loans delivered to the trustee. Any loan discovered not to agree with such list in a manner that is materially adverse to the interests of the certificateholders will be repurchased by Conseco Finance, or, if the discrepancy relates to the unpaid principal balance of a loan, Conseco Finance may deposit cash in the certificate account in an amount sufficient to offset such discrepancy.

  The trustee will maintain possession of the loans and any other documents contained in the loan files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the conveyance and assignment of the loans to Conseco Securitizations and then to the trustee. Conseco Financing's and Conseco Securitizations' accounting records and computer systems will also reflect the conveyance and assignment.

  Briggs and Morgan, Professional Association, counsel to Conseco Finance and Conseco Securitizations, will give an opinion to the trustee that the transfer of the loans from Conseco Finance to Conseco Securitizations and from Conseco Securitizations to the trust each would be treated as a true sale and not as a pledge to secure borrowings in the event that either Conseco Finance or Conseco Securitizations became a debtor under the United States Bankruptcy Code. If, however, either transfer were treated as a pledge to secure borrowings by the transferor, the distribution of proceeds of the loans to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution to the trust for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the loans if the proceeds could satisfy the amount of the debt deemed owed by Conseco Finance or Conseco Securitizations, or the bankruptcy trustee could substitute other collateral in lieu of the loans to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if Conseco Finance or Conseco Securitizations were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Conseco Finance will make certain representations and warranties in the pooling and servicing agreement with respect to the initial, additional and subsequent loans, including the following:

  (1) for each loan other than the subsequent loans, as of the applicable Cut-off Date, the most recent scheduled payment was made or was not delinquent more than 31 days;

  (2) for each subsequent loan, as of the respective subsequent Cut-off Date, the most recent scheduled payment was made or was not delinquent more than 31 days;

  (3) no provision of a loan has been waived, altered or modified in any respect, except by instruments or documents included in the loan file and reflected on the list of loans delivered to the trustee;

  (4) each loan is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally;

  (5) no loan is subject to any right of rescission, set-off, counterclaim or defense;

  (6) each loan was originated by a home equity lender in the ordinary course of its business or was originated by Conseco Finance directly;

  (7) no loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the loan or an interest in the loan unlawful;

  (8) each loan complies with all requirements of law;

  (9) no loan has been satisfied, subordinated to a lower lien ranking than its original position or rescinded;

  (10) each loan creates a valid and perfected lien on the related real estate;

  (11) all parties to each loan had full legal capacity to execute such loan;

  (12) no loan has been sold, conveyed and assigned or pledged to any other person and Conseco Finance has good and marketable title to each loan free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such loan to the trustee;

  (13) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any loan, except for payment delinquencies permitted by (1) and (2) above, no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such loan, and Conseco Finance has not waived any of the foregoing;

  (14) each loan is a fully-amortizing loan and provides for level monthly payments based on its applicable loan rate, except, in the case of a balloon loan, for the final Monthly Payment, over the term of such loan;

  (15) each loan contains customary and enforceable provisions such as to render the rights and remedies of the holder adequate for realization against the collateral;

  (16) the description of each loan set forth in the list delivered to the trustee is true and correct;

  (17) there is only one original of each loan;

  (18) each loan was originated or purchased in accordance with Conseco Finance's then-current underwriting guidelines;

  (19) each loan is a qualified mortgage under section 860G(a)(3) of the Internal Revenue Code;

  (20) no loan had an original term to maturity of more than 360 months;

  (21) no loan had a combined loan-to-value ratio, based on each loan's current principal balance, in excess of 100%;

  (22) each loan, other than the adjustable rate loans, has a contractual rate of interest of at least 7.13%; and

  (23) no loan had an original term to maturity at origination of more than 360 months.

  Conseco Finance will also make certain representations and warranties with respect to the loans in the aggregate, including that:

  (1) no more than 1% of the loans, by principal balance as of the Cut-off Date, were secured by properties located in an area with the same zip code;

  (2) no more than 5% of the loans, by principal balance as of the Cut-off Date, were originated by any one lender;

  (3) the weighted average interest rate on the loans will not be more than 10 basis points below the weighted average interest rate of the initial loans;

  (4) 13.26% of the initial loans will be secured by a second mortgage and 0.18% of the initial loans will be secured by a third mortgage, and the purchase of the subsequent loans will not cause these percentages to increase by more than 2.00%;

  (5) the weighted average debt consolidation percentage on the closing date will be 22.08% and the addition of the subsequent loans will not increase this percentage by more than 3.00%; and

  (6) no adverse selection procedures were employed in selecting the loans from Conseco Finance's portfolio.

  In addition, each additional loan must satisfy the following criteria:

  . as a result of the purchase of the additional loans, the Class A certificates will not receive from S&P, Fitch or Duff & Phelps a lower credit rating than the rating assigned based upon the initial loans;

  .   no additional loan will be a Title I loan; and

  . as a result of the purchase of the additional loans, which additional loans will not have a weighted average FICO Score less than 600, the percentage of loans in the loan pool, by aggregate principal balance, with a FICO Score less than 620 will not increase by more than 2%.

Conseco Finance will make certain additional representations and warranties with respect to the subsequent loans. See "--Conveyance of Subsequent Loans and Pre-Funding Account" below.

  Under the terms of the pooling and servicing agreement, and subject to Conseco Finance's option to effect a substitution as described in the next paragraph, Conseco Finance has agreed to repurchase, at the Repurchase Price, any loan that is materially and adversely affected by a breach of a representation and warranty with respect to the loan made in the pooling and servicing agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the servicer or the trustee. The Repurchase Price, with respect to any loan to be so repurchased or with respect to a liquidated loan, means the outstanding principal balance of such loan, without giving effect to any advances made by the servicer or the trustee, plus interest on such loan at the pass-through rate from the end of the Due Period with respect to which the obligor last made a scheduled payment through the date of such repurchase or liquidation.

  Instead of repurchasing a loan as specified in the preceding paragraph, during the two-year period following the closing date, Conseco Finance may, at its option, substitute an eligible substitute loan for the loan that it is otherwise obligated to repurchase. An eligible substitute loan is a loan that satisfies, as of the date of its substitution, the representations and warranties specified in article III of the pooling and servicing agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the replaced loan, has a loan rate that is at least equal to the loan rate of the replaced loan and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the replaced loan. Conseco Finance will be required to deposit in the certificate account cash in the amount, if any, by which the Scheduled Principal Balance of the replaced loan exceeds the Scheduled Principal Balance of the loan being substituted. The deposit will be deemed to be a partial principal prepayment.

  The repurchase or substitution of loans constitute the sole remedies available to the trust and the certificateholders for a breach of a representation or warranty, but not with respect to any other breach by Conseco Finance of its obligations.

  Conseco Finance may, at its option, substitute new loans for loans which are prepaid in full on or before February 28, 2000. Any such substitute loans shall constitute eligible substitute loans and must be substituted prior to the Determination Date immediately following the calendar month in which the prepayment was received by the servicer. In the event the aggregate amount of principal received in respect of loans prepaid in full in a given calendar month exceeds the aggregate of the scheduled principal balances of eligible substitute loans substituted therefor, such excess shall be distributed to certificateholders on the related payment date as a prepayment of principal. Notwithstanding the foregoing, there is no assurance that Conseco Finance will elect to make any substitutions or that eligible substitute loans will be available.

Conveyance of Subsequent Loans and Pre-Funding Account

  A pre-funding account will be established by the trustee and funded by Conseco Securitizations with a pre-funded amount of up to approximately $225,000,000 on the closing date to provide the trust with sufficient funds to purchase subsequent loans. In no event will the pre-funded amount, less the aggregate principal balance of subsequent loans specifically identified for purchase by the trust as of the closing date, represent more than 25% of the original certificate principal balance. The pre-funding account will be used to purchase subsequent loans during the period from the closing date until the earliest of:

  (1) the date on which the amount on deposit in the pre-funding account is less than $10,000;

  (2) February 14, 2000; or

  (3) the date on which an event of termination occurs under the pooling and servicing agreement.

The pre-funded amount will be reduced during the funding period by the amount used to purchase subsequent loans in accordance with the pooling and servicing agreement.

  Under the pooling and servicing agreement, the trust will be obligated to purchase subsequent loans from Conseco Securitizations during the funding period, subject to their availability. In connection with the purchase of subsequent loans on such dates of transfer, the trust will be required to pay to Conseco Securitizations from amounts on deposit in the pre-funding account a cash purchase price of 100% of the principal balance. The amount paid from the pre-funding account on each subsequent transfer date will not include accrued interest on the related subsequent loans. Following each subsequent transfer date, the aggregate principal balance of the subsequent loans will increase by an amount equal to the aggregate principal balance of the loans so purchased and the amount in the pre-funding account will decrease accordingly.

  Any pre-funded amount remaining after the end of the funding period will be applied on the next payment date to prepay principal on the Class AF-1, Class AV-1 and Class AV-2 certificates. Any amounts remaining which had been allocated to the purchase of subsequent group I adjustable rate loans will be paid to the Class AV-1 certificateholders, any amounts remaining which had been allocated to the purchase of subsequent group II adjustable rate loans will be paid to the Class AV-2 certificateholders and any amounts remaining which had been allocated to the purchase of subsequent fixed rate loans will be paid to the Class AF-1 certificateholders. Although no assurance can be given, Conseco Securitizations anticipates that the principal amount of the related subsequent loans purchased by the trust will require the application of substantially all of the related pre-funded amount and that there should be no material amount of principal prepaid to the Class AF-1, Class AV-1 and Class AV-2 certificateholders from the pre-funding account. However, it is unlikely that Conseco Finance will be able to deliver subsequent loans with an aggregate principal balance identical to the remaining pre-funded amount.

  Any conveyance of subsequent loans on a subsequent transfer date is subject to certain conditions including:

  (1) each subsequent loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the pooling and servicing agreement;

  (2) Conseco Finance may not select subsequent loans in a manner that it believes is adverse to the interests of the certificateholders;

  (3) as of the related subsequent Cut-off Date the subsequent loans must satisfy the following criteria:

     (a) no subsequent loan may be more than 31 days contractually delinquent;

     (b) the remaining stated term to maturity of each subsequent loan may not exceed 360 months;

     (c) no subsequent fixed rate loan may have an interest rate less than 6.75%;

     (d) each subsequent loan must have been underwritten in accordance with Conseco Finance's standard underwriting criteria;

     (e) as a result of the purchase of the subsequent loans, the weighted average loan to value ratio of the loan pool will not be more than 200 basis points more than such ratio with respect to the initial loans;

     (f) as a result of the purchase of the subsequent loans, the Class A certificates will not receive from S&P, Fitch or Duff & Phelps a lower credit rating than the rating assigned at the initial issuance of such certificates;

     (g) an independent accountant will provide a letter stating whether or not the characteristics of the subsequent loans conform to the characteristics described in this prospectus supplement;

     (h) no subsequent loan will be a Title I loan; and

     (i) as a result of the purchase of the subsequent loans, which subsequent loans will not have a weighted average FICO Score less than 600, the percentage of loans in the loan pool, by aggregate principal balance, with a FICO Score less than 620 will not increase by more than 2%.

Payments on Loans

  The servicer, on behalf of the trust, will establish and maintain a certificate account in an eligible account at a depository institution with trust powers organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the FDIC, whose short-term deposits have been rated A-1+ by S&P, F-1+ by Fitch and D-1+ by Duff & Phelps if the deposits are to be held in the certificate account for less than 30 days or whose unsecured long-term debt has been rated at least AA-by S&P, Fitch and Duff & Phelps if the deposits are to be held in the certificate account for 30 days or more, and which is subject to supervision and examination by federal or state authorities. Eligible account means any account which is:

  (1) an account maintained with an eligible institution;

  (2) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;

  (3) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to federal regulations or trust company with trust powers and acting in its fiduciary capacity for the benefit of the trustee, which depository institution or trust company has capital and surplus of not less than $50,000,000; or

  (4) an account that will not cause S&P, Fitch or Duff & Phelps to downgrade or withdraw its then-current rating assigned to the certificates, as evidenced in writing by S&P, Fitch and Duff & Phelps.

The servicer may authorize the trustee to invest the funds in the certificate account in Eligible Investments that will mature not later than the business day preceding the applicable Monthly Payment date. Eligible Investments include:

     . obligations of the United States backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks;

     . any other demand or time deposit or certificate of deposit fully insured by the FDIC;

     .   investments in certain money-market funds;

     . certain repurchase agreements of United States government securities with eligible commercial banks;

     . securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least "AA" from S&P, Fitch and Duff & Phelps not in excess of 10% of amounts in the certificate account at the time of such investment; and

     . commercial paper assigned a rating of at least A-1+ by S&P, at least F1+ by Fitch and at least D-1 by Duff & Phelps. Any losses on such investments will be deducted from other investment earnings or from other funds in the certificate account.

  All payments from obligors on the loans, including principal prepayments and advance payments from obligors not constituting principal prepayments, shall be paid into the certificate account no later than one business day following receipt thereof, except amounts received as extension fees or assumption fees not allocated to regular installments due on loans, which are retained by the servicer as part of its servicing fees and are not paid into the certificate account and except for certain proceeds from liquidated loans which are used to reimburse the servicer for customary out-of-pocket liquidation expenses. See "Description of the Certificates--Servicing Compensation and Payment of Expenses." In addition, any advances by the servicer or the trustee as described under "Description of the Certificates-- Advances," and amounts paid by Conseco Finance for loans repurchased, or upon substitution for a loan otherwise required to be repurchased, as a result of a breach of representations or warranties, as described under "Description of the Certificates--Conveyance of Loans," will be paid into the certificate account.

  On the second business day preceding each payment date, the servicer will determine the Amount Available and the amount of funds necessary to make all payments to be made on the next payment date from the certificate account. Not later than one business day after this Determination Date, Conseco Finance will deposit in the certificate account the Repurchase Price of any loans required to be repurchased on such payment date, or any amounts required to be deposited upon substitution for any loan otherwise required to be repurchased on that payment date, as a result of a breach of representations and warranties.

Distribution of Amount Available

  On each payment date the trustee will withdraw the Amount Available from the certificate account and make the following payments, in the following order of priority:

  (1) if neither Conseco Finance nor any wholly owned subsidiary of Conseco Finance is the servicer, to pay the monthly servicing fee to the servicer;

  (2) to pay interest and principal on the certificates, in the manner and the order of priority described below;

  (3) to pay the Available Funds Cap Carryover Amount on the adjustable rate certificates;

  (4) if Conseco Finance or any wholly owned subsidiary of Conseco Finance is the servicer, to pay the monthly servicing fee to the servicer;

  (5) to reimburse the servicer or the trustee, as applicable, for any unreimbursed advances with respect to the loans made in respect of current or prior payment dates;

  (6) to reimburse the holder of the Class C certificates for expenses incurred by and reimbursable to it with respect to taxes or charges imposed upon the trust as a REMIC or otherwise;

  (7) to reimburse Conseco Finance for any prior unreimbursed Class B-2 guaranty payments; and

  (8) to pay any remaining amounts to the holder of the Class C certificates.

  The Scheduled Principal Balance of a loan with respect to any payment date is its principal balance as of the scheduled payment date in the calendar month preceding that payment date as specified in its amortization schedule, after giving effect to any previous partial principal prepayments and to the scheduled payment due on such due date, but without giving effect to any delinquency in payment or adjustments due to bankruptcy or similar proceedings. The Pool Scheduled Principal Balance as of any payment date is the aggregate of the scheduled principal balances of loans comprising the loan pool that were outstanding during the preceding Due Period. A liquidated loan is a defaulted loan as to which all amounts that the servicer expects to recover on account of such loan have been received.

Distributions on Certificates

Distributions of interest and principal on the certificates will be made on each payment date to the extent of the Amount Available which will primarily be amounts available in respect of the loans.

  Interest on the Class A, Class M-1, Class M-2 and Class B-1 Certificates.

  Interest will be distributable:

  .   first to each class of Class A certificates concurrently,

  . then to the Class MF-1 certificates and Class MV-1 certificates concurrently,

  . then to the Class MF-2 certificates and Class MV-2 certificates concurrently, and

  . then to the Class BF-1 certificates and Class BV-1 certificates concurrently.

Interest will accrue on the outstanding Class A principal balance, or, in the case of the Class A-IO certificates, on the notional principal amount, and on the Class M-1, Class M-2 and Class B-1 adjusted principal balances, at the related pass-through rate from November 30, 1999, or from the most recent payment date on which interest has been paid, to but excluding the following payment date. Interest on each class of fixed rate certificates will be computed on the basis of a 360-day year of twelve 30-day months. Interest on each class of adjustable rate certificates will be computed on the basis of actual days elapsed in a 360-day year.

  The principal balance of a class of certificates, other than the Class A-IO certificates, which has no principal balance, as of any payment date is the original principal balance of that class less all principal amounts previously distributed to that class. The adjusted principal balance of a class of Class M-1, Class M-2 or Class B-1 certificates as of any payment date is the principal balance of that class less any liquidation loss principal amounts allocated to that class as described below under "Losses on Liquidated Loans."

  The pass-through rate for a class of adjustable rate certificates is a floating rate equal to the lesser of one-month LIBOR plus the pass-through margin for that class or the available funds pass-through rate, but in no case more than 14%. The following table gives the pass-through margin per year for each class of adjustable rate certificates.

Class                                                        Pass-Through Margin
-----                                                        -------------------
AV-1........................................................        0.32%
AV-2........................................................        0.39%
MV-1........................................................        0.69%
MV-2........................................................        1.40%
BV-1........................................................        3.00%

The available funds pass-through rate for any payment date will be a rate per year equal to the weighted average of the expense adjusted loan rates on the then outstanding adjustable rate loans. The expense adjusted loan rate on any adjustable rate loan is equal to the then applicable loan rate, minus 0.50%. One-month LIBOR with respect to any monthly interest period will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to such monthly interest period. For a description of the method used to calculate one-month LIBOR, see "Calculation of One-Month LIBOR" on page S-73 of this prospectus supplement.

  The pass-through rates for the Class A, Class M and Class B certificates are shown on the table on page S-4 of this prospectus supplement.

  Interest will be calculated on the Class A-IO certificates on each payment date based on the notional principal amount, which for the first 20 payment dates is equal to $90,000,000 (or the Class A principal balance for such payment date, if less), and after that will equal zero. The notional principal amount provides a basis for calculating interest payments only, and does not represent the right to receive any distributions of principal.

  In the event that, on a particular payment date, the Amount Available is not sufficient to make a full distribution of interest to the holders of each class of Class A certificates, the amount of interest distributed in respect of each class of Class A certificates will be allocated pro rata, and the amount of the shortfall for each class will be carried forward and added to the amount such holders will be entitled to receive on the next payment date. Any such amount so carried forward will bear interest at the applicable pass-through rate, to the extent legally permissible.

  In the event that, on a particular payment date, the Amount Available is not sufficient to make a full distribution of interest to the holders of a class of Class A certificates, Class M-1 certificates, Class M-2 certificates or Class B-1 certificates, after payment of interest on each class of certificates that is senior to that class of certificates, the Class A, Class M-1, Class M-2 and Class B-1 certificates each being treated as a single class for this purpose, the amount of interest to be distributed in respect of such class will be allocated among the outstanding certificates of such class pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next payment date. Any such amount so carried forward will bear interest at the applicable pass-through rate, to the extent legally permissable.

  Principal on the Class A, Class M-1, Class M-2 and Class B-1 Certificates.

  The Class A, Class M-1, Class M-2 and Class B-1 certificates will receive distributions of principal in the order of priority described below, after payment of all interest then accrued on the Class A principal balance, Class A-IO notional principal amount, Class M-1 adjusted principal balance, Class M-2 adjusted principal balance and Class B-1 adjusted principal balance. The Class A-IO certificates do not receive distributions of principal.

  In general, amounts payable to the fixed rate certificates will be based on payments due on the fixed rate loans and amounts payable to the adjustable rate certificates will be based on amounts due on the adjustable rate loans. Principal payable to the Class AV-1 certificates will be based on amounts due on the group I adjustable rate loans and the principal payable to the Class AV-2 certificates will be based on amounts due on the group II adjustable rate loans.

  Holders of a class of certificates will be entitled to receive, as payments of principal, the formula principal distribution amount for that class. The formula principal distribution amount for a class on each payment date will depend on (1) whether or not that payment date is prior to the Stepdown Date and (2) whether or not a Trigger Event is in effect.

  The Class AF formula principal distribution amount will be distributed, to the extent of the Amount Available, after payment of all interest then accrued on the Class A principal balance, Class A-IO notional principal amount, Class M-1 adjusted principal balance, Class M-2 adjusted principal balance and Class B-1 adjusted principal balance, as follows:

     . first, to the Class AF-6 certificates up to the Class AF-6 Lockout Principal Distribution Amount, then

     . to the Class AF-1 certificateholders until the Class AF-1 principal balance has been reduced to zero, then

     . to the Class AF-2 certificateholders until the Class AF-2 principal balance has been reduced to zero, then

     . to the Class AF-3 certificateholders until the Class AF-3 principal balance has been reduced to zero, then

     . to the Class AF-4 certificateholders until the Class AF-4 principal balance has been reduced to zero, then

     . to the Class AF-5 certificateholders until the Class AF-5 principal balance has been reduced to zero, then
     . to the Class AF-6 certificateholders until the Class AF-6 principal balance has been reduced to zero.

  Class AF Formula Principal Distribution Amount. The Class AF Formula Principal Distribution Amount will generally be equal to

    (i) if the Payment Date is before the Stepdown Date or a Trigger Event exists, the entire Formula Principal Distribution Amount; and

    (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the Class AF principal balance over (B) the lesser of (x) 62.76% of the aggregate scheduled principal balances of the fixed rate loans or (y) the aggregate scheduled principal balances of the fixed rate loans minus $9,000,000.

  Formula Principal Distribution Amount. The Formula Principal Distribution Amount will generally be equal to

  (A) the sum of:

  (1) all scheduled payments of principal due on each outstanding loan during the related Due Period;

  (2) the scheduled principal balance of each loan which, during the related Due Period, was purchased by Conseco Finance pursuant to the pooling and servicing agreement on account of certain breaches of its representations and warranties;

  (3) all partial principal prepayments applied and all principal prepayments in full received during the related Due Period in respect of the loans;

  (4) the scheduled principal balance of each loan that became a liquidated loan during the related Due Period; and

  (5) any amount described in clauses (1) through (4) above that was not previously distributed because of an insufficient amount of funds available in the certificate account;

minus

  (B) the sum of the Group I ARM Formula Principal Distribution Amount and the Group II ARM Formula Principal Distribution Amount.

  Class AF-6 Lockout Principal Distribution Amount. The Class AF-6 Lockout Principal Distribution Amount is the product of:

  (i) the product of (A) a fraction, the numerator of which is the Class AF-6 principal balance for such payment date and the denominator of which is the Class AF principal balance for such payment date, and (B) the Class AF Formula Principal Distribution Amount for such payment date, and

  (ii)the applicable percentage set forth in the following table:

                                                                     Class AF- 6
                                                                       Lockout
         Period (dates inclusive)                                    Percentage
         ------------------------                                    -----------
      December 1999 through November 2001...........................      0%
      December 2001 through November 2003...........................     20%
      December 2003 through November 2004...........................     80%
      December 2004 through November 2005...........................    100%
      December 2005 and thereafter..................................    300%

  Stepdown Date. The Stepdown Date for the fixed rate certificates is the earlier to occur of:

  (i) the later to occur of (A) the payment date in December, 2002 and (B) the first payment date on which the Class AF principal balance is less than or equal to 62.76% of the aggregate scheduled principal balances of the fixed rate loans and

  (ii) the payment date on which the Class AF principal balance is reduced to zero.

  The Stepdown Date for the adjustable rate certificates is the earlier to occur of:

  (i) the later to occur of (A) the payment date in December, 2002 and (B) the first payment date on which the Class AV principal balance is less than or equal to 56.42% of the aggregate scheduled principal balances of the adjustable rate loans and

  (ii) the payment date on which the Class AV principal balance is reduced to zero.

  Trigger Event. A Trigger Event is in effect for the fixed rate certificates if on a payment date:

  (i) the three month rolling average of the fixed rate loans that are 60 days or more delinquent in payment of principal and interest exceeds 35% of the Senior Enhancement Percentage for the fixed rate certificates or

  (ii) the Cumulative Realized Losses Test is not satisfied.

  A Trigger Event is in effect for the adjustable rate certificates if on a payment date:

  (i) the three month rolling average of the adjustable rate loans that are 60 days or more delinquent in payment of principal and interest exceeds 35% of the Senior Enhancement Percentage for the adjustable rate certificates or

  (ii) the Cumulative Realized Losses Test is not satisfied.

  Senior Enhancement Percentage. The Senior Enhancement Percentage for the fixed rate certificates on any payment date will equal the percentage obtained by dividing:

  (i) the sum of (a) the Class MF-1, Class MF-2 and Class BF-1 adjusted principal balances, (b) the Class B-2 principal balance multiplied by a percentage obtained by dividing the aggregate scheduled principal balances of the fixed rate loans by the aggregate scheduled pool principal balance and (c) the overcollateralization amount of the fixed rate group, by

  (ii) the aggregate scheduled principal balances of the fixed rate loans.

  The Senior Enhancement Percentage for the adjustable rate certificates on any payment date will equal the percentage obtained by dividing:

  (i) the sum of (a) the Class MV-1, Class MV-2 and Class BV-1 adjusted principal balances, (b) the Class B-2 principal balance multiplied by a percentage obtained by dividing the aggregate scheduled principal balances of the adjustable rate loans by the aggregate scheduled pool principal balance and (c) the overcollateralization amount of the adjustable rate group, by

  (ii) the aggregate scheduled principal balances of the adjustable rate loans.

  Cumulative Realized Losses Test. The Cumulative Realized Losses Test is satisfied for any payment if the cumulative realized loss ratio for the fixed rate loans or adjustable rate loans, as applicable, for such payment date is less than or equal to the percentage set forth below for the specified period:

                                                      Fixed Rate Adjustable Rate
     Month                                              Loans         Loans
     -----                                            ---------- ---------------
     37-48...........................................   3.80%         4.40%
     49-60...........................................   4.51%         5.23%
     61-84...........................................   4.75%         5.50%
     85 and thereafter...............................   5.25%         6.00%

  Holders of the Class AV-1 certificates and the Class AV-2 certificates will generally be entitled to receive as payments of principal an amount equal to the Class AV-1 Formula Principal Distribution Amount and the Class AV-2 Formula Principal Distribution Amount, respectively.

  Class AV Formula Principal Distribution Amount. The Class AV Formula Principal Distribution Amount will generally be equal to

    (i) if the Payment Date is before the Stepdown Date or a Trigger Event exists, the sum of the Group I ARM Formula Principal Distribution Amount and the Group II ARM Formula Principal Distribution Amount; or

    (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the Class AV principal balance over (B) the lesser of (x) 56.42% of the aggregate scheduled principal balances of the adjustable rate loans or (y) the aggregate scheduled principal balances of the adjustable rate loans minus $4,500,000.

  Class AV-1 Formula Principal Distribution Amount. The Class AV-1 Formula Principal Distribution Amount will generally be equal to

    (i) if the Payment Date is before the Stepdown Date or a Trigger Event exists, the entire Group I ARM Formula Principal Distribution Amount; or

    (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the least of (A) the Class AV-1 principal balance, (B) the Group I ARM Formula Principal Distribution Amount and (C) the Class AV Formula Principal Distribution Amount.

  Class AV-2 Formula Principal Distribution Amount. The Class AV-2 Formula Principal Distribution Amount will generally be equal to

    (i) if the Payment Date is before the Stepdown Date or a Trigger Event exists, the entire Group II ARM Formula Principal Distribution Amount; or

    (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the least of (A) the Class AV-2 principal balance, (B) the Group II ARM Formula Principal Distribution Amount and (C) the Class AV Formula Principal Distribution Amount minus the Class AV-1 Formula Principal Distribution Amount.

  Group I ARM Formula Principal Distribution Amount. The Group I ARM Formula Principal Distribution Amount on or before the payment date on which the Class AV-1 certificates have been paid in full will generally be equal to the sum of the following:

  (1) all scheduled payments of principal due on each outstanding group I adjustable rate loan during the related Due Period;

  (2) the scheduled principal balance of each group I adjustable rate loan which, during the related Due Period, was purchased by Conseco Finance pursuant to the pooling and servicing agreement on account of certain breaches of its representations and warranties;
  (3) all partial principal prepayments applied and principal prepayments in full received on each group I adjustable rate loan during the related Due Period;

  (4) the scheduled principal balance of each group I adjustable rate loan that became a liquidated loan during the related Due Period; and

  (5) any amount described in clauses (1) through (4) above that was not previously distributed because of an insufficient amount of funds available in the certificate account.

  Group II ARM Formula Principal Distribution Amount. The Group II ARM Formula Principal Distribution Amount on or before the payment date on which the Class AV-2 certificates have been paid in full will generally be equal to the sum of the following:

(A) The sum of;

  (1) all scheduled payments of principal due on each outstanding adjustable rate loan during the related Due Period;

  (2) the scheduled principal balance of each adjustable rate loan which, during the related Due Period, was purchased by Conseco Finance pursuant to the pooling and servicing agreement on account of certain breaches of its representations and warranties;

  (3) all partial principal prepayments applied and principal prepayments in full received on each adjustable rate loan during the related Due Period;

  (4) the scheduled principal balance of each adjustable rate loan that became a liquidated loan during the related Due Period; and

  (5) any amount described in clauses (1) through (4) above that was not previously distributed because of an insufficient amount of funds available in the certificate account;

minus

(B) The Group I ARM Formula Principal Distribution Amount.

  Holders of the Class MF-1 certificates and Class MV-1 certificates will generally be entitled to receive payments of principal in an amount equal to the Class MF-1 formula principal distribution amount and the Class MV-1 Formula Principal Distribution Amount, respectively.

  Class MF-1 Formula Principal Distribution Amount. The Class MF-1 Formula Principal Distribution Amount will generally be equal to

  (i) if the payment date is (A) before the Stepdown Date or (B) on or after the Stepdown Date and a Trigger Event exists, the Formula Principal Distribution Amount less the Class AF principal distribution amount on such payment date; or

  (ii) if the payment date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class AF and Class MF-1 principal balances over (B) the lesser of (x) 73.66% of the aggregate scheduled principal balances of the fixed rate loans or (y) the aggregate scheduled principal balances of the fixed rate loans minus $9,000,000.

  Class MV-1 Formula Principal Distribution Amount. The Class MV-1 Formula Principal Distribution Amount will generally be equal to

  (i) if the payment date is (A) before the Stepdown Date or (B) on or after the Stepdown Date and a Trigger Event exists, the sum of the Group I ARM and

      Group II ARM Formula Principal Distribution Amounts less the Class AV principal distribution amounts on such payment date; or

  (ii) if the payment date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class AV and Class MV-1 principal balances over (B) the lesser of (x) 70.26% of the aggregate scheduled principal balances of the adjustable rate loans or (y) the aggregate scheduled principal balances of the adjustable rate loans minus $4,500,000.

  Holders of the Class MF-2 certificates and Class MV-2 certificates will generally be entitled to receive payments of principal in an amount equal to the Class MF-2 Formula Principal Distribution Amount and the Class MV-2 Formula Principal Distribution Amount, respectively.

  Class MF-2 Formula Principal Distribution Amount. The Class MF-2 Formula Principal Distribution Amount will generally be equal to

  (i) if the payment date is (A) before the Stepdown Date or (B) after the Stepdown Date and a Trigger Event exists, the Formula Principal Distribution Amount less the Class AF and Class MF-1 principal distribution amounts on such payment date; or

  (ii) if the payment date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class AF, Class MF-1 and Class MF-2 principal balances over (B) the lesser of (x) 83.76% of the aggregate scheduled principal balances of the fixed rate loans or (y) the aggregate scheduled principal balances of the fixed rate loans minus $9,000,000.

  Class MV-2 Formula Principal Distribution Amount. The Class MV-2 Formula Principal Distribution Amount will generally be equal to

  (i) if the payment date is (A) before the Stepdown Date or (B) on or after the Stepdown Date and a Trigger Event exists, the sum of the Group I ARM and Group II ARM Formula Principal Distribution Amounts less the Class AV and Class MV-1 principal distribution amounts on such payment date; or

  (ii) if the payment date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class AV, Class MV-1 and Class MV-2 principal balances over (B) the lesser of (x) 81.72% of the aggregate scheduled principal balances of the adjustable rate loans or (y) the aggregate scheduled principal balances of the adjustable rate loans minus $4,500,000.

  Holders of the Class BF-1 certificates and Class BV-1 certificates will generally be entitled to receive payments of principal in an amount equal to the Class BF-1 Formula Principal Distribution Amount and the Class BV-1 Formula Principal Distribution Amount, respectively.

  Class BF-1 Formula Principal Distribution Amount. The Class BF-1 Formula Principal Distribution Amount will generally be equal to

  (i) if the payment date is (A) before the Stepdown Date or (B) on or after the Stepdown Date and a Trigger Event exists, the Formula Principal Distribution Amount, less the Class AF, Class MF-1 and Class MF-2 principal distribution amounts on such payment date; or

  (ii) if the payment date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class AF, Class MF-1, Class MF-2 and Class BF-1 principal balances over (B) the lesser of
       (x) 90.22% of the aggregate scheduled principal balances of the fixed rate loans or (y) the aggregate scheduled principal balances of the fixed rate loans minus $9,000,000.

  Class BV-1 Formula Principal Distribution Amount. The Class BV-1 Formula Principal Distribution Amount will generally be equal to

  (i) if the payment date is (A) before the Stepdown Date or (B) on or after the Stepdown Date and a Trigger Event exists, the sum of the Group I ARM and Group II ARM Formula Principal Distribution Amounts less the Class AV, Class MV-1 and Class MV-2 principal distribution amounts on such payment date; or

  (ii) if the payment date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class AV, Class MV-1, Class MV-2 and Class BV-1 principal balances over (B) the lesser of
       (x) 90.22% of the aggregate scheduled principal balances of the adjustable rate loans or (y) the aggregate scheduled principal balances of the adjustable rate loans minus $4,500,000.

Liquidation Loss Interest

  Interest on liquidation loss principal amounts will be distributable first to the Class M-1 certificates, then to the Class M-2 certificates and then to the Class B-1 certificates. Interest on the outstanding Class M-1 liquidation loss principal amount, Class M-2 liquidation loss principal amount and Class B-1 liquidation loss principal amount, as applicable, will accrue from the settlement date, or from the most recent payment date on which interest has been paid to, but excluding the following payment date.

Available Funds Cap Carryover Amount

  If on any distribution date, the pass-through rate for a class of adjustable rate certificates is based on the available funds pass-through rate, holders of that class of certificates will be entitled to receive the Available Funds Cap Carryover Amount to the extent funds are available. The Available Funds Cap Carryover Amount is the sum of

  (1)  the excess of

     (A) the amount of interest that class of certificateholders would be entitled to receive on such payment date had interest been calculated based on one-month LIBOR plus the applicable pass-through margin (but in no event exceeding 14.00%) over

     (B) the amount of interest that class would receive on that payment date at the Available Funds Pass-Through Rate, and

  (2) the unpaid portion of any such excess from prior payment dates (and interest accrued thereon at the then applicable pass-through rate, without giving effect to the Available Funds Pass-Through Rate, but in no event exceeding 14.00%).

  The ratings assigned to the adjustable rate certificates do not address the likelihood of the payment of the Available Funds Cap Carryover Amount.

  Class B-2 Interest

  Interest will accrue on the outstanding Class B-2 principal balance from November 30, 1999, or from the most recent payment date on which interest has been paid, to but excluding the following payment date, and will be computed on the basis of a 360-day year of twelve 30-day months.

  If there is any remaining Amount Available on a payment date after payment of all interest and principal then payable on the Class A, Class M-1, Class M-2 and Class B-1 certificates, interest will be paid to the Class B-2 certificateholders on that payment date at the Class B-2 pass-through rate on the then outstanding Class B-2 principal balance. The Class B-2 pass-through rate is 10.00%, subject to a maximum rate equal to the weighted average of the loan rates on the loans reduced by the amount distributable to the Class A-IO certificates. The Class B-2 principal balance is the original Class B-2 principal balance less all amounts previously distributed to the Class B-2 certificateholders in respect of principal, including any Class B-2 guaranty payments.

  In the event that, on a particular payment date, the remaining Amount Available plus any amounts actually paid under the Class B-2 limited guaranty are not sufficient to make a full distribution of interest to the Class B-2 certificateholders, the amount of the deficiency will be carried forward as an amount that the Class B-2 certificateholders are entitled to receive on the next payment date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class B-2 pass-through rate.

  Class B-2 Principal.

  Holders of the Class B-2 certificates will generally be entitled to receive as payments of principal an amount equal to the Class B-2 formula principal distribution amount. The Class B-2 formula principal distribution amount will be distributed, from any remaining Amount Available, after payment of all interest and principal then due on the Class A, Class M and Class B-1 certificates, if any, and any amounts actually paid under the Class B-2 limited guaranty, in each case after payment of interest on the Class B-2 certificates.

  On each payment date, the Class B-2 certificateholders will be entitled to receive, pursuant to the Class B-2 limited guaranty, the Class B-2 liquidation loss principal amount until the Class B-2 principal balance has been reduced to zero.

  Class B-2 Formula Principal Distribution Amount. The Class B-2 Formula Principal Distribution Amount equals

  (i) if the payment date is before the purchase option becomes exercisable, the sum of the Formula Principal Distribution Amount, the Group I ARM Formula Principal

      Distribution Amount and the Group II ARM Formula Principal
      Distribution Amount, less the sum of the Class A, Class M-1, Class M-2 and Class B-1 principal distribution amounts on such payment date; and

  (ii) if the payment date is on or after the date the purchase option becomes exercisable, the excess of (A) the sum of the Class A, Class M-1, Class M-2 and Class B principal balances over (B) the lesser of
       (x) 97% of the aggregate scheduled principal balances of all loans or
       (y) the scheduled principal balances of all loans minus $13,500,000.

Calculation of One-Month LIBOR

  The London Interbank Offered Rate or LIBOR with respect to any monthly interest period will be established by the calculation agent appointed by the trust and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to such monthly interest period. Telerate Page 3750 means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be designated by the calculation agent as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" means a day that is both a business day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the calculation agent will request each of the reference banks to provide the calculation agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on that date. If at least two reference banks provide the calculation agent with offered quotations, LIBOR on that date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on that date fewer than two of the reference banks provide the calculation agent with offered quotations, LIBOR on such date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in the City of New York selected by the calculation agent are quoting as of 11:00 A.M., New York City time, on that date to leading European banks for United States dollar deposits for one month; provided, however, that if the banks are not quoting as described above, LIBOR for that date will be LIBOR applicable to the monthly interest period immediately preceding the monthly interest period. Notwithstanding the foregoing, however, LIBOR for a payment date shall not be based on LIBOR for the prior payment date for three consecutive payment dates. If, under the priorities described above, LIBOR for a payment date would be based on LIBOR for the previous payment date for the second consecutive payment date, the calculation agent shall select an alternative comparable index over which the calculation agent has no control used for determining one-month Eurodollar lending rates that is calculated and published by an independent third party. The calculation agent will initially be the trustee.

Subordination of Class M Certificates and Class B Certificates

  The rights of the holders of the Class M certificates and Class B certificates to receive distributions with respect to the loans, as well as any other amounts constituting the Amount Available, will be subordinated to the rights of the holders of the Class A certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A certificates of the full amount of their scheduled monthly payments of interest and principal and to afford those holders protection against losses on liquidated loans.

  A portion of the protection afforded to the holders of the Class A certificates by means of the subordination of the Class M and Class B certificates will be accomplished by the preferential right of the Class A certificateholders to receive on any payment date the amount of interest due on the Class A certificates, including any interest due on a prior payment date but not received, prior to any distribution being made on a payment date in respect of interest on the Class M and Class B certificates. After that, any remaining Amount Available will be applied to the concurrent payment of interest due on the Class MF-1 and Class MV-1 adjusted principal balances, then to the concurrent payment of interest due on the Class MF-2 and Class MV-2 adjusted principal balances and then to the concurrent payment of interest due on the Class BF-1 and Class BV-1 adjusted principal balances.

  After payment of all interest accrued on the Class A principal balance, Class A-IO notional principal amount, Class MF-1 and Class MV-1 adjusted principal balances, Class MF-2 and Class MV-2 adjusted principal balances and Class BF-1 and Class BV-1 adjusted principal balances, any remaining Amount Available will be distributed in the following order of priority:

  . first, the applicable formula principal distribution amount will be distributed to the Class A, Class M and Class B-1 certificateholders in the order of priority described under "Principal on the Class A, Class M-1, Class M-2 and Class B-1 Certificates";

  . second, any unpaid Class M-1 liquidation loss interest amount, as described below under "Losses on Liquidated Loans," will be distributed to the Class M-1 certificateholders;

  . third, any unpaid Class M-2 liquidation loss interest amount, as described below under "Losses on Liquidated Loans," will be distributed to the Class M-2 certificateholders; and

  . fourth, any unpaid Class B-1 liquidation loss interest amount, as described below under "Losses on Liquidated Loans," will be distributed to the Class B-1 certificateholders.

  The rights of the holders of the Class B-2 certificates to receive distributions with respect to the loans and other amounts in the certificate account will be subordinated to such rights of the holders of the Class A certificates, Class M certificates and Class B-1 certificates. Thus, the Class B-2 certificateholders will be entitled to distributions of interest and principal on the Class B-2 certificates only after distributions of all interest and principal then payable on the Class A, Class M and Class B-1 certificates.

  If a Class B-2 liquidation loss amount is realized for any payment date and Conseco Finance fails to pay that amount pursuant to its Class B-2 limited guaranty, the Class B-2 certificateholders may incur losses on their investment in the Class B-2 certificates to the extent such losses are not made up from future payments on the loans or the Class B-2 limited guaranty.

Over-collateralization

  With respect to any payment date, the over-collateralization amount will be the excess, if any, of (a) the sum of the aggregate principal balance of the home equity loans immediately following such payment date and the amount on deposit in the pre-funding account, if any, over (b) the aggregate principal balances of the Class A, Class M, Class B and Class P certificates as of such payment date (after taking into account principal payments thereon). As of the closing date, the sum of the aggregate principal balance of the loans as of the Cut-off Date and the original pre-funded amount will exceed the aggregate original principal balances of the certificates by an amount equal to approximately $13,500,000 which represents approximately 1.5% of the aggregate Cut-off Date principal balance of the loans included in the trust as of the closing date plus the amount on deposit in the pre-funding account on the closing date and is referred to in this prospectus supplement as the initial over-collateralization amount.

  If on any payment date the Amount Available, after payment of all interest then due on the Class A, Class M and Class B-1 certificates, is insufficient to pay principal on the certificates in an amount equal to the applicable formula principal distribution amount for that payment date, then the aggregate scheduled principal balance of the loans will decline by an amount greater than the reduction in the principal balance of the certificates, which will reduce the overcollateralization amount. Each formula principal distribution amount for the following payment date will, however, include the amount by which the principal distributed on one or more preceding payment dates with repect to that formula principal distribution amount was less than that formula principal distribution amount. As a result, if and to the extent funds are available in the certificate account on that following payment date or on subsequent payment dates, the overcollateralization amount will be restored to its initial level.

Losses on Liquidated Loans

  The formula principal distribution amount for each class includes the Scheduled Principal Balance of each corresponding loan that became a liquidated loan during the preceding Due Period. If the net Liquidation Proceeds from a liquidated loan are less than the Scheduled Principal Balance of that liquidated loan plus accrued and unpaid interest thereon, the deficiency will, because of the priorities of payment described above, be absorbed on the following payment date

  .  first, by the Class C certificateholder,

  .  then the Class B-2 guaranty fee otherwise payable to Conseco Finance,

  . then the monthly servicing fee otherwise payable to the servicer (so long as Conseco Finance or any wholly owned subsidiary of Conseco Finance is the servicer),

  .  then by a reduction in the overcollateralization amount,

  .  then by the Class B-2 certificateholders,

  .  then by the Class B-1 certificateholders,

  .  then by the Class M-2 certificateholders, and

  .  then by the Class M-1 certificateholders,

since a portion of the Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class A certificateholders.

  Likewise, to the extent the Class M-1 certificateholders, the Class M-2 certificateholders or the Class B-1 certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each class of certificates with a lower payment priority.

  Severe losses and delinquencies on the loan pool could cause the Amount Available for a payment date to be insufficient to distribute the full formula principal distribution amounts for that payment date to the certificateholders and, as a result, the aggregate outstanding principal balance of the certificates will decline on that payment date by an amount less than the decline in the pool scheduled principal balance for that payment date. These losses and delinquencies will reduce, and could eliminate, the credit enhancement afforded by the overcollateralization amount. In the event of further losses and delinquencies, the amount of the deficiency (the liquidation loss principal amount) would be allocated first to the Class B-2 certificates, and Conseco Finance would be obligated to pay the amount of the Class B-2 liquidation loss principal amount to the Class B-2 certificateholders pursuant to the Class B-2 limited guaranty. If on any payment date the sum of the Class A principal balance, the Class M-1 adjusted principal balance, the Class M-2 adjusted principal balance and the Class B-1 adjusted principal balance related to a group of loans was equal to the pool scheduled principal balance of that group and no further liquidation loss principal amounts could be allocated to the Class B-2 certificates, any further liquidation loss principal amounts would be allocated to reduce the related Class B-1 adjusted principal balance. If the Class B-1 adjusted principal balance were reduced to zero, any further liquidation loss principal amounts realized would be allocated to reduce the related Class M-2 adjusted principal balance. If that Class M-2 adjusted principal balance were reduced to zero, any further liquidation loss principal amounts realized would be allocated to reduce the related Class M-1 adjusted principal balance. Any such liquidation loss principal amounts would be reduced on subsequent payment dates to the extent that the Amount Available on such payment dates is sufficient to permit the distribution of principal due, but not paid, on the certificates on prior payment dates. In the event the adjusted principal balance of the Class M-1, Class M-2 or Class B-2 certificates were reduced by a liquidation loss principal amount, interest accruing on that class would be calculated on the reduced adjusted principal balance of that class. The interest accruing on that class's liquidation loss principal amount each month, plus interest at the applicable pass-through rate on any liquidation loss interest amount due on a prior payment date but not paid, would be paid to the certificateholders of that class from the Amount Available, after distributions of principal on all Class A, Class M and Class B-1 certificates, in the order of priority described above under "Subordination of Class M Certificates and Class B Certificates."

  But for the effect of the subordination of the Class M-2, Class B and Class C certificates, the related monthly servicing fee otherwise payable to the servicer with respect to the loans and the guaranty fee payable to Conseco Finance, the Class M-1 certificateholders will absorb all losses on each liquidated loan in the related group.

  But for the effect of the subordination of the Class B and Class C certificates, the related monthly servicing fee otherwise payable to the servicer with respect to the loans and the guaranty fee payable to Conseco Finance, the Class M-2 certificateholders will absorb all losses on each liquidated loan in the related group.

  But for the effect of the subordination of the Class B-2 and Class C certificates, the related monthly servicing fee otherwise payable to the servicer with respect to the loans and the guaranty fee payable to Conseco Finance, the Class B-1 certificateholders will absorb all losses on each liquidated loan in the related group.

  But for the payments under the Class B-2 limited guaranty described below and the subordination of the Class C certificates, the related monthly servicing fee otherwise payable to the servicer with respect to the loans and the guaranty fee payable to Conseco Finance, the Class B-2 certificateholders will absorb all losses on each liquidated loan.

  The pooling and servicing agreement does not permit the allocation of losses to the Class A certificates or the Class P certificates.

Capitalized Interest Account

  Because payments received with respect to interest on the loans may be insufficient to cover payments of interest on the certificates on the payment dates in December 1999 and January and February 2000, a capitalized interest account will be established on the closing date with a deposit of an amount approved by the rating agencies. Funds on deposit in the capitalized interest account will be invested in eligible investments (as described under "-- Payments on Loans"). If the Amount Available is insufficient to make a full distribution of interest on the certificates (other than the Class B-2 Certificates) on the payment dates in December 1999 or January or February 2000, the trustee will withdraw the amount of any such shortfall from the capitalized interest account and deposit such amount in the certificate account. The capitalized interest account will be part of the trust but not part of the master REMIC or the subsidiary REMIC. Any funds remaining on deposit in the capitalized interest account after the distribution to certificateholders in February 2000 will be released to a subsidiary of Conseco Finance.

Advances

  To the extent that collections on a loan in any Due Period are less than the scheduled payment due, the servicer will be obligated to make an advance of the uncollected portion of the scheduled payment. The servicer will be obligated to advance a delinquent payment on a loan only to the extent that the servicer, in its sole discretion, expects to recoup that advance from subsequent funds available in the certificate account.

  If the servicer fails to make an advance required under the pooling and servicing agreement, the trustee will be obligated to deposit the amount of that advance in the certificate account on the payment date. The trustee will not, however, be obligated to deposit any of this amount if (1) the trustee does not expect to recoup the advance from subsequent funds available in the certificate account, or (2) the trustee determines that it is not legally able to make the advance.

Reports to Certificateholders

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class A certificateholder, a statement on the related payment date that shows:

  (a) the amount of such distribution to holders of each class of Class A certificates allocable to interest (separately identifying any unpaid interest shortfall included);

  (b) the amount of such distribution to holders of each class of Class A certificates allocable to principal (separately identifying the aggregate amount of any principal prepayments included);

  (c) the amount, if any, by which the Class A formula principal distribution amount exceeds the Class A distribution amount for such payment date;

  (d) the principal balance of each class of Class A certificates and the notional principal amount for the Class A-IO certificates after giving effect to the distribution of principal on such payment date;

  (e) the Pool Scheduled Principal Balance for such payment date;

  (f) the pool factor (a percentage derived from a fraction the numerator of which is the sum of the Class A principal balance, the Class M principal balance and the Class B principal balance and the denominator of which is the Cut-off Date pool principal balance plus the amount in the pre-funding account); and

  (g) the number and aggregate principal balance of loans delinquent (1) 30-59 days and (2) 60 or more days.

Information furnished pursuant to clauses (a) through (e) will be expressed as dollar amounts for a Class A certificate with a 1% percentage interest or per $1,000 denomination of Class A certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class A certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class M-1 certificateholder, a statement in respect of the related payment date setting forth, among other things:

  (a) the amount of such distribution to holders of the Class M-1 certificates allocable to interest (separately identifying any unpaid interest shortfall included);

  (b) the amount of such distribution to holders of the Class M-1 certificates allocable to principal (separately identifying the aggregate amount of any principal prepayments included);

  (c) the amount, if any, by which the Class M-1 formula principal distribution amount exceeds the Class M-1 distribution amount for such payment date;

  (d) the principal balance of the Class M-1 certificates after giving effect to the distribution of principal on such payment date;

  (e) any unpaid interest on any Class M-1 liquidation loss principal amounts, after giving effect to payments of such interest on such payment date;

  (f) the Pool Scheduled Principal Balance for such payment date;

  (g) the pool factor; and

  (h) the number and aggregate principal balance of loans delinquent (1) 30-59 days and (2) 60 or more days.

Information furnished pursuant to clauses (a) through (e) will be expressed as dollar amounts for a Class M-1 certificate with a 1% percentage interest or per $1,000 denomination of Class M-1 certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class M-1 certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class M-2 certificateholder, a statement in respect of the related payment date setting forth, among other things:

  (a) the amount of such distribution to holders of the Class M-2 certificates allocable to interest (separately identifying any unpaid interest shortfall included);

  (b) the amount of such distribution to holders of the Class M-2 certificates allocable to principal (separately identifying the aggregate amount of any principal prepayments included);

  (c) the amount, if any, by which the Class M-2 formula principal distribution amount exceeds the Class M-2 distribution amount for such payment date;

  (d) the principal balance of the Class M-2 certificates after giving effect to the distribution of principal on such payment date;

  (e) any unpaid interest on any Class M-2 liquidation loss principal amounts, after giving effect to payments of such interest on such payment date;

  (f) the Pool Scheduled Principal Balance for such payment date;

  (g) the pool factor; and

  (h) the number and aggregate principal balance of loans delinquent (1) 30-59 days and (2) 60 or more days.

Information furnished pursuant to clauses (a) through (e) will be expressed as dollar amounts for a Class M-2 certificate with a 1% percentage interest or per $1,000 denomination of Class M-2 certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class M-2 certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class B-1 certificateholder, a statement in respect of the related payment date setting forth, among other things:

  (a) the amount of such distribution to holders of the Class B-1 certificates allocable to interest (separately identifying any unpaid interest shortfall included);

  (b) the amount of such distribution to holders of the Class B-1 certificates allocable to principal (separately identifying the aggregate amount of any principal prepayments included);

  (c) the amount, if any, by which the Class B-1 formula principal distribution amount exceeds the Class B-1 distribution amount for such payment date;

  (d) the principal balance of the Class B-1 certificates after giving effect to the distribution of principal on such payment date;

  (e) any unpaid interest on any Class B-1 liquidation loss principal amounts, after giving effect to payments of such interest on such payment date;

  (f) the Pool Scheduled Principal Balance for such payment date;

  (g) the pool factor; and

  (h) the number and aggregate principal balance of loans delinquent (1) 30-59 days and (2) 60 or more days.

Information furnished pursuant to clauses (a) through (e) will be expressed as dollar amounts for a Class B-1 certificate with a 1% percentage interest or per $1,000 denomination of Class B-1 certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class B-1 certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class B-2 certificateholder, a statement in respect of the related payment date setting forth, among other things:

  (a) the amount of such distribution to holders of Class B-2 certificates allocable to interest;

  (b) the amount of such distribution to holders of Class B-2 certificates allocable to principal (separately identifying the aggregate amount of any principal prepayments included);

  (c) the amount, if any, by which the sum of the Class B-2 formula principal distribution amount and the Class B-2 liquidation loss principal amount, if any, exceeds the Class B-2 distribution amount for such payment date;

  (d) the Class B-2 liquidation loss principal amount, if any, for such payment date;

  (e) any unpaid interest on any Class B-2 liquidation loss principal amounts, after giving effect to payments of such interest on such payment date;

  (f) the Class B-2 guaranty payment, if any, for such payment date;

  (g) the Class B-2 principal balance after giving effect to the distribution of principal on such payment date;

  (h) the Pool Scheduled Principal Balance for such payment date;

  (i) the pool factor; and

  (j) the number and aggregate principal balance of loans delinquent (1) 30-59 days and (2) 60 or more days.

Information furnished pursuant to clauses (a) through (g) will be expressed as dollar amounts for a Class B-2 certificate with a 1% percentage interest or per $1,000 denomination of Class B-2 certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class B-2 certificateholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

Purchase Option; Auction Sale; Additional Principal Distributions

  Beginning on the payment date when the Scheduled Principal Balance of the loans is less than 20% of the Cut-off Date Pool Principal Balance, the holder of the Class C certificates will have the right to repurchase or arrange for the repurchase of all outstanding loans (other than any loan as to which title to the underlying property has been assigned) at a price sufficient to pay

  (1) the aggregate unpaid principal balance of the certificates,

  (2) the monthly interest due on all certificates on the payment date occurring in the month following the date of repurchase, and

  (3) any accrued but unpaid interest on the certificates.

  This amount will be distributed on the payment date occurring in the month following the date of repurchase.

  If the holder of the Class C certificates does not exercise this purchase option on or before the following payment date, then on the next payment date the trustee will begin an auction process to sell the loans and the other trust assets at the highest possible price, but the trustee cannot sell the trust assets and liquidate the trust unless at least two bids are received and the highest bid would be sufficient to pay the aggregate unpaid principal balance of the certificates and all accrued and unpaid interest thereon. If the first auction of the trust property is not successful because the highest bid received was too low, then the trustee will conduct an auction of the loans every third month thereafter, until an acceptable bid is received for the trust property. We cannot assure you that the first auction or any subsequent auction will be successful. The holder of the Class C certificates may exercise its purchase option on any payment date after the first payment date described above, unless the trustee has accepted a qualifying bid for the trust property.

  If the holder of the Class C certificates does not exercise the purchase option, then an additional principal distribution amount equal to the remaining amount available after paying all interest and principal then due on the certificates and payment of the monthly servicing fee will be paid:

  1.  to the Class AF-6 certificates until retired, then

  2. to the remaining Class AF and the Class AV certificates pro rata, based on the outstanding principal balance of each class, until retired, and then

  3. to the Class M-1, Class M-2, Class B-1 and Class B-2 certificates pro rata, based on the outstanding principal balance of each class, until retired.

Collection and Other Servicing Procedures

  The servicer will manage, administer, service and make collections on the loans, exercising the degree of skill and care consistent with the highest degree of skill and care that the servicer exercises with respect to similar loans serviced by the servicer. The servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties. Conseco Finance does, however, as a matter of its own policy, monitor proof of hazard insurance coverage and require that it be named as an additional loss payee on all first lien secured loans and generally on junior lien secured loans with amounts financed of over $20,000.

Servicing Compensation and Payment of Expenses

  The servicer will receive a monthly servicing fee for each Due Period for servicing the loans equal to one-twelfth of the product of 0.50% and the remaining Pool Scheduled Principal Balance plus the related pre-funded amount, if any.

  The monthly servicing fee provides compensation for customary third-party servicing activities to be performed by the servicer for the trust, for additional administrative services performed by the servicer on behalf of the trust and for expenses paid by the servicer on behalf of the trust. The servicer is also entitled to reimbursement out of the Liquidation Proceeds of a liquidated loan for customary out-of-pocket liquidation expenses incurred by it.

  Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records with respect to each loan. Administrative services performed by the servicer on behalf of the trust include selecting and packaging the loans, calculating distributions to certificateholders and providing related data processing and reporting services for certificateholders and on behalf of the trustee. Expenses incurred in connection with the servicing of the loans and paid by the servicer from its servicing fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of loans or foreclosure on collateral relating thereto, payment of trustee's fees, and payment of expenses incurred in connection with distributions and reports to certificateholders.

Evidence as to Compliance

  The pooling and servicing agreement provides for delivery to the trustee of a monthly report by the servicer no later than one business day following the Determination Date, setting forth the information described under "--Reports to Certificateholders" above. Each report to the trustee will be accompanied by a statement from an appropriate officer of the servicer certifying the accuracy of such report and stating that the servicer has not defaulted in the performance of its obligations under the pooling and servicing agreement. On or before May 1 of each year, beginning in 2000, the servicer will deliver to the trustee a report of PricerwaterhouseCoopers LLP, or another nationally recognized accounting firm, stating that such firm has examined certain documents and records relating to the servicing of loans serviced by the servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the pooling and servicing agreement, except for any exceptions set forth in such report.

  The pooling and servicing agreement provides that the servicer shall furnish to the trustee such reasonably pertinent underlying data as can be generated by the servicer's existing data processing system without undue modification or expense.

  The pooling and servicing agreement provides that a certificateholder holding certificates representing at least 5% of the aggregate certificate principal balance will have the same rights of inspection as the trustee and may upon written request to the servicer receive copies of all reports provided to the trustee.

Transferability

  The certificates are subject to certain restrictions on transfer to or for the benefit of employee benefit plans, trusts or accounts subject to ERISA and described in Section 4975 of the Code. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Certain Matters Relating to Conseco Finance

  The pooling and servicing agreement provides that Conseco Finance may not resign from its obligations and duties as servicer thereunder, except upon a determination that its performance of its duties is no longer permissible under the pooling and servicing agreement or applicable law, and prohibits Conseco Finance from extending credit to any certificateholder for the purchase of a certificate, purchasing certificates in any agency or trustee capacity or lending money to the trust. Conseco Finance can be removed as servicer only in an event of termination as discussed below.

Events of Termination

  An event of termination under the pooling and servicing agreement will occur if:

  (1) the servicer fails to make any payment or deposit required under the pooling and servicing agreement (including an advance) and such failure continues for four business days;

  (2) the servicer fails to observe or perform in any material respect any other covenant or agreement in the pooling and servicing agreement which continues unremedied for thirty days;

  (3) the servicer conveys, assigns or delegates its duties or rights under the pooling and servicing agreement, except as specifically permitted under the pooling and servicing agreement, or attempts to make such a conveyance, assignment or delegation;

  (4) a court having jurisdiction in the premises enters a decree or order for relief in respect of the servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs;

  (5) the servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing;

  (6) the servicer fails to be an eligible servicer; or

  (7) the servicer's seller-servicer contract with GNMA is terminated.

  The servicer will be required under the pooling and servicing agreement to give the trustee and the certificateholders notice of an event of termination promptly upon the occurrence of such event.

Rights Upon an Event of Termination

  If an event of termination has occurred and is continuing, either the trustee or holders of certificates representing 25% or more of the aggregate certificate principal balance may terminate all of the servicer's management, administrative, servicing and collection functions under the pooling and servicing agreement. Upon such termination, the trustee or its designee will succeed to all the responsibilities, duties and liabilities of Conseco Finance as servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements; provided, however, that neither the trustee nor any successor servicer will assume any accrued obligation of the prior servicer or any obligation of Conseco Finance to repurchase loans for breaches of representations and warranties, and the trustee will not be liable for any acts or omissions of the servicer occurring prior to a transfer of the servicer's servicing and related functions or for any breach by the servicer of any of its representations and warranties contained in the pooling and servicing agreement or any related document or agreement. Notwithstanding such termination, the servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner Conseco Finance's obligation to repurchase certain loans for breaches of representations or warranties under the pooling and servicing agreement. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an eligible servicer to act as successor to the servicer under the pooling and servicing agreement. The trustee and such successor may agree upon the servicing compensation to be paid (after receiving comparable bids from other eligible servicers), which may not be greater than the monthly servicing fee payable to Conseco Finance as servicer under the pooling and servicing agreement without the consent of all of the certificateholders.

Termination of the Agreement

  The pooling and servicing agreement will terminate on the earlier of (a) the payment date on which the Pool Scheduled Principal Balance is reduced to zero; or (b) the payment date occurring in the month following the servicer's repurchase of the loans as described under "Description of the Certificates-- Purchase Option; Auction Sale; Additional Principal Distributions." However, Conseco Finance's and Conseco Securitizations' representations, warranties and indemnities will survive any termination of the pooling and servicing agreement.

Amendment; Waiver

  The pooling and servicing agreement may be amended by agreement of the trustee, the servicer, Conseco Finance and Conseco Securitizations at any time without the consent of the certificateholders to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to add other provisions not inconsistent with the pooling and servicing agreement, upon receipt of an opinion of counsel to the servicer that such amendment will not adversely affect in any material respect the interests of any certificateholder.

  The pooling and servicing agreement may also be amended from time to time by the trustee, the servicer, Conseco Finance and Conseco Securitizations with the consent of holders of certificates representing 66 2/3% or more of the aggregate certificate principal balance, and holders of certificates representing 51% or more of the aggregate certificate principal balance may vote to waive any event of termination, provided that no such amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on loans or distributions which are required to be made on any certificate, or (b) reduce the aggregate amount of certificates required for any amendment of the pooling and servicing agreement, without the unanimous consent of the certificateholders.

  The trustee is required under the pooling and servicing agreement to furnish certificateholders with notice promptly upon execution of any amendment to the pooling and servicing agreement.

Indemnification

  The pooling and servicing agreement provides that Conseco Finance and Conseco Securitizations will defend and indemnify the trust, the trustee and the certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation:

  (a) arising out of or resulting from the use or ownership by Conseco Finance or any affiliate thereof of any real estate securing a loan;

  (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the loans to the trust (but not including any federal, state or other tax arising out of the creation of the trust and the issuance of the certificates); and

  (c)  with respect to certain other tax matters.

  The pooling and servicing agreement also provides that the servicer will defend and indemnify the trust, the trustee and the certificateholders (which indemnification will survive any removal of the servicer) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by Conseco Finance as servicer with respect to any loan.

Duties and Immunities of the Trustee

  The trustee will make no representations as to the validity or sufficiency of the pooling and servicing agreement, the certificates or any loan, loan file or related documents, and will not be accountable for the use or application by Conseco Finance of any funds paid to Conseco Finance in consideration of the conveyance of the loans, or deposited into the certificate account by the servicer. If no event of termination has occurred, the trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they conform to the requirements of the pooling and servicing agreement.

  Under the pooling and servicing agreement the servicer will agree:

    (1) to pay to the trustee from time to time reasonable compensation for all services rendered by it;

    (2) to reimburse the trustee upon its request for all reasonable expenses, disbursements and advances incurred by the trustee in accordance with any provision of the pooling and servicing agreement, including reasonable compensation and the expenses and disbursements of its agents and counsel, except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

    (3) to indemnify the trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

  The trustee is not obligated to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under the pooling and servicing agreement if there is a reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

  The pooling and servicing agreement also provides that the trustee will maintain at its expense in Minneapolis or Saint Paul, Minnesota, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee and the certificate registrar and transfer agent in respect of the certificates to the pooling and servicing agreement may be served. On the date of this prospectus supplement the trustee's office for these purposes is located at 180 East Fifth Street, Saint Paul, Minnesota 55101. The trustee will promptly give written notice to Conseco Finance, the servicer, Conseco Securitizations and the certificateholders of any change of address.

The Trustee

  U.S. Bank Trust National Association has its corporate trust offices at 180 East Fifth Street, Saint Paul, Minnesota 55101.

  The trustee may resign from its duties under the pooling and servicing agreement at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. In such circumstances, the servicer will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Registration of the Certificates

  The certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of DTC. The interests of beneficial owners of the certificates will be represented by book entries on the records of the participating members of DTC. Definitive certificates will be available only under the limited circumstances described herein. Holders of the certificates may hold through DTC (in the United States), CEDEL or Euroclear in Europe if they are Participants of such systems, or indirectly through organizations that are Participants in such systems.

  CEDEL and Euroclear will hold omnibus positions in the certificates on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

  The beneficial owners of certificates who are not Participants but desire to purchase, sell or otherwise transfer ownership of the certificates may do so only through Participants (unless and until definitive certificates are issued). In addition, certificate owners will receive all distributions of principal of, and interest on, the certificates from the trustee through DTC and Participants. Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the certificates, except under the limited circumstances described below.

  Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee as certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise the rights of certificateholders indirectly through Participants and DTC.

  While certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the certificates and is required to receive and transmit distributions of principal of, and interest on, the certificates. Participants with whom certificate owners have accounts with respect to certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates, the rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

  Definitive certificates will be issued in registered form to certificate owners, or their nominees, rather than to DTC, only if (1) DTC or Conseco Finance advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the certificates and Conseco Finance or the trustee is unable to locate a qualified successor or (2) Conseco Finance at its sole option advises the trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of definitive certificates to certificate owners, such certificates will be transferable directly and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

  DTC has advised Conseco Finance that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more Participants to whose DTC accounts the certificates are credited. DTC has advised Conseco Finance that DTC will take this action with respect to any fractional interest of the certificates only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the certificates. DTC may take actions, at the direction of the Participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

  Issuance of certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the certificates in the secondary market and the ability of certificate owners to pledge them. In addition, since distributions on the certificates will be made by the trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect Participants or certificate owners, certificate owners may experience delays in the receipt of such distributions.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the depositaries.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations, which are called CEDEL Participants, and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for Participants of the Euroclear System and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under loan with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. Euroclear Clearance System, S.C. establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this prospectus supplement.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                 DESCRIPTION OF THE CLASS B-2 LIMITED GUARANTY

  In order to mitigate the effect of the subordination of the Class B-2 certificates and liquidation losses and delinquencies on the loans, Conseco Finance will provide a guaranty against losses that would otherwise be borne by the Class B-2 certificates. Each payment required to be made under the Class B-2 limited guaranty is a Class B-2 guaranty payment. The Class B-2 guaranty payment will equal the amount by which:

  (1) the sum of (a) the accrued and unpaid interest on the Class B-2 certificates and (b) the Class B-2 liquidation loss principal amount for that payment date exceeds

  (2) the Class B-2 distribution amount for that payment date.

  The Class B-2 liquidation loss principal amount for any payment date equals the amount by which the aggregate certificate principal balance exceeds the Pool Scheduled Principal Balance for such payment date, but in no event greater than the Class B-2 principal balance. The Class B-2 liquidation loss principal amount is, in substance, the amount of delinquencies and losses experienced on the loans during the related Due Period that was not absorbed by eliminating a payment to the Class C certificates, deferring the related monthly servicing fee otherwise payable to Conseco Finance (so long as Conseco Finance or any wholly owned subsidiary of Conseco Finance is the servicer) with respect to the loans and deferring the guaranty fee otherwise payable to Conseco Finance.

  The Class B-2 limited guaranty will be an unsecured general obligation of Conseco Finance and will not be supported by any letter of credit or other credit enhancement arrangement. The Class B-2 limited guaranty will not benefit in any way, or result in any payment to, the Class A, Class M or Class B-1 certificateholders.

  As compensation for providing the limited guaranty, Conseco Finance will be entitled to receive a guaranty fee on each distribution date, which generally will be equal to the lesser of (A) one-twelfth of the product of 3.00% and the sum of the pool scheduled principal balance and the pre-funded amount for the immediately preceding payment date or (B) the amount available for payment after all distributions with a higher payment priority are made.

                        FEDERAL INCOME TAX CONSEQUENCES

  Upon the issuance of the certificates, Briggs and Morgan, Professional Association, counsel to Conseco Finance and Conseco Securitizations, will deliver its opinion that, assuming that two separate elections are made to treat segregated portions of the assets of the trust as master and subsidiary REMICs, and further assuming ongoing compliance with the terms of the pooling and servicing agreement, the master REMIC and the subsidiary REMIC will each qualify as a REMIC, the subsidiary REMIC regular interests, which are not being offered hereunder, will be treated as regular interests in the subsidiary REMIC, and each class of certificates will be treated as regular interests in the master REMIC for federal income tax purposes. The Class C subsidiary certificate, which is not being offered here, will constitute the sole class of residual interests in the subsidiary REMIC, and the Class C master certificate, which is not being offered here, will constitute the sole class of residual interests in the master REMIC.

  Other than the Class A-IO certificates, the certificates will not be issued with original issue discount for federal income tax purposes. Although the tax treatment is not entirely certain, the Class A-IO certificates will be treated as having been issued with original issue discount for federal income tax purposes equal to the excess of all expected payments of interest on these certificates over their issue price. The prepayment assumption that will be used to determine the rate of accrual of original issue discount, market discount and premium, if any, will be based on the assumption that the loans will prepay at a rate equal to 125% of the applicable prepayment assumption as to the fixed rate loans and 30% CPR as to the adjustable rate loans. Although unclear, a holder of a Class A-IO certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which such certificateholder would be entitled if there were no further prepayments of the loans.

  Certificates held by financial institutions, thrift institutions taxed as domestic building and loan associations and real estate investment trusts will represent interests in loans secured by an interest in real property and real estate assets for purposes of Sections 7701(a)(19)(C) and 856(c)(4)(A) of the Internal Revenue Code, respectively, in the same proportion that the assets in the master REMIC consist of qualifying assets under these sections. Interest paid with respect to certificates held by a real estate investment trust will be considered to be interest on obligations secured by mortgages on real property or on interests in real property for purposes of Section 856(c)(3) of the Internal Revenue Code to the extent that such certificates are treated as real estate assets under Section 856(c)(4)(A) of the Internal Revenue Code.

  For further information regarding federal income tax consequences of investing in the certificates, see "Federal Income Tax Consequences--REMIC Series" in the prospectus.

                              ERISA CONSIDERATIONS

  The following information supplements, and if inconsistent, supersedes the information in the prospectus under "ERISA Considerations."

  The Employee Retirement Income Security Act of 1974, as amended, imposes certain restrictions on employee benefit plans that are subject to ERISA and on persons who are fiduciaries with respect to these plans. Employee benefit plans that are governmental plans, as defined in section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the Class A certificates without regard to the ERISA restrictions described in this section, subject to applicable provisions of other federal and state laws. However, any governmental or church plan which is qualified under section 401(a) of the Internal Revenue Code and exempt from taxation under section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules described in section 503 of the Internal Revenue Code.

  The U.S. Department of Labor has granted administrative exemptions to Banc of America Securities LLC (Prohibited Transaction Exemption No. 93-31; Exemption Application No. D-9105, 58 Fed. Reg. 28619 (1992)) and Credit Suisse First Boston Corporation (Prohibited Transaction Exemption No. 89-90; Exemption Application No. D-6555, 54 Fed. Reg. 42,581 (1989)), from certain of the prohibited transaction rules of ERISA and the Internal Revenue Code. They provide an exemption from certain of the prohibited transaction rules of ERISA and the Internal Revenue Code with respect to the initial purchase, the holding and the subsequent resale by plans of certificates representing interests in asset-backed pass-through trusts that consist exclusively of certain receivables, loans and other obligations that meet the conditions and requirements of the exemption. The receivables covered by the exemption include home equity loans, such as the loans that will comprise the pool, that are secured by real estate and have a loan-to-value ratio (when combined with senior loans on the same property), based on the current principal balances of the loans, of 100% or less. The exemption will apply to the acquisition, holding, and resale of the Class A certificates by a plan, provided that specified conditions are met, including those described in the paragraph below.

  Among the conditions which must be satisfied for the exemption to apply to the Class A certificates are the following:

  (1) the acquisition of the Class A certificates by a plan is on terms, including the price for the Class A certificates, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

  (2) the rights and interests evidenced by the Class A certificates acquired by the plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

  (3) the Class A certificates acquired by the plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Fitch, Duff & Phelps Credit Rating Co. or Moody's Investors Service, Inc.;

  (4) the trustee is not an affiliate of any other member of the restricted group, as defined below;

  (5) the sum of all payments made to the underwriters in connection with the distribution of the Class A certificates represents not more than reasonable compensation for underwriting the Class A certificates, as applicable. The sum of all payments made to and retained by Conseco Securitizations pursuant to the sale of the loans to the trust represents not more than the fair market value of such loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

  (6) the plan investing in the Class A certificates is an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933.

  On July 21, 1997, the DOL published in the Federal Register an amendment to the exemption, which extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

  (1) the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed 25%;

  (2) all additional Obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a rating agency;

  (3) the transfer of the additional Obligations to the trust during the pre-funding period must not result in the certificates to be covered by the exemption receiving a lower credit rating from an exemption rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust;

  (4) solely as a result of the use of a pre-funding period, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date;

  (5) in order to insure that the characteristics of the additional Obligations are substantially similar to the original Obligations which were transferred to the trust:

     . the characteristics of the additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

     . an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the closing date;

  (6) the period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

  (7) amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments;

  (8) the related prospectus or prospectus supplement must describe:

     . any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

     .   the duration of the period of pre-funding;

     . the percentage and/or dollar amount of the pre-funding limit for the trust; and

     . that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal;

  (9) the related pooling and servicing agreement must describe these permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional Obligations.

  Moreover, the exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements,

     . in the case of the acquisition of Class A certificates in connection with the initial issuance, at least fifty percent (50%) of the Class A certificates are acquired by persons independent of the restricted group,

     . the plan's investment in Class A certificates does not exceed twenty-five percent (25%) of all of the Class A certificates outstanding at the time of the acquisition, and

     . immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The exemption does not apply to plans sponsored by Conseco Finance, Conseco

         Securitizations, the underwriters, the trustee, the servicer, any obligor with respect to loans included in the trust constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust or any affiliate of such parties.

  In its prefatory comments to the amendment as proposed by DOL (62 Fed. Reg. 28502), the DOL stated its interpretive position that a transaction which satisfied the conditions of the exemption, but did not satisfy the conditions of the amendment as proposed, could nevertheless qualify for exemptive relief if it included a pre-funding account that was used only to acquire assets that are specifically identified by the sponsor or originator as of the closing date, but transferred to the trust after the closing date for administrative or other reasons. Although the pre-funding account may not satisfy the conditions of the amendment in that the pre-funding account may exceed 25% of the total principal amount of the related certificates, funds in the pre-funding account in excess of such 25% threshold will be used by the trust solely to purchase subsequent home equity loans in accordance with the pooling and servicing agreement from a fixed pool of loans that will have been specifically identified prior to the closing date. It is expected that all of the loans in such fixed pool, except for those which are determined not to meet the criteria for purchase set forth in the pooling and servicing agreement, will be acquired using the pre-funding account. Accordingly, Conseco Finance believes that the existence of the pre-funding account should not cause the exemption to be inapplicable.

  Although the DOL has not expressly addressed the application of the exemption to securities having payment terms similar to the Class A certificates, Conseco Finance believes that the exemption will apply to the acquisition and holding of Class A certificates sold by the underwriters and by plans and that all conditions of the exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, no obligor with respect to loans included in the trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the trust. Any Plan fiduciary who proposes to cause a plan to purchase Class A certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Internal Revenue Code of the plan's acquisition and ownership of the Class A certificates. Assets of a plan or individual retirement account should not be invested in the Class A certificates unless it is clear that the assets of the trust will not be plan assets or unless it is clear that the exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the prospectus.

  In addition to the exemption, some or all of the transactions involving the purchase, holding and resale of certificates that might otherwise constitute prohibited transactions under ERISA or the Internal Revenue Code might qualify for relief from the prohibited transaction rules and related taxes and penalties under certain class exemptions granted by the DOL, including Prohibited Transaction Class Exemption 83-1, which exempts certain transactions involving employee benefit plans and mortgage pool investment trusts, PTCE 86-128, which exempts certain transactions involving employee benefit plans and certain broker-dealers, PTCE 90-1, which exempts certain transactions involving employee benefit plans and insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving employee benefit plans and bank collective investment funds and PTCE 96-23, which exempts certain transactions involving employee benefit plans and in-house asset managers. There also may be other exemptions applicable to a particular transaction involving the trust. A plan that intends to acquire any class of the certificates should consult with its own counsel regarding whether such investment would cause a prohibited transaction to occur and whether the terms and conditions of an applicable class exemption may be satisfied.

  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Internal Revenue Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published proposed regulations on December 22, 1997 to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets constitute plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the proposed 401(c) Regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute plan assets, unless
(1) as otherwise provided by the Secretary of Labor in the proposed 401(c) Regulations to prevent avoidance of the regulations or (2) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a plan after December 31, 1998 or issued to plans on or before December 31, 1998 for which the insurance company does not comply with the proposed 401(c) Regulations may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the certificates after the date which is 18 months after the date on which the proposed 401(c) Regulations become final.

  No transfer of any class of certificates issued in definitive form other than the Class A certificates will be permitted to be made to a plan unless the plan, at its expense, delivers to the trustee and Conseco Finance an opinion of counsel, in form satisfactory to the trustee and Conseco Finance, to the effect that the purchase or holding of any other class of certificates by the plan will not result in the assets of the trust being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA and the Internal Revenue Code and will not subject the trustee, Conseco Securitizations, Conseco Finance or the servicer to any obligation or liability in addition to those undertaken in the pooling and servicing agreement. Unless this opinion is delivered and in the case of certificates which are not issued in definitive form, each person acquiring such a certificate will be deemed to represent to the trustee, Conseco Securitizations, Conseco Finance and the servicer either (1) the person is neither a plan, nor acting on behalf of a plan, subject to ERISA or to
Section 4975 of the Internal Revenue Code or (2) that the purchase and holding of the certificate by the plan will not result in the assets of the trust being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA and the Internal Revenue Code and will not subject the trustee, Conseco Securitizations, Conseco Finance or the servicer to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

                      WHERE YOU CAN FIND MORE INFORMATION

  In addition to the documents described in the accompanying prospectus under "Conseco Finance Corp.--General," the financial statements included in, or as exhibits to, the following documents, which have been filed with the Securities and Exchange Commission, are incorporated by reference in this prospectus supplement:

  (a) Annual Report on Form 10-K for the year ended December 31, 1998, and

  (b) Quarterly Report on Form 10-Q for the period ended September 30, 1999.

  Conseco Finance will provide without charge to any person to whom this prospectus supplement is delivered, upon the oral or written request of that person, a copy of any or all of the foregoing financial statements incorporated in this prospectus supplement by reference. Requests for copies should be directed to 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639.

  Conseco Finance, on behalf of the trust, undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust's annual report under section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered by this prospectus supplement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  UNDERWRITING

  The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase from Conseco Securitizations the respective principal amounts of the certificates set forth opposite their names below.

                             Principal    Principal    Principal    Principal
                             Amount of    Amount of    Amount of    Amount of
                             Class AF-1   Class AF-2   Class AF-3   Class AF-4
  Underwriter               Certificates Certificates Certificates Certificates
  -----------               ------------ ------------ ------------ ------------
Banc of America Securities
 LLC....................... $ 35,726,899 $ 25,866,833 $ 7,866,653  $10,300,000
Credit Suisse First Boston
 Corporation...............   35,726,898   25,866,833   7,866,653   10,300,000
Lehman Brothers Inc........   35,726,898   25,866,832   7,866,654   10,300,000
Merrill Lynch, Pierce,
       Fenner & Smith
       Incorporated........   35,726,898   25,866,832   7,866,654   10,300,000
Prudential Securities
 Incorporated..............   35,726,898   25,866,832   7,866,654   10,300,000
                            ------------ ------------ -----------  -----------
  Totals................... $178,634,491 $129,334,162 $39,333,268  $51,500,000
                            ============ ============ ===========  ===========

                             Principal    Principal    Percentage   Principal
                             Amount of    Amount of   Interest of   Amount of
                             Class AF-5   Class AF-6   Class A-IO   Class MF-1
  Underwriter               Certificates Certificates Certificates Certificates
  -----------               ------------ ------------ ------------ ------------
Banc of America Securities
 LLC....................... $ 7,639,348  $10,253,600       50%     $ 6,540,000
Credit Suisse First Boston
 Corporation...............   7,639,349   10,253,600       50%       6,540,000
Lehman Brothers Inc........   7,639,349   10,253,600       --        6,540,000
Merrill Lynch, Pierce,
       Fenner & Smith
       Incorporated........   7,639,349   10,253,600       --        6,540,000
Prudential Securities
 Incorporated..............   7,639,349   10,253,600       --        6,540,000
                            -----------  -----------      ---      -----------
  Totals................... $38,196,744  $51,268,000      100%     $32,700,000
                            ===========  ===========      ===      ===========

                             Principal    Principal    Principal    Principal
                             Amount of    Amount of    Amount of    Amount of
                             Class MF-2   Class BF-1   Class AV-1   Class AV-2
  Underwriter               Certificates Certificates Certificates Certificates
  -----------               ------------ ------------ ------------ ------------
Banc of America Securities
 LLC....................... $ 6,060,000  $ 3,880,000  $ 41,155,771 $ 5,770,894
Credit Suisse First Boston
 Corporation...............   6,060,000    3,880,000    41,155,771   5,770,895
Lehman Brothers Inc........   6,060,000    3,880,000    41,155,772   5,770,895
Merrill Lynch, Pierce,
       Fenner & Smith
       Incorporated........   6,060,000    3,880,000    41,155,772   5,770,895
Prudential Securities
 Incorporated..............   6,060,000    3,880,000    41,155,772   5,770,895
                            -----------  -----------  ------------ -----------
  Totals................... $30,300,000  $19,400,000  $205,778,858 $28,854,474
                            ===========  ===========  ============ ===========

                                           Principal    Principal    Principal
                                           Amount of    Amount of    Amount of
                                           Class MV-1   Class MV-2   Class BV-1
  Underwriter                             Certificates Certificates Certificates
  -----------                             ------------ ------------ ------------
Banc of America Securities LLC..........  $ 4,150,000  $ 3,440,000  $ 2,550,000
Credit Suisse First Boston Corporation..    4,150,000    3,440,000    2,550,000
Lehman Brothers Inc.....................    4,150,000    3,440,000    2,550,000
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated.....................    4,150,000    3,440,000    2,550,000
Prudential Securities Incorporated......    4,150,000    3,440,000    2,550,000
                                          -----------  -----------  -----------
  Totals................................  $20,750,000  $17,200,000  $12,750,000
                                          ===========  ===========  ===========

  In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions in the agreement, to purchase all of the certificates offered here if any such certificates are purchased. In the event of a default by the underwriters, the underwriting agreement provides that, in certain circumstances, the underwriting agreement may be terminated.

  Conseco Securitizations has been advised by the underwriters that they propose initially to offer the certificates to the public at the respective offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of the respective amounts shown in the table below (expressed as a percentage of the relative certificate principal balance). The underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts listed in the table below to other dealers.

                                             Underwriting  Selling   Reallowance
        Class                                  Discount   Concession  Discount
        -----                                ------------ ---------- -----------
        AF-1 ...............................    0.175%      0.105%      0.070%
        AF-2 ...............................    0.225%      0.135%      0.090%
        AF-3................................    0.300%      0.180%      0.120%
        AF-4................................    0.350%      0.210%      0.140%
        AF-5................................    0.475%      0.285%      0.190%
        AF-6................................    0.350%      0.210%      0.140%
        A-IO................................    0.100%      0.060%      0.040%
        MF-1................................    0.500%      0.300%      0.200%
        MF-2................................    0.600%      0.360%      0.240%
        BF-1................................    0.700%      0.420%      0.280%
        AV-1................................    0.225%      0.135%      0.090%
        AV-2................................    0.250%      0.150%      0.100%
        MV-1................................    0.500%      0.300%      0.200%
        MV-2................................    0.600%      0.360%      0.240%
        BV-1................................    0.700%      0.420%      0.280%

  Neither Conseco Finance, Conseco Securitizations nor any of the underwriters makes any representations or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the certificates. In addition, neither Conseco Finance, Conseco Securitizations, nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  Until the distribution of the certificates is completed, rules of the SEC may limit the ability of the underwriters and some selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the certificates. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the certificates. In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be without these purchases.

  The underwriting agreement provides that Conseco Finance and Conseco Securitizations will indemnify the underwriters against liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the underwriters may be required to make in respect thereof.

  Conseco Finance and Conseco Securitizations have agreed that for a period of 30 days from the date of this prospectus supplement they will not offer or sell publicly any other home equity loan pass-through certificates without the consent of the underwriters.

  Each underwriter or one of its affiliates has from time to time provided warehouse or general financing and banking services to Conseco Finance or its affiliates.

                                 LEGAL MATTERS

  The validity of the certificates will be passed upon for Conseco Securitizations, Conseco Finance and the trust by Briggs and Morgan, Professional Association, Saint Paul and Minneapolis, Minnesota, and for the underwriters by Thacher Proffitt & Wood, New York, New York. The material federal income tax consequences of the certificates will be passed upon for Conseco Finance and Conseco Securitizations by Briggs and Morgan, Professional Association.

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the securities will be available only in book-entry form (the "Global Securities"). Investors in the global securities may hold such global securities through any of DTC, CEDEL or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding global securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective depositaries of CEDEL and Euroclear (in such capacity) and DTC participants.

  Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

  Investors electing to hold their global securities through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their global securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to book-entry securities in same-day funds.

  Trading between CEDEL or Euroclear Participants. Secondary market trading between CEDEL participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a CEDEL participant or a Euroclear participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL participant or Euroclear participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its depositary to receive the global certificates against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC participant's account against delivery of the global certificates. After settlement has been completed, the global securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the global securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL participants or Euroclear participants purchasing global certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global certificates would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL participant's or Euroclear participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Certificates to the respective depositary for the benefit of CEDEL participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing systems, through their respective depositaries, to a DTC participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL participant or Euroclear participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective depositaries, as appropriate, to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL participant or Euroclear participant the following day, and receipt of the cash proceeds in the CEDEL participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL participant or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipts of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase global securities from DTC participants for delivery to CEDEL participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

  (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CEDEL participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of global securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless: (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption of non-U.S. Persons (Form W-8). Beneficial owners of securities that are non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Internal Revenue Code) that is related (within the meaning of Section 846(d)(4) of the Internal Revenue Code) to the trust or the transferor and
  (ii) not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the trust or the transferor. If the information shown on Form W-8 or the tax certificate changes, a new Form W-8 or tax certificate, as the case may be, must be filed within 30 days of such change.

    Exemption for non-U.S. Persons with effectively connected income (Form
  4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (ownership, exemption or reduced rate certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of securities or such owner's agent.

    Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (payer's request for taxpayer identification number and certification).

      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means:

  (1) a citizen or resident of the United States;

  (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia;

  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source; or

  (4) a trust other than a foreign trust within the meaning of Section 7701(a)(31) of the Internal Revenue Code.

To the extent prescribed in regulations by the secretary of the treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part 1 of Subchapter J of Chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS
                                                               [LOGO OF CONSECO]

                        Conseco Finance Corp., Servicer
                 Conseco Finance Securitizations Corp., Seller
                       Certificates for Home Equity Loans

  We are offering certificates for home equity loans under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of certificates offered. Conseco Finance Securitizations Corp. will form a trust for each series, and the trust will issue the certificates of that series. The certificates of any series may comprise several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus.

  The right of each class of certificates within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of certificates. In addition, a series of certificates may include one or more classes which on the one hand are subordinated to one or more classes of certificates, while on the other hand are senior to one or more classes of certificates. The rate of principal and interest payment on the certificates of any class will depend on the priority of payment of that class and the rate and timing of payments of the related home equity loans.

                               ----------------

  The certificates will represent obligations of the related trust and will not represent any interest in or obligation of Conseco Finance Corp., Conseco Finance Securitizations Corp. or any of their affiliates.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

  This prospectus may not be used to consummate sales of any certificates unless accompanied by the prospectus supplement relating to that series.

                       Prospectus dated November 22 1999.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

  We tell you about the certificates in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and (2) the prospectus supplement for the particular terms of your series of certificates.

  You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

                                   THE TRUST

General

  Certificates evidencing interests in pools of home equity loans may be issued from time to time in series under a separate pooling and servicing agreement among Conseco Securitizations, as seller, Conseco Finance, as servicer, and the trustee.

  The certificates of each series may be issued in one or more classes or subclasses as and on the terms specified in the related prospectus supplement, each of which will evidence the interest specified in the related prospectus supplement in the loan pool and other property held in a trust for the benefit of certificateholders. Each trust will include:

  .  a loan pool;

  . the amounts held from time to time in a trust certificate account maintained by the trustee under a pooling and servicing agreement;

  . any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a series of certificates for home equity loans; and

  .  other property as specified in the related prospectus supplement.

  Each certificate will evidence the interest specified in the prospectus supplement in one trust, containing one loan pool comprised of loans having the aggregate principal balance as of the specified day of the month of the creation of the pool specified in the prospectus supplement. Holders of certificates of a series will have interests only in that loan pool and will have no interest in the loan pool created for any other series of certificates. If specified in the related prospectus supplement, the trust may include funds on deposit in a pre-funding account which would be used to purchase subsequent loans from Conseco Securitizations during the pre-funding period specified in the related prospectus supplement. The related prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  Except as otherwise specified in the related prospectus supplement, all of the loans will have been originated by Conseco Finance in the ordinary course of its business. Specific information respecting the loans included in each trust will be provided in the related prospectus supplement and, if not contained in the related prospectus supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the certificates. A copy of the pooling and servicing agreement for each series of certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to that series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

The Loan Pools

  Except as otherwise specified in the related prospectus supplement, the loan pool will consist of the loans, originated by Conseco Finance on an individual basis in the ordinary course of business. All loans will be secured by the related real estate. Except as otherwise specified in the related prospectus supplement, the loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

  For each series of certificates, we will assign the loans constituting the loan pool to the trustee named in the prospectus supplement. Conseco Finance will service the loans as servicer under the pooling and servicing agreement. See "Description of the Certificates--Servicing." Unless otherwise specified in the related prospectus supplement, the loan documents will be held by the trustee or a custodian on its behalf.

  Each loan pool will be composed of loans bearing interest at the loan rates specified in the prospectus supplement. Unless we specify otherwise in the related prospectus supplement, each registered holder of a certificate will be entitled to receive periodic distributions, which will be monthly unless we specify otherwise in the related prospectus supplement, of all or a portion of principal on the underlying loans or interest on the principal balance of the certificate, or on some other principal balance unrelated to that of the certificate, at the pass-through rate, or both. The prospectus supplement will list the rate at which interest will be paid to certificateholders of each class of a given series. The pass-through rate may be fixed, variable or adjustable, as specified in the related prospectus supplement.

  The related prospectus supplement will specify for the loans contained in the related loan pool:

  .  the range of the dates of origination of the loans;

  .  the range of the loan rates and the weighted average loan rate;

  . the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date;

  . the aggregate principal balance of the loans included in the loan pool as of the Cut-off Date;

  . the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date;

  . the range of original maturities of the loans and the last maturity date of any loan; and

  .  the geographic location of improved real estate securing the loans.

If the trust includes a pre-funding account, the related prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  Conseco Finance will make representations and warranties as to the types and geographical distribution of the loans included in a loan pool and as to the accuracy in all material respects of information furnished to the trustee for each loan. Upon a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a loan, Conseco Finance will be obligated to cure the breach in all material respects, or to repurchase or substitute for the loan as described below under "Description of the Certificates--Repurchase Option." This repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us. See "Description of the Certificates-- Conveyance of Loans."

Conveyance of Loans

  Conseco Finance will transfer to Conseco Securitizations, and Conseco Securitizations will then transfer to the trustee, all of our right, title and interest in the loans, including all principal and interest received on or with respect to the loans, except receipts of principal and interest due on the loans before the Cut-off Date. On behalf of the trust, as the issuer of the related series of certificates, the trustee, concurrently with the conveyance, will execute and deliver the certificates to the order of Conseco Securitizations. The loans will be as described on a list attached to the pooling and servicing agreement. This list will include the amount of monthly payments due on each loan as of the date of issuance of the certificates, the loan rate on each loan and the maturity date of each loan. This list will be available for inspection by any certificateholder at the principal executive office of the servicer. Before the conveyance of the loans to the trust, Conseco Finance's internal audit department will complete a review of all of the loan files confirming the accuracy of the list of loans delivered to the trustee. Any loan discovered not to agree with that list in a manner that is materially adverse to the interests of the certificateholders will be repurchased or substituted for by Conseco Finance, or, if the discrepancy relates to the unpaid principal balance of a loan, we may deposit cash in the separate certificate account maintained at an eligible institution in the name of the trustee in an amount sufficient to offset the discrepancy. If the trust includes a pre-funding account, the related prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  Unless otherwise specified in the related prospectus supplement, the trustee or its custodian will maintain possession of the loans and any other documents contained in the loan files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the loans by Conseco Finance to Conseco Securitizations, and by Conseco Securitizations to the trustee, and Conseco Finance's and Conseco Securitizations' accounting records and computer systems will also reflect this sale and assignment.

  Our counsel will render an opinion to the trustee that the transfer of the loans from Conseco Finance to Conseco Securitizations and from Conseco Securitizations to the trust each would be treated as a true sale and not as a pledge to secure borrowings in the event that either Conseco Finance or Conseco Securitizations become a debtor under the United States Bankruptcy Code. If, however, either transfer were treated as a pledge to secure borrowings by the transferor, the distribution of proceeds of the loans to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution to the trust for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the loans if the proceeds could satisfy the amount of the debt deemed owed by Conseco Finance or Conseco Securitizations, or the bankruptcy trustee could substitute other collateral in lieu of the loans to secure the debt, or the debt could be subject to adjustment by the bankruptcy trustee if Conseco Finance or Conseco Securitizations were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Our counsel will also render an opinion that, if Conseco Finance became a debtor under the United States Bankruptcy Code, the assets and liabilities of Conseco Securitizations would not be consolidated with those of Conseco Finance. If, however a bankruptcy court did order such a consolidation, delays or reductions in distributions of proceeds of the loans to the trusts could result.

  Except as otherwise specified in the related prospectus supplement, Conseco Finance will make representations and warranties in the pooling and servicing agreement for each loan as of the related closing date, including that:

  . as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days;

  . no provision of a loan has been waived, altered or modified in any respect, except by instruments or documents included in the loan file and reflected on the list of loans delivered to the trustee;

  . each loan is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors rights generally;

  . no loan is subject to any right of rescission, set-off, counterclaim or defense;

  . each loan was originated by a home equity lender in the ordinary course of the lender's business and assigned to Conseco Finance or was originated by Conseco Finance directly;

  . no loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the loan or an interest in the loan to the trustee under the pooling and servicing agreement or the certificates unlawful;

  .  each loan complies with all requirements of law;

  . no loan has been satisfied, subordinated to a lower lien ranking than its original position, if any, or rescinded;

  . each loan creates a valid and perfected lien on the related improved real estate;

  .  all parties to each loan had full legal capacity to execute the loan;

  . no loan has been sold, conveyed and assigned or pledged to any other person and Conseco Finance has good and marketable title to each loan free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer the loan to Conseco Securitizations;

  . as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any loan, except for payment delinquencies permitted by the first clause, no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under the loan, and Conseco Finance has not waived any of the foregoing;

  . each loan is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of the loan;

  . each loan contains customary and enforceable provisions such as to render the rights and remedies of the holder adequate for realization against the collateral;

  . the description of each loan appearing in the list delivered to the trustee is true and correct;

  .  there is only one original of each loan; and

  . each loan was originated or purchased in accordance with Conseco Finance's then-current underwriting guidelines.

  Under the terms of the pooling and servicing agreement, if Conseco Finance becomes aware of a breach of any representation or warranty that materially adversely affects the trust's interest in any loan or receives written notice of a breach from the trustee or the servicer, then Conseco Finance will be obligated either to cure the breach or to repurchase or, if so provided in the related prospectus supplement, substitute for the affected loan, in each case under the conditions further described in this prospectus and in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to the trust and the certificateholders for a breach of a representation or warranty under the pooling and servicing agreement relating to the loans, but not for any other breach by Conseco Finance of Conseco Finance's obligations under the pooling and servicing agreement. If a prohibited transaction tax under the REMIC provisions of the IRS code is incurred in connection with the repurchase, distributions otherwise payable to residual certificateholders will be applied to pay the tax. Conseco Finance will be required to pay the amount of the tax that is not funded out of the distributions.

  The Repurchase Price of a loan at any time means the outstanding principal amount of the loan, without giving effect to any advances made by the servicer or the trustee, plus interest at the applicable pass-through rate on the loan from the end of the Due Period for which the obligor last made a payment, without giving effect to any advances made by the servicer or the trustee, through the end of the immediately preceding Due Period.

Payments on Loans

  Each certificate account will be a trust account established by the servicer as to each series of certificates in the name of the trustee:

  (1) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated within the two highest rating categories, or other rating category as will not adversely affect the ratings assigned to the certificates, by each rating agency rating the certificates of that series; or

  (2)  with the trust department of a national bank; or

  (3) in an account or accounts the deposits in which are fully insured by the FDIC; or

  (4) in an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC, the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the certificateholders have a claim for the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the certificate account is maintained; or

  (5) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant certificates.

The collateral eligible to secure amounts in the certificate account is limited to United States government securities and other high-quality investments specified in the applicable pooling and servicing agreement. A certificate account may be maintained as an interest-bearing account, or the funds held in the account may be invested pending each succeeding payment date in Eligible Investments.

  Unless otherwise specified in the related prospectus supplement, the servicer will deposit in the certificate account on a daily basis all proceeds and collections received or made by it subsequent to the Cut-off Date, including scheduled payments of principal and interest due after the Cut-off Date but received by the servicer on or before the Cut-off Date, including:

  . all obligor payments on account of principal, including principal prepayments, on the loans;

  .  all obligor payments on account of interest on the loans;

  . all amounts received and retained for the liquidation of defaulted loans, net of liquidation expenses;

  . any advances made as described under "Advances" below and other amounts required under the applicable pooling and servicing agreement to be deposited in the certificate account;

  . all amounts received from any credit enhancement provided on a series of certificates; and

  . all proceeds of any loan or property acquired in respect thereof repurchased by the servicer or Conseco Finance, as described under "Conveyance of Loans" above or under "Repurchase Option" below.

                                USE OF PROCEEDS

  Unless we specify otherwise in the related prospectus supplement, substantially all of the net proceeds to be received from the sale of each series of certificates will be paid by Conseco Securitizations to Conseco Finance as payment for the loans, and those proceeds will be used by Conseco Finance for general corporate purposes, including the origination or acquisition of additional home equity loans, costs of carrying the loans until sale of the related certificates and to pay other expenses connected with pooling the loans and issuing the certificates.

                             CONSECO FINANCE CORP.

General

  Certificates evidencing interests in pools of home equity loans may be issued from time to time in series under a separate pooling and servicing agreement among Conseco Securitizations, as seller, Conseco Finance, as servicer, and the trustee.

  Conseco Finance Corp. was formerly known as Green Tree Financial Corporation. Conseco Finance is a Delaware corporation that, as of December 31, 1998, had stockholders' equity of approximately $2.2 billion. Conseco Finance purchases, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. Conseco Finance is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Conseco Finance Servicing Corporation, a wholly owned subsidiary of Conseco Finance. Through its principal offices in Saint Paul, Minnesota, and service centers throughout the United States, Conseco Finance serves all 50 states. Conseco Finance began financing home equity loans in January 1996. Conseco Finance also purchases, pools and services installment sales contracts for various consumer products. Conseco Finance's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639 (telephone (651) 293-3400). Conseco Finance's quarterly and annual reports are available from Conseco Finance upon written request.

  The SEC allows Conseco Finance to incorporate by reference some of the information Conseco Finance files with it, which means that we can disclose important information to you by referring you to those documents. The information that Conseco Finance incorporates by reference is considered to be part of this prospectus, and later information that Conseco Finance files with the SEC will automatically update and supersede this information. Conseco Finance is incorporating by reference the following documents into this prospectus and the prospectus supplement:

  . Conseco Finance Corp.'s annual report on Form 10K for the year ended December 31, 1998.

  . Conseco Finance Corp.'s quarterly report on Form 10Q for the quarter ended September 30, 1999.

  Conseco Finance will provide you, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus. Please direct your requests for copies to John Dolphin, Director of Investor Relations, 11825 Pennsylvania Street, Carmel, Indiana 46032, telephone number
(317) 817-6100.

  All documents filed by the servicer, on behalf of any trust, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the certificates issued by that trust, will be incorporated by reference into this prospectus.

  Federal securities law requires the filing of information with the SEC, including annual, quarterly and special reports (including those referred to above as being incorporated by reference) and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy these reports and other information at the following regional offices of the
SEC:

        New York Regional Office          Chicago Regional Office
        Seven World Trade Center          Citicorp Center
        Suite 1300                        500 West Madison Street, Suite 1400
        New York, NY 10048                Chicago, IL 60661

Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

Loan Origination

  Conseco Finance has originated closed-end home equity loans since January 1996. As of December 31, 1998, Conseco Finance had approximately $7,302,696,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, Conseco Finance markets its home equity lending directly to consumers using a variety of marketing techniques. Conseco Finance also reviews and re-underwrites loan applications forwarded by correspondent lenders.

  Conseco Finance's credit approval process analyzes both the equity position of the requested loan, including both the priority of the lien and the combined loan-to-value ratio, and the applicant's creditworthiness; to the extent the requested loan would have a less or more favorable equity position, the creditworthiness of the borrower must be stronger, or may be weaker. The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

                     CONSECO FINANCE SECURITIZATIONS CORP.

  Conseco Securitizations is a wholly owned subsidiary of Conseco Finance. It was formed on September 10, 1999. Conseco Securitizations may only engage in the business of acquiring pools of loans from Conseco Finance and transferring those loans to trusts such as the trusts described in this prospectus, and activities incidental or related thereto. The principal executive offices of Conseco Securitizations are located at 300 Landmark Towers, Saint Paul, Minnesota 55102-1639 and its telephone number is (651) 293-3400.

  Conseco Securitizations has taken and will take steps in conducting its business that are intended to make it unlikely that a bankruptcy of Conseco Finance would result in the consolidation of the assets and liabilities of Conseco Finance and Conseco Securitizations. These steps include the creation of Conseco Securitizations as a separate, limited-purpose corporation pursuant to a certification of incorporation containing restrictions on the permissible business activities of Conseco Securitizations, requiring that Conseco Securitizations have on its board of directors at least two directors who are independent of Conseco Finance, and requiring that all business transactions or corporate actions outside of the ordinary course of business be approved by the independent directors.

                              YIELD CONSIDERATIONS

  The pass-through rates and the weighted average and range of contractual rates of interest of the loans, as of the related Cut-off Date, relating to each series of certificates are listed in the related prospectus supplement.

  The prospectus supplement for each series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any class of certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any class of certificates that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of certificates which we may offer, such as interest only certificates, principal only certificates, and fast pay/slow pay certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying loans. If so stated in the related prospectus supplement, the yield on some types of certificates which we may offer could change and may be negative under some prepayment rate scenarios. Accordingly, some types of certificates may not be legal or appropriate investments for financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations" in this prospectus and in the prospectus supplement. In addition, the timing of changes in the rate of prepayment on the loans included in a loan pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on loans occur, the greater the effect on the investor's yield to maturity.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

  Unless otherwise described in an applicable prospectus supplement, all of the loans will have maturities at origination of not more than 25 years.

Prepayment Considerations

  Loans generally may be prepaid in full or in part without penalty. Conseco Finance has no significant experience with the rate of principal prepayments on home equity loans.

Because the loans have scheduled due dates throughout the calendar month, and because, unless otherwise specified in the related prospectus supplement, all principal prepayments will be passed through to certificateholders of the related series on the payment date following the Due Period in which the principal prepayment occurred, prepayments on the loans would affect the amount of funds available to make distributions on the certificates on any payment date only if a substantial portion of the loans prepaid before their respective due dates in a particular month, thus paying less than 30 days' interest for that Due Period, while very few loans prepaid after their respective due dates in that month. In addition, liquidations of defaulted loans or the servicer's or Conseco Finance's exercise of its option to repurchase the entire remaining pool of loans will affect the timing of principal distributions on the certificates of a series. See "Description of the Certificates--Repurchase Option."

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be described in the prospectus supplement for a series of certificates. Although the related prospectus supplement will specify the prepayment assumptions used to price any series of certificates, we cannot assure you that the loans will prepay at that rate, and it is unlikely that prepayments or liquidations of the loans will occur at any constant rate.

  See "Description of the Certificates--Repurchase Option" for a description of Conseco Finance's or the servicer's option to repurchase the loans comprising part of a trust when the aggregate outstanding principal balance of the loans is less than a specified percentage of the initial aggregate outstanding principal balance of the loans as of the related Cut-off Date. See also "The Trust--The Loan Pools" for a description of Conseco Finance's obligations to repurchase a loan in case of a breach of a representation or warranty for that loan.

                        DESCRIPTION OF THE CERTIFICATES

  Each series of certificates will be issued under a pooling and servicing agreement to be entered into among Conseco Securitizations, as seller, Conseco Finance, as servicer, and the trustee named in the related prospectus supplement, and other parties as are described in the applicable prospectus supplement. The following summaries describe provisions expected to be common to each pooling and servicing agreement and the related certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related pooling and servicing agreement and its description in the related prospectus supplement. The provisions of the form of pooling and servicing agreement filed as an exhibit to the registration statement of which this prospectus is a part that we do not describe in this prospectus may differ from the provisions of any actual pooling and servicing agreement. The material differences will be described in the related prospectus supplement. Capitalized terms used in this prospectus and not otherwise defined shall have the meanings assigned to them in the form of pooling and servicing agreement filed as an exhibit to the registration statement.

  Each series of certificates will have been rated in the rating category by the rating agency or agencies specified in the related prospectus supplement.

General

  The certificates may be issued in one or more classes. If the certificates of a series are issued in more than one class, the certificates of all or less than all of such classes may be sold under this prospectus, and there may be separate prospectus supplements relating to one or more of the classes sold. When we refer to the prospectus supplement relating to a series comprised of more than one class it should be understood to refer to each of the prospectus supplements relating to the classes sold under this prospectus. When we refer to the certificates of a class it should be understood to refer to the certificates of a class within a series or all of the certificates of a single-class series, as the context may require.

  The certificates of each series will be issued in fully registered form only and will represent the interests specified in the related prospectus supplement in a separate trust created under the related pooling and servicing agreement. The trust will be held by the trustee for the benefit of the certificateholders. Except as otherwise specified in the related prospectus supplement, the certificates will be freely transferable and exchangeable at the corporate trust office of the trustee at the address listed in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  Ownership of each loan pool may be evidenced by one or more classes of certificates, each representing the interest in the loan pool specified in the related prospectus supplement. Each series of certificates may include one or more classes of subordinated certificates which are subordinated in right of distribution to one or more other classes of senior certificates, as provided in the related prospectus supplement. A series that includes both senior and subordinated certificates may include one or more classes of mezzanine certificates which are subordinated to one or more classes of certificates and are senior to one or more classes of certificates. The prospectus supplement for a series that includes senior and subordinated certificates will describe the extent to which the subordinated certificates are subordinated, which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available for distribution among senior certificates and subordinated certificates, the allocation of losses among the classes of subordinated certificates, the period or periods of subordination, any minimum subordinated amount and any distributions or payments which will not be affected by the subordination. The protection afforded to the senior certificateholders from the subordination feature described above will be effected by the preferential right of the certificateholders to receive current distributions from the loan pool. If a series of certificates contains more than one class of subordinated certificates, losses will be allocated among the classes in the manner described in the prospectus supplement. If so specified in the applicable prospectus supplement, mezzanine certificates or other classes of subordinated certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered under this prospectus and the prospectus supplement.

  If specified in a prospectus supplement, a series of certificates may include one or more classes which:

  (1) are entitled to receive distributions only in respect of principal, interest or any combination of the two, or in specified proportions of the payments; and/or

  (2) are entitled to receive distributions of principal before or after specified principal distributions have been made on one or more other classes within a series or on a planned amortization schedule or targeted amortization schedule or upon the occurrence of other specified events.

The prospectus supplement will list the pass-through rate at which interest will be paid to certificateholders of each class of a given series. The pass-through rate may be fixed, variable or adjustable, as specified in the related prospectus supplement.

  The related prospectus supplement will specify the minimum denomination or initial principal amount of loans evidenced by a single certificate of each class of certificates of a series.

  Distributions of principal and interest on the certificates will be made on the payment dates listed in the related prospectus supplement to the persons in whose names the certificates are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register, or, as described in the related prospectus supplement, by wire transfer, except that the final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the final distribution notice to certificateholders.

Global Certificates

  The certificates of a class may be issued in whole or in part in the form of one or more global certificates that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary identified in the related prospectus supplement. The description of the certificates contained in this prospectus assumes that the certificates will be issued in definitive form.

  Global certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for a certificate in definitive form, a global certificate may not be transferred except as a whole by the depositary for the global certificate to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary.

  The specific terms of the depositary arrangement for any certificates of a class will be described in the related prospectus supplement. It is anticipated that the following provisions described in this subsection will apply to all depositary arrangements:

  Upon the issuance of a global certificate, the depositary for the global certificate will credit, on its book-entry registration and transfer system, the respective denominations of the certificates represented by the global certificate to the accounts of institutions that have accounts with the depositary. Ownership of beneficial interests in a global certificate will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in the global certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global certificate or by Participants or persons that hold through Participants. The laws of some states require that purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global certificate.

  So long as the depositary for a global certificate, or its nominee, is the owner of the global certificate, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the certificates represented by the global certificate for all purposes under the pooling and servicing agreement relating to those certificates. Except as described in the paragraph below, owners of beneficial interests in a global certificate will not be entitled to have certificates of the series represented by a global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificates of that series in definitive form and will not be considered the owners or holders under the pooling and servicing agreement governing those certificates.

  Distributions or payments on certificates registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner for the holder of the global certificate representing the certificates. In addition, all reports required under the applicable pooling and servicing agreement to be made to certificateholders, as described below under "Reports to Certificateholders," will be delivered to the depositary or its nominee, as the case may be. Conseco Finance, Conseco Securitizations, the servicer, the trustee, or any agent, including any applicable certificate registrar or paying agent, will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

  Conseco Securitizations expects that the depositary for certificates of a class, upon receipt of any distribution or payment on a global certificate, will credit immediately Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the global certificate as shown on the records of the depositary. Conseco Securitizations also expects that payments by Participants to owners of beneficial interests in the global certificate held through Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in street name, and will be the responsibility of the Participants.

  If a depositary for certificates of a class is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by or on behalf of Conseco Securitizations within the time period specified in the pooling and servicing agreement,

Conseco Securitizations will cause to be issued certificates of that class in definitive form in exchange for the related global certificate or certificates. In addition, Conseco Securitizations may at any time and in its sole discretion determine not to have any certificates of a class represented by one or more global certificates and, if this occurs, will cause to be issued certificates of that class in definitive form in exchange for the related global certificate or certificates. Further, if Conseco Securitizations so specifies with respect to the certificates of a class, an owner of a beneficial interest in a global certificate representing certificates of that class may, on terms acceptable to Conseco Securitizations and the depositary for the global certificate, receive certificates of that class in definitive form. In any such instance, an owner of a beneficial interest in a global certificate will be entitled to physical delivery in definitive form of certificates of the class represented by the global certificate equal in denominations to the beneficial interest and to have the certificates registered in its name.

Distributions on Certificates

  Except as otherwise provided in the related prospectus supplement, on each payment date for a series of certificates, the trustee will withdraw from the applicable certificate account and distribute to the certificateholders of that series of record on the preceding record date an amount equal to the Amount Available for that payment date. Unless otherwise specified in the applicable prospectus supplement, the Amount Available for a payment date is an amount equal to the aggregate of all amounts on deposit in the certificate account as of the seventh business day following the end of the related Due Period, or another date as may be specified in the related prospectus supplement except:

  (1)  all payments on the loans that were due on or before the Cut-off
       Date;

  (2) all payments or collections received after the Due Period preceding the month in which the payment date occurs;

  (3) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date;

  (4) amounts representing reimbursement for advances, these reimbursement being limited, if so specified in the related prospectus supplement, to amounts received on particular loans as late collections of principal or interest as to which the servicer has made an unreimbursed advance; and

  (5)  amounts representing reimbursement for any unpaid servicing fee.

In the case of a series of certificates which includes only one class, the Amount Available for distribution on each payment date will be distributed pro rata to the holders of the certificates. In the case of any other series of certificates, the Amount Available for each payment date will be allocated and distributed to holders of the certificates of the Series according to the method and in the order of priority specified in the applicable prospectus supplement. We refer to the amount of principal and interest specified in the related prospectus supplement to be distributed to certificateholders as the Certificate Distribution Amount.

  Within the time specified in the pooling and servicing agreement and described in the related prospectus supplement, the servicer will furnish a statement to the trustee listing the amount to be distributed on the related payment date on account of principal and interest, stated separately, and a statement listing information about the loans.

Example of Distributions

  The following is an example of the flow of funds as it would relate to a hypothetical series of certificates issued in March 1999. All weekdays are assumed to be business days. The initial principal balance of the loan pool will be the aggregate principal balance of the loans at the close of business on the Cut-off Date, after deducting principal payments due on or before that date, which, together with corresponding interest payments, are not part of the loan pool and will not be passed through to certificateholders. Scheduled payments and principal prepayments may be received at any time during the Due Period and will be deposited in the certificate account by the servicer for distribution to certificateholders. When a loan is prepaid in full, interest on the amount prepaid is collected from the obligor only to the date of payment. Distributions on April 15 will be made to certificateholders of record at the close of business on the last business day of March, which is the month immediately preceding the month of distribution. On April 9 (the seventh business day following the end of the prior Due Period), the servicer will determine the amounts of principal and interest which will be passed through on April 15. In addition, the servicer may advance funds to cover any delinquencies, in which event the distribution to certificateholders on April 15 will include the full amounts of principal and interest due during March. The servicer will also calculate any changes in the relative interests evidenced by the senior certificates and the subordinated certificates in the trust. On April 15, the amounts determined on April 9 will be distributed to certificateholders.

February 28......................................... Cut-off Date.
March 1-31.......................................... Due Period. Servicer
                                                     receives scheduled payments
                                                     on the loans and any
                                                     principal prepayments made
                                                     by obligors and applicable
                                                     interest thereon.
March 29............................................ Record date.
April 9............................................. Determination Date.
                                                     Distribution amount
                                                     determined.
April 15............................................ Payment date.

  Succeeding months follow the pattern of the Due Period through the payment date. The flow of funds with respect to any series of certificates may differ from the above example, as specified in the related prospectus supplement.

Reports to Certificateholders

  The trustee will forward to each certificateholder on each payment date, or as soon thereafter as is practicable, as specified in the related prospectus supplement, a statement listing the following information:

  (1) the amount of the distribution which constitutes monthly principal, specifying the amounts constituting scheduled payments by obligors, principal prepayments on the loans, and other payments on the loans;

  (2)  the amount of the distribution which constitutes monthly interest;

  (3) the remaining principal balance represented by the certificateholder's interest;

  (4)  the amount of fees payable out of the trust;

  (5) the pool factor (a percentage derived from a fraction the numerator of which is the remaining principal balance of the certificates and the denominator of which is the initial principal amount of the certificates) immediately before and immediately after the payment date;

  (6) the number and aggregate principal balance of loans delinquent (a) 31-59 days, (b) 60-89 and (c) 90 or more days;

  (7) the number of loans liquidated during the Due Period ending immediately before the payment date;

  (8) other customary factual information as is necessary to enable certificateholders to prepare their tax returns; and

  (9) other customary factual information available to the servicer without unreasonable expense as is necessary to enable certificateholders to comply with regulatory requirements.

Advances

  Unless otherwise specified in the related prospectus supplement, to the extent that collections on a loan in any Due Period are less than the scheduled payment due, the servicer will be obligated to make an advance of the uncollected portion of the scheduled payment. The servicer will be obligated to advance a delinquent payment on a loan only to the extent that the servicer, in its sole discretion, expects to recoup the advance from subsequent collections on the loan or from Liquidation Proceeds of the loan. The servicer will deposit any advances in the certificate account no later than one business day before the following payment date. The servicer will be entitled to recoup its advances on a loan from subsequent payments by or on behalf of the obligor and from Liquidation Proceeds, including any foreclosure resale proceeds of the loan, and will release its right to reimbursements in conjunction with the purchase of the loan by Conseco Finance for breach of representations and warranties. If the servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the obligor or from Liquidation Proceeds, including any foreclosure resale proceeds of the loan, the servicer will be entitled to reimbursement from payments on other loans or from other funds available.

  Unless otherwise specified in the related prospectus supplement, if the servicer fails to make an advance required under the applicable pooling and servicing agreement, the trustee will be obligated to deposit the amount of the advance in the certificate account on the payment date. The trustee will not, however, be obligated to deposit any amount if:

  (1) the trustee does not expect to recoup the advance from subsequent collections on the loan or from any Liquidation Proceeds; or

  (2) the trustee determines that it is not legally able to make the advance.

Indemnification

  Each pooling and servicing agreement requires Conseco Finance to defend and indemnify the trust, the trustee, including any agent of the trustee, and the certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation:

  (1) arising out of or resulting from the use or ownership by Conseco Finance or the servicer or any of its affiliates of any real estate related to a loan; and

  (2) for any taxes which may at any time be asserted for, and as of the date of, the conveyance of the loans to the trust, but not including any federal, state or other tax arising out of the creation of the trust and the issuance of the certificates.

  Each pooling and servicing agreement also requires the servicer, in its duties as servicer of the loans, to defend and indemnify the trust, the trustee and the certificateholders, which indemnification will survive any removal of the servicer as servicer of the loans, against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, for any action taken by the servicer on any loan while it was the servicer.

Repurchase Option

  Unless otherwise specified in the related prospectus supplement, Conseco Finance or the servicer may at its option regarding any series of certificates, repurchase all certificates or loans remaining outstanding at that time as the aggregate unpaid principal balance of the loans is less than the percentage of the aggregate unpaid principal balance of the loans on the Cut-off Date specified for that series in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Repurchase Price will equal the principal amount of the loans plus accrued interest from the first day of the month of repurchase to the first day of the next succeeding month at the loan rates born by the loans.

Amendment

  Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may be amended by Conseco Securitizations, Conseco Finance, the servicer and the trustee without the consent of the certificateholders:

  .  to cure any ambiguity; or

  . to correct or supplement any provision in the agreement that may be inconsistent with another provision; or

  . if an election has been made for a particular series of certificates to treat the trust as a REMIC within the meaning of Section 860D(a) of the IRS code, to maintain the REMIC status of the trust and to avoid the imposition of certain taxes on the REMIC; or

  . to make any other provisions on matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions, provided that the action will not adversely affect in any material respect the interests of the certificateholders of the related series.

Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by Conseco Securitizations, Conseco Finance, the servicer and the trustee with the consent of the certificateholders, other than holders of residual certificates, representing 66 2/3% or more of the aggregate certificate principal balance of a series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment that reduces in any manner the amount of, or delays the timing of, any payment received on loans which are required to be distributed on any certificate may be effective without the consent of the holders of each certificate.

Termination of the Agreement

  The obligations created by each pooling and servicing agreement will terminate, after distribution of all monthly principal and monthly interest then due to certificateholders, on the earlier of (1) the payment date next succeeding the later of the final payment or other liquidation of the last loan or the disposition of all property acquired upon foreclosure of any loan; (2) the date on which the holder of the "residual interest" in the trust exercises its right to order a qualified liquidation of the trust, as described under "Description of the Certificates--Repurchase Option"; or (3) the payment date on which Conseco Finance or the servicer repurchases the loans as described under "Description of the Certificates--Repurchase Option." However, Conseco Finance's representations, warranties and indemnities will survive any termination of the pooling and servicing agreement.

The Trustee

  The prospectus supplement for a series of certificates will specify the trustee under the related pooling and servicing agreement. The trustee may have customary commercial banking relationships with Conseco Finance or its affiliates and the servicer or its affiliates.

  The trustee may resign at any time, in which event Conseco Securitizations will be obligated to appoint a successor trustee. Conseco Securitizations may also remove the trustee if the trustee ceases to be eligible to continue as trustee under a pooling and servicing agreement or if the trustee becomes insolvent. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

  The trustee will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the certificates or any loan, loan file or related documents, and will not be accountable for the use or application by Conseco Securitizations of any funds paid to Conseco Securitizations, as seller, in consideration of the conveyance of the loans, or deposited into or withdrawn from the certificate account by the servicer. If no event of termination has occurred, the trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they conform as to form to the requirements of the pooling and servicing agreement. Whether or not an event of termination has occurred, the trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of the funds or adequate indemnity against the risk or liability is not reasonably assured to it.

  Under the pooling and servicing agreement, the servicer agrees to pay to the trustee on each payment date:

  . reasonable compensation for all services rendered by it under the agreement, which compensation shall not be limited by any provision of law regarding the compensation of a trustee of an express trust; and

  . reimbursement for all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with any provision of the pooling and servicing agreement, including reasonable compensation and the expenses and disbursements of its agents and counsel, except any expense, disbursement or advance as may be attributable to the trustee's negligence or bad faith.

Conseco Finance has agreed to indemnify the trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust and the trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the trustee's powers or duties.

                                   SERVICING

  Under the pooling and servicing agreement, the servicer will service and administer the loans assigned to the trustee as described below in this section. The servicer will perform diligently all services and duties specified in each pooling and servicing agreement, in the same manner as prudent lending institutions of mortgage loans of the same type as the loans in those jurisdictions where the related real properties are located or as otherwise specified in the pooling and servicing agreement. The duties to be performed by the servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure of loans.

  The servicer will make reasonable efforts to collect all payments called for under the loans and, consistent with the pooling and servicing agreement, will follow the collection procedures it follows for mortgage loans serviced by it that are comparable to the loans.

  Evidence as to Compliance. Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to deliver to the trustee a monthly report before each payment date, describing information about the loan pool and the certificates of the series as is specified in the related prospectus supplement. Each report to the trustee will be accompanied by a statement from an appropriate officer of the servicer certifying the accuracy of the report and stating that the servicer has not defaulted in the performance of its obligations under the pooling and servicing agreement. On or before May 1 of each year, the servicer will deliver to the trustee a report of a nationally recognized accounting firm stating that the firm has examined documents and records relating to the servicing of home equity loans serviced by the servicer under pooling and servicing agreements similar to the pooling and servicing agreement and stating that, on the basis of those procedures, the servicing has been conducted in compliance with the pooling and servicing agreement, except for any exceptions described in the report.

  About the Servicer. The servicer may not resign from its obligations and duties under a pooling and servicing agreement except upon a determination that its duties under the pooling and servicing agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. The servicer can only be removed as servicer upon the occurrence of an event of termination as discussed below under "--Events of Termination."

  The servicer shall keep in force throughout the term of the pooling and servicing agreement:

  . a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the pooling and servicing agreement; and

  .  a fidelity bond.

The policy or policies and the fidelity bond shall be in the form and amount as is generally customary among persons which service a portfolio of home equity loans having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the loans, the servicer will receive servicing fees which include a monthly servicing fee, which Conseco Finance may assign, for each Due Period, paid on the next succeeding payment date, equal to 1/12th of the product of the annual servicing fee rate described in the applicable prospectus supplement and the Pool Scheduled Principal Balance for that payment date. As long as Conseco Finance is the servicer, the trustee will pay Conseco Finance its monthly servicing fee from any monies remaining after the certificateholders have received all payments of principal and interest for the payment date.

  The monthly servicing fee provides compensation for customary third-party servicing activities to be performed by the servicer for the trust, for additional administrative services performed by the servicer on behalf of the trust and for expenses paid by the servicer on behalf of the trust.

  Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records for each loan. Administrative services performed by the servicer on behalf of the trust include selecting and packaging the loans, calculating distributions to certificateholders and providing related data processing and reporting services for certificateholders and on behalf of the trustee. Expenses incurred in servicing the loans and paid by Conseco Finance from its monthly servicing fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred in the enforcement of loans or foreclosure on collateral relating thereto, payment of trustee's fees, and payment of expenses incurred in distributions and reports to certificateholders, except that the servicer shall be reimbursed out of the Liquidation Proceeds of a liquidated loan for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related prospectus supplement, events of termination under each pooling and servicing agreement will occur if:

  . the servicer fails to make any payment or deposit required under the pooling and servicing agreement, including an advance, and the failure continues for four business days;

  . the servicer fails to observe or perform in any material respect any other covenant or agreement in the pooling and servicing agreement which continues unremedied for 30 days;

  . the servicer conveys, assigns or delegates its duties or rights under the pooling and servicing agreement, except as specifically permitted under the pooling and servicing agreement, or attempts to make such a conveyance, assignment or delegation;

  . a court having jurisdiction enters a decree or order for relief in respect of the servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator, or similar official, of the servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs;

  . the servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing;

  .  the servicer fails to be an eligible servicer; or

  . if Conseco Finance is the servicer, Conseco Finance's servicing rights under its master seller-servicer contract with GNMA are terminated.

The servicer will be required under the pooling and servicing agreement to give the trustee and the certificateholders notice of an event of termination promptly upon the occurrence of the event.

  Rights Upon Event of Termination. Except as otherwise specified in the related prospectus supplement, so long as an event of termination remains unremedied, the trustee may, and at the written direction of certificateholders representing 25% or more of the aggregate certificate principal balance of a series will, terminate all of the rights and obligations of the servicer under the related pooling and servicing agreement and in and to the loans, and the proceeds of the loans, at which time, subject to applicable law regarding the trustee's ability to make advances, the trustee or a successor servicer under the pooling and servicing agreement will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements; provided, however, that neither the trustee nor any successor servicer will assume any obligation of Conseco Finance to repurchase loans for breaches of representations or warranties, and the trustee and a successor servicer will not be liable for any acts or omissions of the prior servicer occurring before a transfer of the servicer's servicing and related functions or for any breach by the servicer of any of its obligations contained in the pooling and servicing agreement. Notwithstanding the termination, the servicer will be entitled to payment of amounts payable to it before the termination, for services rendered before the termination. No termination will affect in any manner Conseco Finance's obligation to repurchase loans for breaches of representations or warranties under the pooling and servicing agreement. If the trustee is obligated to succeed the servicer but is unwilling or unable to do so, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer. Pending appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the servicer under the pooling and servicing agreement.

  The trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any of the holders of certificates, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee may incur.

               LEGAL ASPECTS OF THE LOANS; REPURCHASE OBLIGATIONS

  As a result of Conseco Finance's conveyance and assignment of a pool of loans to Conseco Securitizations, and Conseco Securitizations' conveyance and assignment of that pool to a trust, the certificateholders of the series, as the beneficial owners of the trust, will succeed collectively to all of the rights thereunder, including the right to receive payment on the loans. The following discussion contains summaries of legal aspects of home equity loans secured by residential properties which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the real estate securing the loans may be situated or which may govern any loan. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

Mortgages and Deeds of Trust

  The loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, such as the payment of the indebtedness secured. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases for deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to the instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

Subordinate Mortgages; Rights of Senior Mortgagees or Beneficiaries

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the loans in any loan pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related trust, and therefore the certificateholders, as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer on behalf of the trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure the default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although Conseco Finance generally does not cure defaults under a senior mortgage or deed of trust, it is Conseco Finance's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in Conseco Securitizations' best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of Conseco Finance, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a future advance clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an obligatory or optional advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a credit limit amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. If the mortgagor or trustor fails to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

Subordinate Financing

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Foreclosure

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action establishes a waiver, or fraud, bad faith, oppressive or unconscionable conduct and warrants a court of equity to refuse affirmative relief to the mortgagee. In some circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary defending parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, before a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, before the sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Some states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner before the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Some state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from the sale may be reduced by the receipt of any mortgage insurance proceeds.

  A second or third mortgagee may not foreclose on the property securing a second or first mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages before or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, for those loans which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related trust with respect to its acquisition, by foreclosure or otherwise, and disposition of real property securing a loan, and any such taxes or fees imposed may reduce Liquidation Proceeds with respect to such property, as well as distributions payable to the certificateholders.

Second or Third Mortgages

  The loans may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the certificateholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the loan. See "-- Foreclosure" herein.

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

Rights of Redemption

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay the costs of the action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale under a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised before foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

  Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies on the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, under the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default of a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the property had yet occurred, before the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The IRS code provides priority to federal tax liens over the lien of the mortgage or deed of trust. The bankruptcy code also provides priority to tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Consumer Protection Laws with respect to Loans

  Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994, which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some loans included in a loan pool may be subject to these provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of these regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The holder-in-due-course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and related lenders and assignees, to transfer the contract free of notice of claims by the debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a loan; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trust against the obligor. The Home Protection Act provides that assignees of high-interest, non-purchase money mortgage loans, which may include some home equity loans, are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

Enforceability of Certain Provisions

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In some states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the pooling and servicing agreement, late charges, to the extent permitted by law and not waived by Conseco Finance, will be retained by Conseco Finance as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

Due-on-Sale Clauses

  All of the home equity loan documents will contain due-on-sale clauses unless the prospectus supplement indicates otherwise. These clauses permit the servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982, which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans, including the home equity loans made after the effective date of the Garn-St. Germain Act are enforceable within limitations as described in the Garn-St. Germain Act and its regulations.

  By virtue of the Garn-St. Germain Act, the servicer generally may be permitted to accelerate any home equity loan which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including:

  . the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase;

  . a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property;

  . a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property;

  . the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property, provided that the lien or encumbrance is not created under a contract for deed;

  . a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; and

  . other transfers as described in the Garn-St. Germain Act and its regulations.

As a result, a lesser number of loans which contain due-on-sale clauses may extend to full maturity than earlier experience would indicate for single-family mortgage loans. However, we cannot predict the extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the home equity loans.

  The inability to enforce a due-on-sale clause may result in home equity loans bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the loans and the number of loans which may be outstanding until maturity.

Environmental Legislation

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, and under some states' laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and then become owners of collateral property, courts are inconsistent as to whether ownership renders the secured creditor exemption unavailable. Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates in some circumstances if these cleanup costs were incurred. Moreover, some states by statute impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, Conseco Finance has not made and will not make these evaluations before the origination of the home equity loans. Neither Conseco Finance nor any replacement servicer will be required by any pooling and servicing agreement to undertake any evaluations before foreclosure or accepting a deed-in-lieu of foreclosure. Conseco Finance does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, Conseco Finance will not foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Soldiers' and Sailors' Civil Relief Act

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any loan which goes into default, there may be delays in payment on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders.

Repurchase Obligations

  Conseco Finance will represent and warrant under each pooling and servicing agreement that each loan complies with all requirements of law. Accordingly, if any obligor has a claim against the related trust for violation of any law and such claim materially adversely affects the trust's interest in a loan, such violation would constitute a breach of a representation and warranty under the pooling and servicing agreement and would create an obligation to repurchase such loan unless the breach is cured. See "Description of the Certificates-- Conveyance of Loans."

                              ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974 imposes requirements on employee benefit plans subject to ERISA and on persons who are fiduciaries with respect to such plans. Generally, ERISA applies to investments made by such plans. Among other requirements, ERISA mandates that the assets of plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those plans. ERISA also imposes duties on persons who are fiduciaries of the plans. Under ERISA, and subject to exemptions not relevant to this offering, any person who exercises any authority or control over the management or disposition of the assets of a plan is considered to be a fiduciary of the plan, subject to the standards of fiduciary conduct under ERISA. These standards include the requirements that the assets of plans be invested and managed for the exclusive benefit of plan Participants and beneficiaries, a determination by the plan fiduciary that any such investment is permitted under the governing plan instruments and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and certain church plans (as defined in ERISA Section 3(33)), are not subject to ERISA. Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described above and in the paragraphs below, subject to the provisions of applicable state law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, however, is subject to the prohibited transaction rules provided in Section 503 of the Internal Revenue Code.

  In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a broad range of transactions involving plan assets and persons having specified relationships to a plan. These transactions are treated as prohibited transactions under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Internal Revenue Code. An investment in the certificates by a plan might constitute prohibited transactions under the foregoing provisions unless an administrative exemption applies. In addition, if an investing plan's assets were deemed to include an interest in the assets of the loan pool and not merely an interest in the certificates, transactions occurring in the operation of the loan pool might constitute prohibited transactions unless an administrative exemption applies. Some exemptions which may be applicable to the acquisition and holding of the certificates or to the servicing and operation of the loan pool are noted in the paragraphs below.

  The Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-
101) concerning the definition of what constitutes the assets of a plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan makes an equity investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply. However, the regulation provides that, generally, the assets of a corporation or partnership in which a plan invests will not be deemed for purposes of ERISA to be assets of such plan if the equity interest acquired by the investing plan is a publicly-offered security. A publicly-offered security, as defined under the regulation, is a security that is widely held, freely transferable, and registered under the Securities Exchange Act of 1934. The certificates are not expected to be publicly-offered securities under the terms of this regulation.

  Relief from the prohibited transaction rules of Section 406 and 407 of ERISA (and from the prohibited transaction excise tax provisions of Section 4975 of the Internal Revenue Code) may be found under the provisions of specific statutory or administrative exemptive relief authorized under Section 408 of ERISA. In Prohibited Transaction Exemption 83-1, which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of mortgage pool pass-through certificates in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between plans and parties in interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by plans. If the general conditions of PTE 83-1 are satisfied, investments by a plan in certificates that represent interests in a mortgage pool consisting of single family loans will be exempt from the prohibitions of Sections 406(a) and 407 of ERISA (relating generally to transactions with parties in interest who are not fiduciaries) if the plan purchases such certificates at no more than fair market value, and will be exempt from the prohibitions of Section 406(b)(1) and (2) of ERISA (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the plan does not purchase more than 25 percent of such certificates, and at least 50 percent of all such certificates are purchased by persons independent of the pool sponsor or pool trustee. However, PTE 83-1 does not provide an exemption for transactions involving subordinate certificates or for certificates representing an interest in conditional sales contracts and installment sales or loan agreements secured by housing like the loans.

  We cannot assure you that any of the exceptions provided in the regulation described in the paragraph above, PTE 83-1 or any other administrative exemption under ERISA, will apply to the purchase of certificates offered under this prospectus, and, as a result, an investing plan's assets could be considered to include an undivided interest in the home equity loans and any other assets held in the loan pool. If the assets of a loan pool are considered assets of an investing plan, Conseco Finance, Conseco Securitizations, the servicer, the trustee and other persons, in providing services on the loans, may be considered fiduciaries to the plan and subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code for transactions involving those assets unless a statutory or administrative exemption applies.

  Any plan fiduciary considering the purchase of a certificate should consult with its counsel about the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

  PTE 95-60 exempts from ERISA's prohibited transaction rules transactions engaged in by insurance company general accounts in which an employee benefit plan has an interest if specified conditions are met. Additional exemptive relief is provided for plans to engage in transactions with persons who provide services to insurance company general accounts. PTE 95-60 also permits transactions relating to the origination and operation of asset pool investment trusts in which an insurance company general account has an interest as the result of the acquisition of certificates issued by the trust.

  PTE 95-60 will provide an exemption for transactions involving certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of PTE 95-60. The receivables covered by PTE 95-60 include home equity loans secured by either first or second mortgages in single-family, residential property. The exemption offered by PTE 95-60 is conditioned upon compliance with the requirements of one of several underwriter exemptions, other than compliance with the requirements that the certificates acquired by the general account not be subordinated and receive a rating that is in one of the three highest generic rating categories from either S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch.

  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Internal Revenue Code, for transactions involving an insurance company general account. Under Section 401(c) of ERISA, the DOL published proposed regulations on December 22, 1997 to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets constitute plan assets.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the Proposed 401(c) Regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute plan assets, unless:

  (1) as otherwise provided by the Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations; or

  (2) an action is brought by the Secretary of Labor for breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

Any assets of an insurance company general account which support insurance policies issued to a plan after December 31, 1998 or issued to plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any plan invested in the separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal counsel about the applicability of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the securities after the date which is 18 months after the date the Proposed 401(c) Regulations become final.

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

                        FEDERAL INCOME TAX CONSEQUENCES

General

  The following is a general discussion of the federal income tax consequences relating to the purchase, ownership, and disposition of the certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991, all of which are subject to change, including retroactive changes, or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the certificates.

  Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the certificates will depend upon whether an election is made to treat the trust or a segregated portion thereof evidenced by a particular series or sub-series of certificates as a REMIC within the meaning of Section 860D(a) of the Internal Revenue Code. The prospectus supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with series for which a REMIC election is made and then with series for which a REMIC election is not made.

REMIC Series

  For each series of certificates for which a REMIC election is made, at the initial issuance of the certificates in that series the counsel to Conseco Securitizations identified in the applicable prospectus supplement will have advised Conseco Securitizations that in its opinion, assuming ongoing compliance with the applicable pooling and servicing agreement, the trust will qualify as a REMIC and the certificates in that series will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Internal Revenue Code or as residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Internal Revenue Code.

  Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with requirements and the following discussion assumes that these requirements will be satisfied by the trust so long as there are any REMIC certificates outstanding. Substantially all of the assets of the REMIC must consist of qualified mortgages and permitted investments as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests and at all times thereafter. The term qualified mortgage means any obligation, including a participation or certificate of beneficial ownership in such obligation, which is principally secured by an interest in real property that is transferred to the REMIC on the startup day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the startup day under a fixed price contract in effect on the startup day. The REMIC regulations provide that a home equity loan is principally secured by an interest in real property if the fair market value of the real property securing the loan is at least equal to either (1) 80% of the issue price (generally, the principal balance) of the loan at the time it was originated or (2) 80% of the adjusted issue price (the then-outstanding principal balance, with adjustments) of the loan at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a home equity loan is principally secured by an interest in real property if substantially all of the proceeds of the loan were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the loan (other than the personal liability of the obligor). A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the startup day or to replace a defective mortgage within two years of the startup day.

  Permitted investments consist of:

  . temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC;

  . amounts, such as a reserve fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain contingencies; and

  . property acquired as a result of foreclosure of defaulted qualified mortgages.

A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless the sale is necessary to prevent a default in payment of principal or interest on regular certificates. In accordance with Section 860G(a)(7) of the Internal Revenue Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that the property is not held for more than two years.

  The Internal Revenue Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income, not hold residual interests in the REMIC. Consequently, it is expected that in the case of any trust for which a REMIC election is made the transfer, sale, or other disposition of a residual certificate to a disqualified organization will be prohibited and the ability of a residual certificate to be transferred will be conditioned on the trustee's receipt of a certificate or other document representing that the proposed transferee is not a disqualified organization. The transferor of a residual certificate must not, as of the time of the transfer, have actual knowledge that the representation is false. The Internal Revenue Code further requires that reasonable arrangements must be made to enable a REMIC to provide the IRS and other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Internal Revenue Code if, in spite of the steps taken to prevent disqualified organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series--Restrictions on Transfer of Residual Certificates" below.

  If the trust fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the trust will not be treated as a REMIC for the year during which the failure occurs and thereafter unless the IRS determines, in its discretion, that the failure was inadvertent (in which case, the IRS may require any adjustments which it deems appropriate). If the ownership interests in the assets of the trust consist of multiple classes, failure to treat the trust as a REMIC may cause the trust to be treated as an association taxable as a corporation. This treatment could result in income of the trust being subject to corporate tax in the hands of the trust and in a reduced amount being available for distribution to certificateholders as a result of the payment of the taxes.

  Two-Tier REMIC Structures. For certain series of certificates, two separate elections may be made to treat segregated portions of the assets of a single trust as REMICs for federal income tax purposes. Upon the issuance of any series of certificates, counsel will have advised Conseco Securitizations, as described above, that at the initial issuance of the certificates, the subsidiary REMIC and the master REMIC will each qualify as a REMIC for federal income tax purposes, and that the certificates in the series will be treated either as regular certificates or residual certificates of the appropriate REMIC. Only REMIC certificates issued by the master REMIC will be offered under this prospectus. Solely for the purpose of determining whether the regular certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series--Taxation of Regular Interests."

  Taxation of Regular Interests. Regular certificates will be treated as new debt instruments issued by the REMIC on the startup day. If a regular certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount for that regular certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a regular certificate will be taxable as ordinary income. Holders of regular certificates that would otherwise report income under a cash method of accounting will be required to report income on such regular certificates under the accrual method. Under Temporary Treasury Regulations, if a trust, with respect to which a REMIC election is made, is considered to be a single-class REMIC, a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by Conseco Finance, will be allocated as a separate item of gross income and as a separate item of expense to those regular certificateholders that are pass-through interest holders. Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, trusts and estates, certain other pass-through entities beneficially owned by one or more individuals, trusts or estates, and regulated investment companies. Such an individual, estate, trust or pass-through entity that holds a regular certificate in such a REMIC will be allowed to deduct the foregoing separate item of expense under Section 212 of the Internal Revenue Code only to the extent that, in the aggregate and combined with other itemized deductions, it exceeds 2% of the adjusted gross income of the holder. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Internal Revenue Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Internal Revenue Code ($126,600 for 1999, in the case of a joint return) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. Furthermore, in determining the alternative minimum taxable income of such an individual, trust, estate or pass-through entity that is a holder of a regular certificate in such a REMIC, no deduction will be allowed for the holder's allocable portion of the foregoing expenses, even though an amount equal to the total of the expenses will be included in the holder's gross income for alternative minimum tax purposes. Unless otherwise stated in the prospectus supplement, the foregoing expenses will not be allocated to holders of a regular certificate in a REMIC. If the foregoing limitations apply, some holders of regular certificates in single-class REMICs may not be entitled to deduct all or any part of the foregoing expenses. Accordingly, regular certificates in such a single class-REMIC may not be appropriate investments for individuals, trusts, estates or pass-through entities beneficially owned by one or more individuals, trusts or estates. Prospective investors should carefully consult with their own tax advisors prior to making an investment in any regular certificates.

  Tax Status of REMIC Certificates. In general, (1) regular certificates held by a thrift institution taxed as a domestic building and loan association within the meaning of Section 7701(a)(19) of the Internal Revenue Code will constitute a regular interest in a REMIC within the meaning of Section 7701(a)(19)(C)(xi) of the Internal Revenue Code; and (2) regular certificates held by a real estate investment trust will constitute real estate assets within the meaning of Section 856(c)(5)(A) of the Internal Revenue Code and interest will be considered interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing sections of the Internal Revenue Code (including assets described in Section 7701(a)(19)(C) of the Internal Revenue Code), then the regular certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Furthermore, interest paid on certificates held by a real estate investment trust will be considered interest on obligations secured by mortgages on real property or on interests in real property within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code to the same extent that the certificates themselves are treated as real estate assets. Regular certificates held by a regulated investment company or a real estate investment trust will not constitute government securities within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(5)(A) of the Internal Revenue Code, respectively. In addition, the REMIC Treasury Regulations provide that payments on loans held and reinvested pending distribution to certificateholders will be considered to be real estate assets within the meaning of Section 856(c)(5)(A) of the Internal Revenue Code. Entities affected by the foregoing provisions of the Internal Revenue Code that are considering the purchase of certificates should consult their own tax advisors regarding these provisions.

  Original Issue Discount. Regular certificates may be issued with original issue discount. Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Internal Revenue Code and the Treasury Regulations issued thereunder in January 1994 (the "OID Regulations"). The discussion here is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. Moreover, although the rules relating to original issue discount contained in the Internal Revenue Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the regular certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been issued. Nonetheless, the Internal Revenue Code requires that a prepayment assumption be used for the underlying assets of a REMIC in computing the accrual of original issue discount on regular certificates, and that regular adjustments be made in the amount and the rate of accrual to reflect differences between the actual prepayment rate and the prepayment assumption. Although regulations have not been issued concerning the use of a prepayment assumption, the legislative history associated with the Tax Reform Act of 1986 indicates that these regulations are to provide that the prepayment assumption used for a regular certificate must be the same as that used in pricing the initial offering of the regular certificate. The prepayment assumption used in reporting original issue discount for each series of regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, no representation is made hereby nor can there be any assurance that the underlying assets of a REMIC will in fact prepay at a rate conforming to the prepayment assumption or at any other rate. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to, or are not applicable to, prepayable securities such as the regular certificates.

  In general, in the hands of the original holder of a regular certificate, original issue discount, if any, is the difference between the stated redemption price at maturity of the regular certificate and its issue price. The original issue discount with respect to a regular certificate will be considered to be zero if it is less than .25% of the regular certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of the regular certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the regular certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity. Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the regular certificates. As described above, it appears that the prepayment assumption will be required to be used in determining the weighted average maturity of the regular certificates. In the absence of authority to the contrary, Conseco Finance expects to apply the de minimis rule applicable to installment obligations by using the prepayment assumption.

  Generally, the original holder of a regular certificate that includes a de minimis amount of original issue discount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or initial interest rate holiday) includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that regular certificate. Any de minimis amount of original issue discount includable in income by a holder of a regular certificate is generally treated as a capital gain if the regular certificate is a capital asset in the hands of the holder. Under to the OID Regulations, a holder of a regular certificate that uses the accrual method of tax accounting or that acquired such regular certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a regular certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

  The stated redemption price at maturity of a regular certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Under the OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest, or, under certain circumstances, a variable rate tied to an objective index, during the entire term of the regular certificate (including short periods). Under the OID Regulations, interest is considered unconditionally payable only if late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. It is possible that interest payable on regular certificates may not be considered to be unconditionally payable under the OID Regulations because regular certificateholders may not have default remedies ordinarily available to holders of debt instruments or because no penalties are imposed as a result of any failure to make interest payments on the regular certificates. Until further guidance is issued, however, the REMIC will treat the interest on regular certificates as unconditionally payable under the OID Regulations. In addition, under the OID Regulations, certain variable interest rates payable on Regular certificates, including rates based upon the weighted average interest rate of a loan pool, may not be treated as qualified stated interest. In this case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the regular certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on regular certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, Conseco Finance expects to determine the stated redemption price at maturity of a regular certificate by assuming that the anticipated rate of prepayment for all loans will occur in such a manner that the initial pass-through rate for a certificate will not change. Accordingly, interest at the initial pass-through rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Internal Revenue Code. In general, the issue price of a regular certificate is the first price at which a substantial amount of the regular certificates of that class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a regular certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a regular certificate generally includes that pre-issuance accrued interest.

  If the regular certificates are determined to be issued with original issue discount, a holder of a regular certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a regular certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Internal Revenue Code and the OID Regulations. Under this section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a regular certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the prepayment assumption.

  The amount of original issue discount includable in income by a holder of a regular certificate is the sum of the daily portions of the original issue discount for each day during the taxable year on which the holder held the regular certificate. The daily portions of original issue discount are determined by allocating to each day in any accrual period a pro rata portion of the excess, if any, of the sum of (1) the present value of all remaining payments to be made on the regular certificate as of the close of the accrual period and (2) the payments during the accrual period of amounts included in the stated redemption price of the regular certificate over the adjusted issue price of the regular certificate at the beginning of the accrual period. Generally, the accrual period for the regular certificates corresponds to the intervals at which amounts are paid or compounded with respect to such regular certificate, beginning with their date of issuance and ending with the maturity date. The adjusted issue price of a regular certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Internal Revenue Code requires the present value of the remaining payments to be determined on the bases of:

  . the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period);

  . events, including actual prepayments, which have occurred before the close of the accrual period; and

  . the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of original issue discount that a regular certificateholder must include in income to take into account prepayments with respect to the loans held by the trust that occur at a rate that exceeds the prepayment assumption and to decrease (but not below zero for any period) the portions of original issue discount that a regular certificateholder must include in income to take into account prepayments on the loans that occur at a rate that is slower than the prepayment assumption. Although original issue discount will be reported to regular certificateholders based on the prepayment assumption, no representation is made to regular certificateholders that the loans will be prepaid at that rate or at any other rate.

  A subsequent purchaser of a regular certificate will also be required to include in the purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to the regular certificate, unless the price paid equals or exceeds the regular certificate's remaining stated redemption price. If the price paid exceeds the regular certificate's adjusted issue price, but does not equal or exceed the remaining stated redemption price of the regular certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula listed in Section 1272(a)(7)(B) of the Internal Revenue Code. Under this provision, the daily portions of original issue discount which must be included in gross income will be reduced by an amount equal to such daily portion multiplied by the fraction obtained by dividing (1) the excess of the purchase price therefor over the regular certificate's adjusted issue price by
(2) the aggregate original issue discount remaining to be accrued with respect to such regular certificate.

  Conseco Securitizations believes that the holder of a regular certificate determined to be issued with more than de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations regarding several issues concerning the computation of original issue discount for obligations such as the regular certificates.

  Adjustable Rate Regular Certificates. Regular certificates may bear interest at an adjustable rate. Under the OID Regulations, if an adjustable rate regular certificate provides for qualified stated interest payments computed on the basis of qualified floating rates or objective rates, then any original issue discount on a regular certificate may be computed and accrued under the same methodology that applies to regular certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series-- Original Issue Discount." If adjustable rate regular certificates are issued, the related prospectus supplement will describe the manner in which the original issue discount rules may be applied and the method to be used in preparing information returns to the holders of such adjustable rate regular certificates and to the IRS.

  For purposes of applying the original issue discount provisions of the Internal Revenue Code, all or a portion of the interest payable on adjustable rate regular certificate may not be treated as qualified stated interest in certain circumstances, including the following:

  . if the adjustable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the regular certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the regular certificate determined without such floor or ceiling;

  . if it is reasonably expected that the average value of the adjustable rate during the first half of the term of the regular certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the regular certificate; or

  .  if interest is not payable in all circumstances.

In these situations, as well as others, it is unclear under the OID Regulations whether these interest payments constitute qualified stated interest payments, or must be treated as part of a regular certificate's stated redemption price at maturity resulting in original issue discount.

  Market Discount. Regular certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Internal Revenue Code. A purchaser of a regular certificate who purchases the regular certificate at a market discount, such as, a discount from its adjusted issue price as described in the paragraph above, will be required to recognize accrued market discount as ordinary income as payments of principal are received on the regular certificate or upon the sale or exchange of the regular certificate. In general, the holder of a regular certificate may elect to treat market discount as accruing either (1) under a constant yield method that is similar to the method for the accrual of original issue discount or (2) under a ratable accrual method (under which the market discount is treated as accruing in equal daily installments during the period the regular certificate is held by the purchaser), in each case computed taking into account the prepayment assumption. Because the regulations referred to above have not been issued, we cannot predict what effect, if any, these regulations, when issued, might have on the tax treatment of a regular certificate purchased at a discount in the secondary market.

  The Internal Revenue Code provides that the market discount in respect of a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such regular certificate and that portion of the discount allocable to the distribution would be reported as income when the distribution occurs or is due.

  The Internal Revenue Code further provides that any principal payment on a regular certificate acquired with market discount or any gain on disposition of the regular certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized for subsequent payments on the Regular certificate is to be reduced by the amount previously treated as ordinary income.

  In general, limitations imposed by the Internal Revenue Code that are intended to match deductions with the taxation of income will require a holder of a regular certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such regular certificate. Alternatively, a holder of a regular certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a regular certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  Amortizable Premium. A holder of a regular certificate who holds the regular certificate as a capital asset and who purchased the regular certificate at a cost greater than its stated redemption price at maturity will be considered to have purchased the regular certificate at a premium. In general, the regular certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A regular certificateholder's tax basis in the regular certificate will be reduced by the amount of the amortizable bond premium deducted. It appears that the prepayment assumption should be taken into account in determining the term of a regular certificate for this purpose. Amortizable bond premium with respect to a regular certificate will be treated as an offset to interest income on the regular certificate, and a certificateholder's deduction for amortizable bond premium will be limited in each year to the amount of interest income derived with respect to the regular certificate for that year. Any election to deduct amortizable bond premium will apply to all debt instruments (other than instruments the interest on which is excludable from gross income) held by the certificateholder at the beginning of the first taxable year to which the election applies or acquired after that, and may be revoked only with the consent of the IRS. Bond premium on a regular certificate held by a certificateholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the regular certificate. Certificateholders who pay a premium for a regular certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

  Realized Losses. Holders of a regular certificate acquired in connection with a trade or business should be allowed to deduct as ordinary losses any losses sustained during a taxable year in which the regular certificates become wholly or partially worthless as a result of one or more realized losses on the underlying assets of the REMIC. However, it appears that a noncorporate holder of a regular certificate that does not acquire such certificate in connection with a trade or business may not be entitled to deduct a loss until the holder's certificate becomes wholly worthless, which may not occur until its outstanding principal balance has been reduced to zero. Any loss may be characterized as a short-term capital loss.

  At present, the law is unclear with respect to the timing and character of any loss which may be realized by a holder of a regular certificate. Such a holder may be required to accrue interest and original issue discount on a regular certificate without giving effect to any defaults or deficiencies on the underlying assets of the REMIC until the holder can establish that the losses will not be recoverable under any circumstances. As a result, the holder of a regular certificate may be required to report taxable income in excess of the amount of economic income actually accruing to the benefit of the holder in a particular period. It is expected, however, that the holder of a regular certificate would eventually recognize a loss or reduction in income attributable to the income when the loss is, in fact, realized for federal income tax purposes.

  Gain or Loss on Disposition. If a regular certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such regular certificate. The adjusted basis generally will equal the cost of the regular certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income for the regular certificate and reduced (but not below zero) by any payments on the regular certificate previously received or accrued by the seller, other than qualified stated interest payments, and any amortizable premium. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other taxable disposition of a regular certificate will be capital gain if the regular certificate is held as a capital asset.

  Gain from the disposition of a regular certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount or market discount, will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includable in the holder's income if the yield on the regular certificate had equaled 110% of the applicable federal rate determined as of the beginning of the holder's holding period, over (2) the amount of ordinary income actually recognized by the holder on the Regular certificate.

  Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be includable as ordinary income or loss in determining the taxable income of holders of residual certificates, and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual holders in proportion to their respective holdings of residual certificates in the REMIC on that day.

  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that:

  (1) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply;

  (2)  all bad loans will be deductible as business bad debts; and

  (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the loans, plus any cancellation of indebtedness income due to realized losses on regular certificates and income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the regular certificates, bad debt losses with respect to the underlying assets of a REMIC, servicing fees on the loans, other administrative expenses of a REMIC, and amortization of premium, if any, on the loans.

  The taxable income recognized by a residual holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium on the loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates, on the other hand. In the event that an interest in the loans is acquired by a REMIC at a discount, and one or more of the loans is prepaid, the residual holder may recognize taxable income without being entitled to receive a corresponding cash distribution because:

  (1) the prepayment may be used in whole or in part to make distributions on regular certificates; and

  (2) the discount on the loans which is includable in a REMIC's income may exceed its deduction with respect to the distributions on those regular certificates.

When there is more than one class of regular certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates, when distributions are being made in respect of earlier classes of regular certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of regular certificates, may increase over time as distributions are made on the lower yielding classes of regular certificates, whereas interest income with respect to any given loan will remain constant over time as a percentage of the outstanding principal amount of that loan, assuming it bears interest at a fixed rate. Consequently, residual holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of excess inclusions below under "REMIC Series--Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual holder's after-tax rate of return.

  The amount of any net loss of a REMIC that may be taken into account by the residual holder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for such residual certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the residual holder and decreased, but not below zero, by the amount of loss of the REMIC reportable by the residual holder. A cash distribution from the REMIC also will reduce such adjusted basis, but not below zero. Any loss that is disallowed on account of this limitation may be carried over indefinitely by the residual holder for whom such loss was disallowed and may be used by such residual holder only to offset any income generated by the same REMIC.

  If a residual certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC regulations imply that residual interests cannot have a negative basis or a negative issue price. However, the preamble to the REMIC regulations indicates that, while existing tax rules do not accommodate such concepts, the IRS is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, Conseco Securitizations does not intend to treat a class of residual certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

  Further, to the extent that the initial adjusted basis of a residual holder (other than an original holder) in the residual certificate is in excess of the corresponding portion of the REMIC's basis in the loans, the residual holder will not recover such excess basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

  Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner, and subject to the same uncertainties, as original issue discount income on regular certificates as described above under "REMIC Series--Original Issue Discount" and "--Adjustable Rate Regular Certificates," without regard to the de minimis rule.

  The REMIC will have market discount income in respect of the loans if, in general, the basis of the REMIC in the loans is exceeded by their unpaid principal balances. The REMIC's basis in such loans is generally the fair market value of the loans immediately after their transfer to the REMIC which will equal the aggregate issue prices of the REMIC certificates which are sold to investors and the estimated fair market value of any classes of certificates which are retained. In respect of the loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income. Market discount income generally should accrue in the manner described above under "REMIC Series--Market Discount."

  Generally, if the basis of a REMIC in the loans exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such loans at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the loans is the fair market value of the loans immediately after the transfer thereof to the REMIC. Generally, a REMIC that holds a loan as a capital asset will elect to amortize premium on the loans under a constant interest method. See the discussion under "REMIC Series--Amortizable Premium."

  Limitations on Offset or Exemption of REMIC Income. All or a portion of the REMIC taxable income includable in determining the federal income tax liability of a residual holder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for such quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the residual certificate (if it were a debt instrument) on the startup day under Section 1274(d) of the Internal Revenue Code, multiplied by (2) the adjusted issue price of the residual certificate at the beginning of the quarterly period. For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such residual certificate before the beginning of such quarterly period.

  The portion of a residual holder's REMIC taxable income consisting of the excess inclusions will be subject to federal income tax in all events and may not be offset by other deductions on such residual holder's tax return, including net operating loss carry forwards. Further, if the residual holder is an organization subject to the tax on unrelated business income imposed by
Section 511 of the Internal Revenue Code, the residual holder's excess inclusions will be treated as unrelated business taxable income of such residual holder for purposes of Section 511. In addition, if the residual holder is not a U.S. person, such residual holder's excess inclusions generally would be ineligible for exemption from or reduction in the rate of United States withholding tax. Finally, if a real estate investment trust or regulated investment company owns a residual certificate, a portion, allocated under Treasury Regulations yet to be issued, of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders and would constitute unrelated business taxable income for tax-exempt shareholders.

  Furthermore, for purposes of the alternative minimum tax, (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

  Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series--Qualification as a REMIC," an interest in a residual certificate may not be transferred to a disqualified organization. If any legal or beneficial interest in a residual certificate is, nonetheless, transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to such residual certificate for periods after the transfer, and
(2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable federal rate under
Section 1274(d) of the Internal Revenue Code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the residual certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a residual certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the disqualified organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

  In addition, if a pass-through entity has excess inclusion income with respect to a residual certificate during a taxable year and a disqualified organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the residual certificate that are allocable to the interest in the pass-through entity during the period the interest is held by the disqualified organization, and (2) the highest marginal federal income tax rate imposed on corporations. This tax would be deductible from the ordinary gross income of the pass-through entity for the taxable year. The pass-through entity would not be liable for the tax if it has received an affidavit from such record holder that it is not a disqualified organization and, during the period the person is the record holder of the residual certificate, the pass-through entity does not have actual knowledge that the affidavit is false.

  A pass-through entity means any regulated investment company, real estate investment trust, common trust, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.

  Noneconomic Residual Interests. The REMIC regulations would disregard certain transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC regulations, a transfer of a noneconomic residual interest to a residual holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the

REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

  . the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future; and

  . the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

The pooling and servicing agreement with respect to each series of REMIC certificates will require the transferee of a residual certificate to certify to the statements in the second clause of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

  Mark-to-Market Rules. On December 24, 1996, the IRS released final mark-to-market regulations relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this mark-to-market requirement, a residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a residual certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to residual certificates.

  Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a residual certificate, the residual holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of the residual holder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a residual holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that distribution date. This income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a residual holder's residual certificate, in which case, if the residual holder has an adjusted basis in his residual certificate remaining when his interest in the REMIC terminates, and if he holds such residual certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  Except as provided in treasury regulations, the wash sale rules of Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Internal Revenue Code Section
1091) any residual interest in any REMIC or any interest in a taxable mortgage pool that is economically comparable to a residual certificate.

  Certain Other Taxes on the REMIC. The REMIC provisions of the Internal Revenue Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. These transactions are:

  . any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC;

  . the receipt of income from assets other than qualified mortgages and permitted investments;

  .  the receipt of compensation for services; and

  .  the receipt of gain from the dispositions of cash flow investments.

The REMIC regulations provide that the modification of the terms of a loan occasioned by default or a reasonably foreseeable default of the loan, the assumption of the loan, the waiver of a due-on-sale clause or the conversion of an interest rate by an obligor pursuant to the terms of a convertible adjustable rate loan will not be treated as a disposition of the loan. In the event that a REMIC holds convertible ARM loans which are convertible at the option of the obligor into fixed rate, fully amortizing, level payment loans, a sale of such loans by the REMIC under a purchase agreement or other contract with Conseco Securitizations or other party, if and when the obligor elects to so convert the terms of the loan, will not result in a prohibited transaction for the REMIC. The Internal Revenue Code also imposes a 100% tax on contributions to a REMIC made after the startup day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the startup day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The Internal Revenue Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will incur a significant amount of such taxes or any material amount of state or local income or franchise taxes. However, if any such taxes are imposed on a REMIC they will be paid by Conseco Finance or the trustee, if due to the breach of Conseco Finance's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement or in other cases, such taxes shall be borne by the related trust resulting in a reduction in amounts otherwise payable to holders of the related regular or residual certificates.

  Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of regular or residual certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a foreign holder is a certificateholder who holds a regular certificate and who is not:

  (1)  a citizen or resident of the United States;

  (2) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof;

  (3) an estate the income of which is includible in gross income for United States tax purposes regardless of its source; or

  (4)  a trust if:

     . a court within the United States is able to exercise primary supervision over the administration of the trust; and

     . one or more United States trustees have authority to control all substantial decisions of the trust.

Unless the interest on a regular certificate is effectively connected with the conduct by the foreign holder of a trade or business within the United States, the foreign holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a regular certificate (subject to possible backup withholding of tax, discussed below). To qualify for this tax exemption, the foreign holder will be required to provide periodically a statement signed under penalties of perjury certifying that the foreign holder meets the requirements for treatment as a foreign holder and providing the foreign holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a foreign holder that owns both regular certificates and residual certificates. If the interest on a regular certificate is effectively connected with the conduct by a foreign holder of a trade or business within the United States, then the foreign holder will be subject to tax at regular graduated rates. In addition, the foregoing rules will not apply to exempt a U.S. shareholder of a controlled foreign corporation from taxation on such U.S. shareholder's allocable portion of the interest income received by such controlled foreign corporation. Foreign holders should consult their own tax advisors regarding the specific tax consequences of their owning a regular certificate.

  Any gain recognized by a foreign holder upon a sale, retirement or other taxable disposition of a regular certificate generally will not be subject to United States federal income tax unless either:

  (1) the foreign holder is a nonresident alien individual who holds the regular certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a tax home in the United States; or

  (2) the gain is effectively connected with the conduct by the foreign holder of a trade or business within the United States.

  It appears that a regular certificate will not be included in the estate of a foreign holder and will not be subject to United States estate taxes. However, foreign holders should consult their own tax advisors regarding estate tax consequences.

  Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to foreign holders will be prohibited by the related pooling and servicing agreement.

  Backup Withholding. Under certain circumstances, a REMIC certificateholder may be subject to backup withholding at a 31% rate. Backup withholding may apply to a REMIC certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his social security number or other taxpayer identification number to the trustee. Backup withholding may apply, under certain circumstances, to a REMIC certificateholder who is a foreign person if the REMIC certificateholder fails to provide the trustee or the REMIC certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC certificate. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a certificate.

  Reporting Requirements and Tax Administration. Conseco Finance will report annually to the IRS, holders of record of the regular certificates that are not excepted from the reporting requirements and, to the extent required by the Internal Revenue Code, other interested parties, information with respect to the interest paid or accrued on the regular certificates, original issue discount, if any, accruing on the regular certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the regular certificates.

  The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a residual certificateholder must be designated as the REMIC's tax matters person. The tax matters person, generally, has responsibility for overseeing and providing notice to the other residual certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the related prospectus supplement, Conseco Finance will be designated as tax matters person for each REMIC, and in conjunction with the trustee will act as the agent of the residual certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

Non-REMIC Series

  Tax Status of the Trust. In the case of a trust evidenced by a series of certificates, or a segregated portion of them, with respect to which a REMIC election is not made, counsel will, unless otherwise specified in the related prospectus supplement, have advised Conseco Securitizations that, in their opinion, each loan pool and the arrangement to be administered by Conseco Finance under which the trustee will hold and Conseco Finance will be obligated to service the loans and pursuant to which these non-REMIC certificates will be issued to non-REMIC certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Internal Revenue Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code. In such event, each non-REMIC certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the loan pool in which its certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the loans included therein. The following discussion assumes the trust will be so classified as a grantor trust.

  Tax Status of Non-REMIC Certificates. In general:

  . certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Internal Revenue Code may be considered to represent "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code; and

  . certificates held by a real estate investment trust may constitute real estate assets within the meaning of Section 856(c)(5)(A) of the Internal Revenue Code and interest on them may be considered interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

See the discussions of the IRS code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related prospectus supplement for a discussion of the treatment of non-REMIC certificates and loans under these Internal Revenue Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

  Tax Treatment of Non-REMIC Certificates. Subject to the discussion below of the "stripped bond" rules of the Internal Revenue Code, non-REMIC certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the loans comprising such loan pool, including interest, market or original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by Conseco Finance, and any gain upon disposition of such loans. A disposition includes scheduled or prepaid collections with respect to the loans, as well as the sale or exchange of a non-REMIC certificate. Subject to the discussion below of certain limitations on itemized deductions, non-REMIC certificateholders will be entitled under
Section 162 or 212 of the IRS code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by Conseco Finance. An individual, an estate, or a trust that holds a non-REMIC certificate either directly or through a pass-through entity will be allowed to deduct these expenses under Section 212 of the Internal Revenue Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Internal Revenue Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Internal Revenue Code ($126,600 for 1999, in the case of a joint return) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of an individual, trust, estate or pass-through entity that is a holder of a non-REMIC certificate, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. To the extent that a non-REMIC certificateholder is not permitted to deduct servicing fees allocable to a non-REMIC certificate, the taxable income of the non-REMIC certificateholder attributable to that non-REMIC certificate will exceed the net cash distributions related to such income. Non-REMIC certificateholders may deduct any loss on disposition of the loans to the extent permitted under the Internal Revenue Code.

  To the extent that any of the loans comprising a loan pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such loans prior to receipt of cash related to such discount. See the discussion above under "REMIC Series--Original Issue Discount." Similarly, Internal Revenue Code provisions concerning market discount and amortizable premium will apply to the loans comprising a loan pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series--Market Discount" and "REMIC Series--Amortizable Premium." However, it is unclear whether a prepayment assumption should be used in accruing or amortizing any such discount or premium.

  Stripped Non-REMIC Certificates. Some classes of non-REMIC certificates may be subject to the stripped bond rules of Section 1286 of the Internal Revenue Code and for purposes of this discussion will be referred to as stripped certificates. In general, a stripped certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a loan from ownership of the right to receive some or all of the related interest payments. Non-REMIC certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

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

  .  if any servicing compensation is deemed to exceed a reasonable amount;

  . if Conseco Securitizations or any other party retains a retained yield with respect to the loans comprising a loan pool;

  . if two or more classes of non-REMIC certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the loans; or

  . if non-REMIC certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each stripped certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a stripped certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Internal Revenue Code, the issue price of a stripped certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the stripped certificate whether or not denominated as interest. The amount of original issue discount with respect to a stripped certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a stripped certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (1) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (2) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the loans. See "REMIC Series--Market Discount" above.

  Although the OID Regulations suggest that a prepayment assumption is not to be used in computing the yield on the underlying assets of a trust with respect to which a REMIC election is not made, the Internal Revenue Code appears to require that such a prepayment assumption be used in computing yield with respect to stripped certificates. In the absence of authority to the contrary, Conseco Finance intends to base information reports and returns to the IRS and the holders of stripped certificates taking into account an appropriate prepayment assumption. Holders of stripped certificates should refer to the related prospectus supplement to determine whether and in what manner the original issue discount rules will apply thereto.

  When an investor purchases more than one class of stripped certificates it is currently unclear whether for federal income tax purposes such classes of stripped certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the IRS may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a stripped certificate may be treated as the owner of:

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

    (1) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each loan; or

    (2) a separate installment obligation for each loan representing the stripped certificate's pro rata share of principal and/or interest payments to be made with respect thereto.

As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

  The servicing compensation to be received by Conseco Finance and the fee for credit enhancement, if any, may be questioned by the IRS for certificates or loans as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by Conseco Finance or other party in a portion of the interest payments to be made pursuant to the loans. In this event, a certificate might be treated as a stripped certificate subject to the stripped bond rules of Section 1286 of the Internal Revenue Code and the original issue discount provisions rather than to the market discount and premium rules.

  Gain or Loss on Disposition. Upon sale or exchange of a non-REMIC certificate, a non-REMIC certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the loans represented by the non-REMIC certificate. Generally, the aggregate adjusted basis will equal the non-REMIC certificateholder's cost for the non-REMIC certificate increased by the amount of any previously reported income or gain with respect to the non-REMIC certificate and decreased by the amount of any losses previously reported with respect to the non-REMIC certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the non-REMIC certificate was held as a capital asset.

  Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a non-REMIC certificateholder who is a foreign holder will be treated as portfolio interest and therefore will be exempt from the 30% withholding tax. Such non-REMIC certificateholder will be entitled to receive interest payments and original issue discount on the non-REMIC certificates free of United States federal income tax, but only to the extent the loans were originated after July 18, 1984 and provided that such non-REMIC certificateholder periodically provides the trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such non-REMIC certificateholder is not a United States person and providing the name and address of such non-REMIC certificateholder. For additional information concerning interest or original issue discount paid by Conseco Securitizations to a foreign holder and the treatment of a sale or exchange of a non-REMIC certificate by a foreign holder, which will generally have the same tax consequences as the sale of a regular certificate, see the discussion above under "REMIC Series--Taxation of Certain Foreign Investors."

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

  Tax Administration and Reporting. Conseco Finance will furnish to each non-REMIC certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, Conseco Finance will furnish, within a reasonable time after the end of each calendar year, to each non-REMIC certificateholder who was a certificateholder at any time during such year, information regarding the amount of servicing compensation received by Conseco Finance and any sub-servicer and such other customary factual information as Conseco Finance deems necessary or desirable to enable certificateholders to prepare their tax returns. Reports will be made annually to the IRS and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the non-REMIC certificates.

Other Tax Consequences

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable prospectus supplement, any certificates offered under this prospectus are not expected to constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because there will be a substantial number of loans that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the certificates.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors.

                                    RATINGS

  Before the issuance of any class of certificates sold under this prospectus, they must be rated by at least one nationally recognized statistical rating organization in one of its four

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

highest rating categories. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any series of certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

  Conseco Securitizations may sell certificates of each series to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell and place certificates directly to other purchasers or through agents. Conseco Securitizations intends that certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of such methods.

  The distribution of the certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the prospectus supplement relating to a series of certificates, Conseco Finance or any of its affiliates may purchase some or all of one or more classes of certificates of such series from the underwriter or underwriters at a price specified in the prospectus supplement. The purchaser may then from time to time offer and sell some or all of such certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such certificates or through broker-dealers acting as agent or principal or both. This kind of offering may be restricted in the manner specified in such prospectus supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the certificates, underwriters may receive compensation from Conseco Securitizations or from purchasers of certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the certificates of a series to or through dealers and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the certificates of a series may be deemed to be underwriters, and any discounts or commissions received by them from Conseco Securitizations and any profit on the resale of the certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Any such underwriters or agents will be identified, and any such compensation received from Conseco Securitizations will be described in the prospectus supplement.

  Under agreements which may be entered into by Conseco Securitizations, underwriters and agents who participate in the distribution of the certificates may be entitled to indemnification by Conseco Finance and Conseco
Securitizations against certain liabilities, including liabilities under the Securities Act.

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

  If so indicated in the prospectus supplement, Conseco Securitizations will authorize underwriters or other persons acting as Conseco Securitizations' agents to solicit offers by certain institutions to purchase the certificates from Conseco Securitizations pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases these institutions must be approved by Conseco Securitizations. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such certificates. The underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The underwriters may, from time to time, buy and sell certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the certificates. These types of transactions may include stabilizing, the purchase of certificates to cover syndicate short positions and the imposition of penalty bids. For a more complete description of these activities, please read the section entitled "Underwriting" in the prospectus supplement.

  Certain of the underwriters and their associates may engage in transactions with and perform services for Conseco Finance in the ordinary course of business.

                                 LEGAL MATTERS

  The legality and material federal income tax consequences of the certificates will be passed upon for Conseco Securitizations and Conseco Finance by the counsel to Conseco Securitizations and Conseco Finance identified in the applicable prospectus supplement.

                                    EXPERTS

  The consolidated financial statements of Conseco Finance as of December 31, 1998 and for the year ended December 31, 1998 are incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Conseco Finance as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 are incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus, and upon the authority of KPMG LLP as experts in accounting and auditing.

                                    GLOSSARY

Below are abbreviated definitions of terms used in this prospectus and the prospectus supplement. The pooling and servicing agreement may contain a more complete definition of some of the terms defined here and reference should be made to the pooling and servicing agreement for a more complete definition of all such terms.

"Amount Available" means, for each series of certificates, amounts on deposit in the certificate account on a Determination Date.

"Certificate Distribution Amount" means the amount of principal and interest specified in the related prospectus supplement to be distributed to certificateholders.

"Compound Interest Certificates" means certificates on which interest may accrue but not be paid for the period described in the related prospectus supplement.

"Cut-off Date" means the date specified in the related prospectus supplement as the date from which principal and interest payments on the loans are included in the trust.

"Determination Date" means, unless otherwise specified in the related prospectus supplement, the third business day immediately preceding the related payment date.

"Due Period" means, unless otherwise provided in a related prospectus supplement, with respect to any payment date, the period from and including the 1st day of the month immediately preceding the payment date, to and including the last day of the month immediately preceding the payment date.

"Eligible Investments" means one or more of the investments specified in the pooling and servicing agreement in which moneys in the certificate account and certain other accounts are permitted to be invested.

"FICO Score" means a credit score derived on the basis of a methodology developed by Fair Isaac and Company, a consulting firm specializing in creating default predictive models through scoring mechanisms. The credit scores, which are based on information obtained from national credit reporting organizations, are numerical representations of borrowers' estimated default probability, and can range from a low of 250 to a high of 900.

"Formula Principal Distribution Amount" means the scheduled amounts of principal due and prepayments and other amounts received for principal on the loans, as described in the related prospectus supplement.

"Liquidation Proceeds" means cash including insurance proceeds received in connection with the liquidation of defaulted loans, whether through repossession, foreclosure, sale or otherwise.

"Monthly Payment" means the scheduled monthly payment of principal and interest on a loan.


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

"Net Liquidated Proceeds" means all amounts received and retained for the liquidation of defaulted loans, net of liquidation expenses.

"Participants" means institutions that have accounts with the depositary.

"Pool Scheduled Principal Balance" means, as of any payment date, the aggregate of the Scheduled Principal Balances of loans outstanding at the end of the related Due Period.

"Repurchase Price" means the remaining principal amount outstanding on a home equity loan on the date of repurchase plus accrued and unpaid interest at its loan rate to the date of the repurchase.

"Scheduled Principal Balance" means, as of any payment date, the unpaid principal balance of the loan as specified in the amortization schedule at the time relating to the loan as of the due date in the related Due Period, after giving effect to any previous partial prepayments and to the payment of principal due on the due date and irrespective of any delinquency in payment on the loan.

"Senior Distribution Amount" means, for a series of certificates having Subordinated Certificates, as of each payment date and for each class of Senior Certificates, the amount due the holders of that class of Senior Certificates.

"Senior Percentage" means, for a series of certificates having Subordinated Certificates, the percentage specified in the related prospectus supplement.

"Subordinated Percentage" means, for a series of certificates having Subordinated Certificates, the percentage specified in the related prospectus supplement.

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

[CONSECO LOGO]

                                  $855,999,997

                                 (Approximate)

                  Conseco Finance Securitizations Corp. Seller

                         Conseco Finance Corp. Servicer

                Certificates for Home Equity Loans Series 1999-H

                           -------------------------

                             Prospectus Supplement

                           -------------------------

                         Bank of America Securities LLC
                           Credit Suisse First Boston
                                Lehman Brothers
                              Merrill Lynch & Co.
                             Prudential Securities

                               November 17, 1999

    For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.